AGREEMENT,
                             SCHEME OF ARRANGEMENT,
                                 PLAN OF MERGER
                                       AND
                             PLAN OF REORGANIZATION
                                  BY AND AMONG
                          LASALLE RE HOLDINGS LIMITED,
                               LASALLE RE LIMITED,
                              TRENWICK GROUP INC.,
                         TRENWICK GROUP (DELAWARE) INC.,
                                       AND
                      GOWIN HOLDINGS INTERNATIONAL LIMITED



                          DATED AS OF DECEMBER 19, 1999

                                TABLE OF CONTENTS


ARTICLE 1                  CERTAIN DEFINITIONS................................2
         Section 1.1.      Certain Definitions................................2
ARTICLE 2                  THE PLANS..........................................6
         Section 2.1.      The Plans..........................................6
         Section 2.2.      Application to the Court; Shareholder Meetings;
                           Effective Time of the Plans; Closing...............7
         Section 2.3.      Effects of the Plans...............................8
         Section 2.4.      Governing Documents................................9
         Section 2.5.      Board of Directors of New Holdings................10
         Section 2.6.      Terms of the Scheme of Arrangement: Exchange
                           of Securities.....................................10
         Section 2.7.      Terms of the Plan of Merger and the Plan of
                           Reorganization: Conversion and Issuance
                           of Securities.....................................11
         Section 2.8.      Terms of the Scheme of Arrangement: Surrender
                           and Payment.......................................12
         Section 2.9.      Terms of the Plan of Merger and the Plan
                           of Reorganization:
                           Surrender and Payment.............................14
         Section 2.10.     Voting............................................15
         Section 2.11.     Lost Certificates.................................15
         Section 2.12.     No Fractional Shares..............................15

ARTICLE 3                  REPRESENTATIONS AND WARRANTIES OF TRENWICK........16
         Section 3.1.      Corporation; Organization.........................16
         Section 3.2.      Authority; Approval and Fairness..................17
         Section 3.3.      Capital Structure.................................17
         Section 3.4.      SEC Reports; Financial Statements.................19
         Section 3.5.      Absence of Certain Changes or Events..............20
         Section 3.6.      Certain Fees......................................20
         Section 3.7.      No Defaults.......................................20
         Section 3.8.      Consents..........................................21
         Section 3.9.      Compliance with Applicable Law....................21
         Section 3.10.     Information Supplied..............................22
         Section 3.11.     Material Contracts................................22
         Section 3.12.     Taxes.............................................23
         Section 3.13.     Litigation........................................24
         Section 3.14.     Title to Properties; Leases.......................24
         Section 3.15.     Employees.........................................25
         Section 3.16.     Benefit Plans.....................................25
         Section 3.17.     Intellectual Property.............................31
         Section 3.18.     Takeover Statutes.................................32
         Section 3.19.     Opinion of Financial Advisor......................32
         Section 3.20.     Rights Agreement..................................32
         Section 3.21.     Insurance Matters.................................32

         Section 3.22.     Liabilities and Reserves..........................33
         Section 3.23.     Investment Company................................33
         Section 3.24.     Finite Risk Reinsurance...........................34
         Section 3.25.     Reinsurance Contracts, Coverholders and MGAs......34
         Section 3.26.     Derivatives.......................................35
         Section 3.27.     Related Party Transactions........................35

ARTICLE 4                  REPRESENTATIONS AND WARRANTIES OF LASALLE
                           HOLDINGS..........................................35
         Section 4.1.      Corporation; Organization.........................35
         Section 4.2.      Authority; Approval and Fairness..................36
         Section 4.3.      Capital Structure.................................37
         Section 4.4.      SEC Reports; Financial Statements.................38
         Section 4.5.      Absence of Certain Changes or Events..............39
         Section 4.6.      Certain Fees......................................40
         Section 4.7.      No Defaults.......................................40
         Section 4.8.      Consents..........................................40
         Section 4.9.      Compliance with Applicable Law....................41
         Section 4.10.     Information Supplied..............................41
         Section 4.11.     Material Contracts................................41
         Section 4.12.     Taxes.............................................42
         Section 4.13.     Litigation........................................43
         Section 4.14.     Title to Properties; Leases.......................44
         Section 4.15.     Approval of Scheme of Arrangement.................44
         Section 4.16.     Employees.........................................44
         Section 4.17.     Intellectual Property.............................45
         Section 4.18.     Takeover Statutes.................................46
         Section 4.19.     Opinions of Financial Advisors....................46
         Section 4.20.     Insurance Matters.................................46
         Section 4.21.     Liabilities and Reserves..........................47
         Section 4.22.     Investment Company................................47
         Section 4.23.     Reinsurance Contracts, Coverholders and MGAs......47
         Section 4.24.     Derivatives.......................................48
         Section 4.25.     Related Party Transactions........................48
         Section 4.26.     Finite Risk Reinsurance...........................48

ARTICLE 5                  COVENANTS.........................................49
         Section 5.1.      Conduct of Business of Trenwick...................49
         Section 5.2.      Conduct of Business of LaSalle Holdings...........52
         Section 5.3.      No Solicitation...................................55
         Section 5.4.      Access to Information; Confidentiality............59
         Section 5.5.      Form S-4; Regulatory Matters......................59
         Section 5.6.      Public Announcements..............................60
         Section 5.7.      Supplemental Information..........................60
         Section 5.8.      Shareholders' Meetings............................60

         Section 5.9.      Trenwick Options, LaSalle Holdings Options,
                           LaSalle Re Options and Trenwick Warrants..........61
         Section 5.10.     Takeover Laws.....................................63
         Section 5.11.     Affiliates........................................63
         Section 5.12.     Stock Exchange Listing............................63
         Section 5.13.     Indemnification and Insurance.....................64
         Section 5.14.     Commercially Reasonable Efforts...................65
         Section 5.15.     Post-Closing Matters..............................65
         Section 5.16.     Employee Benefit Plans; Existing Agreements.......65
         Section 5.17.     Letters from Accountants..........................66
         Section 5.18.     Litigation........................................67
         Section 5.19.     Advice of Changes.................................67
         Section 5.20.     Trenwick Rights Agreement.........................67
         Section 5.21.     New Holdings Rights Agreement.....................67
         Section 5.22.     Organization of Trenwick Subsidiaries.............67
         Section 5.23.     Assumption of Non-Voting Share Conversion
                           Obligation........................................68
         Section 5.24.     Assumption of Series B Preferred Share
                           Conversion Obligation.............................68
         Section 5.25.     Tax-Free Reorganization...........................68

ARTICLE 6                  CONDITIONS TO THE PLANS...........................68
         Section 6.1.      Conditions to Each Party's Obligation to
                           Effect the Plans..................................68
         Section 6.2.      Additional Conditions to Trenwick's Obligation
                           to Effect the Plans...............................70
         Section 6.3.      Additional Conditions to LaSalle Holdings'
                           Obligation to Effect the Plans....................71

ARTICLE 7                  TERMINATION AND ABANDONMENT.......................73
         Section 7.1.      Termination by Trenwick or LaSalle Holdings.......73
         Section 7.2.      Termination by Trenwick...........................74
         Section 7.3.      Termination by LaSalle Holdings...................74
         Section 7.4.      Procedure and Effect of Termination...............75

ARTICLE 8                  MISCELLANEOUS PROVISIONS..........................76
         Section 8.1.      Non-Survival of Representations, Warranties,
                           Covenants and Agreements..........................76
         Section 8.2.      Amendment and Modification........................76
         Section 8.3.      Waiver of Compliance; Consents....................76
         Section 8.4.      Severability and Validity.........................77
         Section 8.5.      Expenses and Obligations..........................77
         Section 8.6.      Parties in Interest...............................77
         Section 8.7.      Notices...........................................77
         Section 8.8.      Governing Law.....................................79
         Section 8.9.      Counterparts......................................79
         Section 8.10.     Headings..........................................79
         Section 8.11.     Entire Agreement; Assignment......................79
         Section 8.12.     Interpretation....................................80

                             SCHEDULES AND EXHIBITS

         Schedule I        Minority Shareholders
         Exhibit A-1       LaSalle Stock Option Agreement
         Exhibit A-2       Trenwick Stock Option Agreement
         Exhibit B-1       Memorandum of Association of New Holdings
         Exhibit B-2       Bye-Laws of New Holdings
         Exhibit C         New Holdings Directors

                AGREEMENT, SCHEME OF ARRANGEMENT, PLAN OF MERGER
                           AND PLAN OF REORGANIZATION

         This Agreement, Scheme of Arrangement, Plan of Merger and Plan of Reorganization (this "Agreement") is made as of the 19th day of December, 1999, by and among LaSalle Re Holdings Limited, a company organized under the laws of Bermuda ("LaSalle Holdings"), LaSalle Re Limited, a company organized under the laws of Bermuda and a majority-owned Subsidiary (as defined herein) of LaSalle Holdings ("LaSalle Re"), Trenwick Group Inc., a Delaware corporation ("Trenwick"), Trenwick Group (Delaware) Inc., a Delaware corporation and Gowin Holdings International Limited, a company organized under the laws of Bermuda ("New Holdings").

         WHEREAS, the issued share capital of LaSalle Re consists of voting common shares, par value $1.00 per share ("Voting Shares"), all of which are beneficially owned by LaSalle Holdings, and non-voting common shares, par value $1.00 per share (the "Non-Voting Shares"), all of which are beneficially owned by LaSalle Holdings and the shareholders of LaSalle Re listed on Schedule I hereto (the "Minority Shareholders"). LaSalle Holdings owns 15,603,570 Voting Shares and NonVoting Shares in the aggregate. The Minority Shareholders own 4,725,546 Non-Voting Shares in the aggregate (the "Minority Shares").

         WHEREAS, the respective Boards of Directors of LaSalle Holdings, LaSalle Re, Trenwick and New Holdings (a) deem it advisable and in the best interests of their respective companies and shareholders to enter into this Agreement whereby (i) each of LaSalle Holdings and LaSalle Re become wholly-owned Subsidiaries of New Holdings pursuant to the Scheme of Arrangement between LaSalle Holdings and its shareholders and LaSalle Re and the holders of its Non-Voting Shares (the "Scheme of Arrangement") and (ii) the assets of Trenwick are transferred to New Holdings pursuant to a plan of merger and restructuring described in Section 2.1(b) (the "Plan of Merger") and a plan of reorganization described in Section 2.1(c) (the "Plan of Reorganization"), and together with the Scheme of Arrangement and the Plan of Merger, the "Plans") as provided for herein and (b) have adopted resolutions approving this Agreement, the Plans and the transactions contemplated hereby;

         WHEREAS, concurrently with the execution and delivery of this Agreement and as a condition and inducement to the willingness of LaSalle Holdings and Trenwick to enter into this Agreement, LaSalle Holdings and Trenwick have entered into (i) a Stock Option Agreement dated as of the date of this Agreement and attached hereto as Exhibit A-1 (the "LaSalle Stock Option Agreement"), pursuant to which Trenwick has granted LaSalle Holdings an option to purchase a number of shares equal to 19.9% of the currently outstanding Common Stock, par value $0.10 per share, of Trenwick ("Trenwick Shares", which shall refer to all such outstanding shares) and (ii) a Stock Option Agreement dated as of the date of this Agreement and attached hereto as Exhibit A-2 (the "Trenwick Stock Option Agreement" and together with the LaSalle Stock Option Agreement, the "Stock Option Agreements"), pursuant to which LaSalle Holdings has granted Trenwick an option to purchase a number of shares equal to 19.9% of the currently outstanding Common Shares, par value $1.00 per share, of LaSalle Holdings ("LaSalle Holdings Shares", which shall refer to all such outstanding shares);

         WHEREAS, concurrently with the execution and delivery of this Agreement and as a condition and inducement to the willingness of Trenwick to enter into this Agreement, Trenwick and the Minority Shareholders have entered into a Shareholders Agreement pertaining to the voting of shares held of record and beneficially in favor of the transactions contemplated hereby; and

         WHEREAS, the parties hereto intend that each of the Plans shall qualify as tax-free under the United States Internal Revenue Code of 1986, as amended (the "Code").

         NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements herein contained, the parties hereto agree as follows:


                                   ARTICLE 1.

                               CERTAIN DEFINITIONS

         Section 1.1 Certain Definitions. Certain capitalized terms used in this Agreement shall have the meaning set forth below:

     (a) An "Affiliate" of, or a Person "affiliated" with, a specified Person means any Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the Person specified.

     (b) "Average Closing Price" means an amount equal to the average per share closing price of a Trenwick Share as reported on the NYSE for the ten (10) NYSE trading days immediately preceding the three (3) NYSE trading days prior to the Effective Date (as defined below).

     (c) "Business Day" means any day other than a Saturday, a Sunday or a day on which commercial banks in Bermuda or in the State of Connecticut in the United States of America are authorized or required by law to be closed.

     (d)   "Confidentiality  Letters"  means  the   letter   agreements  between
LaSalle  Holdings  and  Trenwick,  dated as of August 30, 1999 and  November 19,
1999.

     (e) "Control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, means the possession, direct or indirect, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

     (f) "Dollars" or "$" means the lawful currency of the United States of America.

     (g) "Effective Time" means the later of the Scheme Effective Time and the Reorganization Effective Time.

     (h)   "Employee Benefit Plan" means

                           (a) any "employee welfare benefit plan" or "employee pension benefit plan" (as those terms are defined in sections 3(1) and 3(2) of ERISA, respectively), other than a "multiemployer plan" (as defined in Section 3(37) of ERISA);

                           (b) any retirement or deferred compensation plan, incentive compensation plan, stock plan, unemployment compensation plan, vacation pay, severance pay, bonus or benefit arrangement, insurance or hospitalization program or any other fringe benefit arrangements for any current or former employee, director, consultant or agent, whether pursuant to contract, arrangement, custom or informal understanding, which does not constitute an employee benefit plan (as defined in Section 3(3) of ERISA); or

                           (c) any employment agreement or consulting agreement.

     (i) "ERISA" means the United States Employee Retirement Income Security Act of 1974, as amended.

     (j) "Exchange Act" means the United States Securities Exchange Act of 1934, as amended.

     (k) "GAAP" means generally accepted accounting principles as in effect in the United States of America (as such principles may change from time to time).

     (l) "Governmental Authority" means any governmental, quasi-governmental, judicial or regulatory agency or entity or subdivision thereof with jurisdiction over Trenwick, LaSalle Holdings, LaSalle Re, New Holdings or any of their respective Subsidiaries or any of the transactions contemplated by this
Agreement   (including,   without   limitation,   the   Corporation  of  Lloyd's
("Lloyd's")).

     (m) "Knowledge" (i) an individual will be considered to have "Knowledge" of a fact or matter if the individual is actually aware of the fact or matter;
(ii) an entity will be considered to have "Knowledge" of a fact or matter if any individual who is serving, or who has at any time served, as a senior executive of such entity has, or at any time had, Knowledge of the fact or matter; and Trenwick and LaSalle Holdings will be considered to have "Knowledge" of a fact or matter if Trenwick or its Subsidiaries or LaSalle Holdings or its Subsidiaries, as the case may be, has Knowledge of the fact or matter.

     (n) "LaSalle Disclosure Letter" means the letter, dated as of the date hereof, from LaSalle Holdings to Trenwick regarding certain matters related to this Agreement.

     (o) "LaSalle Fair Market Value" means the product of (i) the average of the closing sale price as reported on the NYSE Composite Tape for the Voting Shares for the thirty (30) trading days immediately preceding the Effective Date multiplied by (ii) the aggregate number of issued and outstanding Voting Shares and Non-Voting Shares on the Effective Date.

     (p) "Lien" means any mortgage, lien, security interest, pledge, lease or other charge or encumbrance of any kind, including, without limitation, the lien or retained security title of a purchase money creditor or conditional vendor, and any easement, right of way or other encumbrance on title to real property, and any agreement to give any of the foregoing.

     (q) "Material Adverse Change" or "Material Adverse Effect" means, with respect to any Person, any change, effect, event, condition or development, occurrence or state of facts that is materially adverse to the business, assets, results of operations, properties, financial or operating condition of such party and its Subsidiaries, taken as a whole or the ability to perform obligations under this Agreement; provided, however, that any change, effect, event, condition or development, occurrence or state of facts resulting from or arising in connection with (i) this Agreement, the Scheme of Arrangement, the Plan of Merger or the transactions contemplated hereby or the public announcement thereof, (ii) changes generally affecting the insurance, reinsurance or financial services industry (including, without limitation, the impact of any natural catastrophes causing a Net Loss from a single loss occurrence and not in the aggregate to such Persons of $100,000,000 or less,
(iii) changes in the value of portfolio investments resulting from changes in prevailing interest rates, (iv) changes in economic or market conditions generally, (v) changes in laws, regulations, accounting principles, or regulations or policies of general applicability or (vi) changes resulting from actions or omissions of a party hereto taken with the prior written consent of the other parties in contemplation of the Scheme of Arrangement and Plan of Merger and associated transactions contemplated by this Agreement shall not constitute a Material Adverse Effect for purposes of this Agreement.

     (r) "Net Loss" means, with respect to any Person, the estimated amount of all losses and loss adjustment expenses incurred or to be incurred by such Person and its Subsidiaries in connection with the occurrence of a single natural catastrophe occurring between the date hereof and the Effective Time, net of all applicable reinsurance recoverables, determined in accordance with GAAP and generally accepted actuarial standards of practice as applied in the insurance industry, each as in effect on the date of determination of such Net Loss. Net Loss shall be determined as soon as reasonably practicable following the occurrence of a natural catastrophe by the Settlement Auditor. In the event that there is more than one Person serving as the Settlement Auditor, Net Loss shall be determined by taking the average of the Net Loss determinations established by each Settlement Auditor.

     (s)   "NYSE" means The New York Stock Exchange, Inc.

     (t) "Permitted Liens" means, with respect to Trenwick or LaSalle Holdings (as the case may be), (i) Liens for Taxes or other assessments or charges of Governmental Authorities that are not yet delinquent or that are being contested in good faith by appropriate proceedings, in each case, with respect to which adequate reserves or other appropriate provisions are being maintained to the extent required by GAAP; (ii) statutory Liens of landlords and mortgagees of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other Liens imposed by law and created in the ordinary course of business for amounts not yet more than thirty (30) days overdue or which are being contested in good faith by appropriate proceedings, in each case, with respect to which adequate reserves or other appropriate provisions are being maintained to the extent required by GAAP; (iii) leases or subleases, easements, rights-of-way, covenants, consents and Liens which do not interfere materially with the ordinary conduct of the business of Trenwick or LaSalle Holdings (as the case may be) and their respective Subsidiaries, taken as a whole, or detract materially from the value of the property to which they attach or materially impair the use thereof to such party and its Subsidiaries; and (iv) Liens granted by Trenwick or LaSalle Holdings (as the case may be) or any of their respective Subsidiaries to lenders pursuant to credit agreements in existence on the date hereof.

     (u) "Person" means any individual, company, corporation, estate, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof or other entity.

     (v)  SEC" means the United States Securities and Exchange Commission.

     (w) "Securities Act" means the United States Securities Act of 1933, as amended.

     (x) "Settlement Auditor" means either Ernst & Young LLP or Paragon Risk Management Services, Inc., as shall be mutually agreed by LaSalle Holdings and Trenwick. In the event LaSalle Holdings and Trenwick are unable to agree upon a Settlement Auditor within 30 calendar days following the completion of a natural catastrophe, both Ernst & Young LLP and Paragon Risk Management Services, Inc. shall serve as the Settlement Auditor.

     (y) "Subsidiary" means, with respect to a specified Person, each company partnership or other entity in which the specified Person owns or controls, directly or indirectly through one or more intermediaries, fifty percent (50%) or more of the shares or other interests having general voting power in the election of directors or Persons performing similar functions or rights to fifty percent (50%) or more of any distributions.

     (z) "Tax" or "Taxes" means any Bermuda or United States federal, state, local, foreign or other income, share capital, employees' income withholding, foreign Person withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer or other tax, including any interest, penalties or other additions to tax in respect to the foregoing, whether disputed or not.

     (aa) "Trenwick Delaware" means Trenwick Group (Delaware) Inc., a newly-formed holding company organized under the laws of the State of Delaware, all of whose outstanding shares of capital stock are owned initially by Trenwick, with Certificate of Incorporation, By-laws and capital structure identical in all material respects to those of Trenwick.

     (bb) "Trenwick Delaware Shares" means the shares of common stock, par value $.10 per share, of Trenwick Delaware outstanding from time to time.

     (cc) "Trenwick  Disclosure Letter" means the letter,  dated as of the
date hereof, from Trenwick  to  LaSalle  Holdings   regarding  certain  matters
related  to  this Agreement.

     (dd) "Trenwick Fair Market Value" means the product of (i) the average of the closing sale price as reported on the NYSE Composite Tape for the Trenwick Shares for the thirty (30) trading days immediately preceding the Effective Date multiplied by (ii) the number of issued and outstanding Trenwick Shares on the Effective Date.

     (ee) "Trenwick Holdings Limited" means a wholly-owned subsidiary of Trenwick organized under the laws of the United Kingdom.

     (ff) "Trenwick LLC" means a Delaware limited liability company with a single membership interest outstanding and held by Trenwick Delaware.

     (gg) "Trenwick Services Limited" means a wholly-owned subsidiary of Trenwick organized under the laws of Bermuda.

     (hh)  "Trenwick  Subsidiary"  means  a  wholly-owned   subsidiary  of
Trenwick Delaware organized under the laws of the State of Delaware.


                                    ARTICLE 2

                                    THE PLANS

     Section 2.1      The Plans.

         (a) The Scheme of Arrangement. On the Effective Date at the Scheme Effective Time (as defined herein), and upon the terms and subject to the conditions hereof and subject to the Supreme Court of the Islands of Bermuda (the "Court") exercising its discretion and sanctioning the Scheme of Arrangement pursuant to Section 99(2) of The Companies Act, 1981 of Bermuda, as amended (the "Companies Act"), and making such facilitating orders as are appropriate pursuant to Section 101 of the Companies Act, all of the issued and outstanding LaSalle Holdings Shares and all of the issued and outstanding Minority Shares shall be transferred to New Holdings, and holders of LaSalle Holdings Shares and Minority Shares shall become holders of common shares of New Holdings ("New Holdings Shares") in accordance with the terms of this Agreement.

         (b) The Plan of Merger. On the Effective Date, immediately prior to (but subject to the consummation of) the Plan of Reorganization described in
Section  2.1(c),  and upon the  terms  and  subject  to the  conditions  of this
Agreement:

                  (i) At the Merger Effective Time (as defined herein), Trenwick shall merge with and into Trenwick LLC, pursuant to Section 264 of the General Corporation Law of the State of Delaware, as amended (the "GCL"), with Trenwick LLC as the surviving entity, whereupon the shareholders of Trenwick shall receive a number of Trenwick Delaware Shares equal to the number of Trenwick Shares owned by them in a transaction intended to qualify as a tax-free reorganization under Section 368(a) of the Code. At the Merger Effective Time, the one share of common stock of Trenwick Delaware owned by Trenwick shall be cancelled;

                  (ii) Trenwick LLC shall distribute to Trenwick Delaware all of the issued and outstanding shares of Trenwick Holdings Limited and Trenwick Services Limited;

                  (iii) Trenwick Delaware shall assume all undertakings and obligations of Trenwick under this Agreement and, upon such assumption for the purposes of Section 2.1(c) and the Plan of Reorganization and transactions contemplated thereby, all references to Trenwick, Trenwick Shares, Trenwick Options and any other similar reference, respectively, under this Agreement shall refer to Trenwick Delaware, Trenwick Delaware Shares, options to acquire Trenwick Delaware Shares and to such similar reference, respectively; and

                  (iv) Trenwick Delaware shall contribute to Trenwick Subsidiary its entire interest in Trenwick LLC.

         (c) The Plan of Reorganization. On the Effective Date, upon the terms and subject to the conditions hereof and immediately after and conditioned upon the transactions set forth in Section 2.1(b), New Holdings shall acquire all of the assets of and shall assume all of the liabilities of Trenwick, pursuant to
Section 271 of the GCL, in exchange for New Holdings Shares which shall be distributed to the holders of Trenwick Shares (the time of such distribution being the "Reorganization Effective Time") in complete liquidation of Trenwick, in a transaction intended to qualify as a tax-free reorganization under Section 368(a) of the Code.

         Section 2.2 Application to the Court; Shareholder Meetings; Effective Time of the Plans; Closing.

         (a) As soon as practicable after the date hereof, LaSalle Holdings and LaSalle Re, acting through their respective Boards of Directors, in accordance with applicable law shall:

                  (i) cause an application to be made to the Court,  pursuant to
                  Section 99(1) of the Companies Act, requesting the Court to summon such class meetings of members of LaSalle Holdings and LaSalle Re as the Court may direct;

                  (ii) give notice of, convene and hold such class meetings for the purpose of obtaining such approvals of the Scheme of Arrangement as may be required under Section 99(2) of the Companies Act; and

                  (iii) subject to such approvals being obtained, cause a petition to be presented to the Court seeking the sanctioning of the Scheme of Arrangement pursuant to Section 99 of the Companies Act and file such other documents as are required to be duly filed with the Court to effect the Scheme of Arrangement.

         (b) As soon as practicable after the date hereof, Trenwick, acting through its Board of Directors, in accordance with applicable law shall duly call, give notice of, convene and hold an annual or special meeting of its stockholders for the purpose of obtaining their approval of this Agreement, the Plan of Merger and the Plan of Reorganization.

         (c) Upon receipt of orders from the Court sanctioning the Scheme of Arrangement, upon approval by the stockholders of Trenwick of this Agreement, the Plan of Merger and the Plan of Reorganization and upon the terms and subject to the satisfaction or waiver, if permissible, of the conditions hereof, (i) the order sanctioning the Scheme of Arrangement shall be duly filed with the Registrar of Companies of Bermuda (the "Registrar") and (ii) a certificate of merger with respect to this Agreement and the Plan of Merger (the "Certificate of Merger") shall be duly filed with the Secretary of State of Delaware (the "Secretary of State"). The Scheme of Arrangement shall become effective upon the filing of the order of the Court with respect to the Scheme of Arrangement with the Registrar (the time of such filing being the "Scheme Effective Time" and the date of such filing being the "Effective Date"). The Plan of Merger shall become effective upon the filing of the Certificate of Merger with the Secretary of State (the "Merger Effective Time") on the Effective Date, with the Reorganization Effective Time being immediately after the Merger Effective Time. Immediately prior to such filings, a closing (the "Closing") shall be held at such time as the last condition set forth hereunder shall be fulfilled or waived, at the New York office of Mayer, Brown & Platt, 1675 Broadway, New York, New York 10019-5820, at 9:00 a.m. or such other place and/or time as the parties shall agree, for the purpose of confirming the satisfaction or waiver of the conditions set forth in Article 5. The date upon which the Closing shall occur is referred to herein as the "Closing Date."

         Section 2.3  Effects of the Plans.

         (a) Effect of the Scheme of Arrangement. As of the Scheme Effective Time, LaSalle Holdings shall be a wholly-owned Subsidiary of New Holdings and LaSalle Re shall be, directly and indirectly through LaSalle Holdings, a wholly-owned Subsidiary of New Holdings, and holders of LaSalle Holdings Shares and Minority Shares shall only have the right to receive the LaSalle Consideration as set forth in Section 2.6(c).

         (b) Effect of the Plan of Merger and the Plan of Reorganization. As of the Reorganization Effective Time, Trenwick shall have transferred all of its assets to New Holdings and New Holdings shall have assumed all the liabilities of Trenwick and the holders of Trenwick Shares shall only have the right to receive the Trenwick Consideration as set forth in Section 2.7(b).

         Section 2.4     Governing Documents.

         (a)      New Holdings.

                  (i) At or prior to the Closing, the memorandum of association of New Holdings shall be in the form set forth in Exhibit B(i) attached hereto.

                  (ii) At or prior to the Closing, the bye-laws of New Holdings shall be in the form set forth in Exhibit B(ii) attached hereto.

        (b)       LaSalle Holdings.

                  (i) The memorandum of association of LaSalle Holdings in effect at the Scheme Effective Time shall continue to be the memorandum of association of LaSalle Holdings until thereafter amended or restated as provided therein and by law.

                  (ii) The bye-laws of LaSalle Holdings in effect at the Scheme Effective Time, shall continue to be the bye-laws of LaSalle Holdings until thereafter amended or restated as provided therein and by law.

         (c)      LaSalle Re.

                  (i) The memorandum of association of LaSalle Re in effect at the Scheme Effective Time shall continue to be the memorandum of association of LaSalle Re until thereafter amended or restated as provided therein and by law.

                  (ii) The bye-laws of LaSalle Re in effect at the Scheme Effective Time shall continue to be the bye-laws of LaSalle Re until thereafter amended or restated as provided therein and by law.

         (d)      Trenwick Delaware

                  (i) The certificate of incorporation of Trenwick Delaware in effect at the Merger Effective Time shall continue to be the certificate of incorporation of Trenwick Delaware until thereafter amended or restated as provided therein and by law.

                  (ii) The by-laws of Trenwick Delaware in effect at the Merger Effective Time shall continue to be the by-laws of Trenwick Delaware until thereafter amended or restated as provided therein and by law.

         (e)      Trenwick LLC

                  (i) The certificate of formation of Trenwick LLC in effect at the Merger Effective Time shall continue to be the certificate of formation of the surviving entity until thereafter amended or restated as provided therein and by law.

                  (ii) The limited liability company agreement of Trenwick Delaware in effect at the Merger Effective Time shall continue to be the limited liability company agreement of the surviving entity until thereafter amended or restated as provided therein and by law.

     Section 2.5 Board of Directors of New Holdings. The parties hereto shall procure that at or prior to the Closing, the directors of New Holdings shall be the individuals designated in Exhibit C attached hereto, which such directors shall constitute the entire Board of Directors of New Holdings at such time, each of such directors to hold office in accordance with the applicable provisions of the byelaws of New Holdings and until their successors shall be elected or appointed and shall duly qualify.


     Section 2.6 Terms of the Scheme of Arrangement: Exchange of Securities. At the Scheme Effective Time, by virtue of the Scheme of Arrangement and without any action on the part of LaSalle Holdings, LaSalle Re or the holder of any of the following securities:

         (a) Subject to Section 2.12, each LaSalle Holdings Share and each Minority Share that is issued and outstanding immediately prior to the Scheme Effective Time (other than LaSalle Holdings Shares and Minority Shares to be cancelled in accordance with Section 2.6(c)) shall be transferred to New Holdings and there shall be allotted and issued to the holder thereof such number of fully paid and nonassessable New Holdings Shares as is equal to the LaSalle Exchange Ratio, as defined below (the "LaSalle Consideration"). The "LaSalle Exchange Ratio" means the product of (i) 1.0 multiplied by (ii) the quotient of (A) the LaSalle Fair Market Value minus 50% of the amount by which any Net Loss experienced by LaSalle Holdings exceeds $40,000,000 and is less than or equal to $60,000,000 and minus 100% of the amount by which any Net Loss experienced by LaSalle Holdings exceeds $60,000,000 and is less than or equal to $100,000,000, divided by (B) the LaSalle Fair Market Value. New Holdings shall issue the New Holdings Shares to be received as LaSalle Consideration and register the Persons to whom New Holdings Shares are issued on New Holdings' register of members. The Non-Voting Shares held by LaSalle Holdings shall not be affected by the Scheme of Arrangement.

         (b) Each LaSalle Holdings Option (as defined herein) and each LaSalle Re Option (as defined herein) outstanding as of the Scheme Effective Time shall be treated in accordance with the provisions of Section 5.9.

         (c) Each LaSalle Holdings Share that is issued and outstanding immediately prior to the Effective Time that is owned by LaSalle Holdings, LaSalle Re, Trenwick, New Holdings or any Subsidiary of either of the foregoing shall be automatically cancelled and retired and shall cease to exist, and no cash or other consideration shall be delivered or deliverable in exchange therefor.

         (d) Each Series A Preferred Share of LaSalle Holdings or LaSalle Re that is issued and outstanding immediately prior to the Effective Time shall remain unchanged as a Series A Preferred Share of LaSalle Holdings or LaSalle Re, as the case may be.

        (e) If the requisite approval of the holders of Non-Voting Shares is not received, the Scheme of Arrangement shall relate only to LaSalle Holdings Shares and shall not affect the NonVoting Shares.

     Section 2.7  Terms  of the  Plan  of  Merger  and the  Plan  of
Reorganization: Conversion and Issuance of Securities.

         (a) At the Merger Effective Time, by virtue of the Plan of Merger and without any action on the part of any of the entities described in
Section 2.1(b) or the holder of any of the following securities:

                  (i)  Each  Trenwick  Share  that  is  issued  and  outstanding immediately prior to the Merger Effective Time (other than Trenwick Shares to be cancelled in accordance with Section 2.7(d)) shall be cancelled and extinguished and converted into the right to receive one fully paid and nonassessable Trenwick Delaware Share. If prior to the Merger Effective Time either Trenwick, LaSalle Holdings or LaSalle Re should split or combine the Trenwick Shares, the LaSalle Re Shares or the Minority Shares, as applicable, pay a stock dividend or otherwise change the Trenwick Shares, the LaSalle Re Shares or the Minority Shares, as applicable, into any other securities, or make any other dividend or distribution on the Trenwick Shares, the LaSalle Re Shares or the Minority Shares, as
                  applicable, then the Trenwick Exchange Ratio will be appropriately adjusted to reflect such split, combination, dividend or other distribution or changes. Trenwick Delaware shall issue the Trenwick Delaware Shares to be received as Trenwick Delaware Consideration and register the Persons to whom such Trenwick Delaware Shares are issued in Trenwick Delaware's register of stockholders.

                  (ii) Each Trenwick Option (as defined herein) outstanding as of the Merger Effective Time shall be treated in accordance with the provisions of Section 5.9.

                  (iii) Each Trenwick Share that is issued and outstanding immediately prior to the Merger Effective Time that is owned by LaSalle Holdings, LaSalle Re, Trenwick, New Holdings or any Subsidiary of any of the foregoing (together, in each case, with the associated Right (as defined in Section 3.3(a)) shall be automatically cancelled and retired and shall cease to exist, and no cash or other consideration shall be delivered or deliverable in exchange therefor.

          (b) Subject to Section 2.12, at the Reorganization Effective Time, by virtue of the Plan of Reorganization and without any action on the part of any of the entities described in Section 2.1(c) or the holder of any of the following securities, there shall be allotted and issued to each holder of Trenwick Delaware Shares a number of fully paid and nonassessable New Holdings Shares as is equal to the Trenwick Exchange Ratio, as defined below (the "Trenwick Consideration"). The "Trenwick Exchange Ratio" means the product of
(i) 1.0 multiplied by (ii) the quotient of (A) the Trenwick Fair Market Value minus 50% of the amount by which any Net Loss experienced by Trenwick exceeds $40,000,000 and is less than or equal to $60,000,000 and minus 100% of the amount by which any Net Loss experienced by Trenwick exceeds $60,000,000 and is less than or equal to $100,000,000, divided by (B) the Trenwick Fair Market Value. New Holdings shall issue the New Holdings Shares to be received as Trenwick Consideration and register the Persons to whom such New Holdings Shares are issued in New Holdings' register of members.

     Section 2.8   Terms of the Scheme of Arrangement: Surrender and Payment.

         (a) Promptly after the Scheme Effective Time, New Holdings shall (i) appoint an agent (the "LaSalle Exchange Agent") for the purpose of exchanging certificates representing LaSalle Holdings Shares and Minority Shares for New Holdings Shares pursuant to Section 2.6(a), (ii) deposit with the
LaSalle Exchange Agent certificates representing the aggregate LaSalle Consideration to be paid in respect of the LaSalle Holdings Shares and the Minority Shares (together with any dividends or distributions with respect thereto) and (iii) send, or cause the LaSalle Exchange Agent to send, to each holder of LaSalle Holdings Shares and each holder of Minority Shares at the Scheme Effective Time a letter of transmittal for use in such exchange (which shall specify that the delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery of the certificates representing LaSalle Holdings Shares or Minority Shares (as applicable) to the LaSalle Exchange Agent).

         (b) Each holder of LaSalle Holdings Shares or Minority Shares that have been transferred to New Holdings pursuant to the Scheme of Arrangement, upon surrender to the LaSalle Exchange Agent of a certificate or certificates representing such shares, together with a properly completed letter of transmittal covering such shares, shall be entitled to receive the LaSalle Consideration payable in respect of such shares. Until so surrendered, each such certificate shall, after the Scheme Effective Time, represent for all purposes only the right to receive such LaSalle Consideration.

         (c) If any portion of the LaSalle Consideration is to be paid to a Person other than the registered holder of the LaSalle Holdings Shares or Minority Shares (as applicable) represented by the certificate or certificates surrendered in exchange therefor, it shall be a condition to such payment that the certificate or certificates so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the Person requesting such payment shall pay to the LaSalle Exchange Agent any transfer or other Taxes required as a result of such payment to a Person other than the registered holder of such shares or establish to the satisfaction of the LaSalle Exchange Agent that such Tax has been paid or is not payable.

         (d) After the Scheme Effective Time, there shall be no further registrations of transfers of LaSalle Holdings Shares or Minority Shares other than the registration of LaSalle Holdings Shares and Minority Shares in the name of New Holdings pursuant to Section 2.6(a). If, after the Scheme Effective Time, certificates representing LaSalle Holdings Shares or Minority Shares are presented to LaSalle Holdings or, subject to the provisions of Section 2.8(e), the LaSalle Exchange Agent, they shall be cancelled and exchanged for the LaSalle Consideration in accordance with the procedures set forth in this
Section 2.8.

         (e) Any portion of the LaSalle Consideration (together with any dividends or distributions with respect to the New Holdings Shares) deposited with the LaSalle Exchange Agent pursuant to Section 2.8(a) and any cash payment for a fractional New Holdings Share pursuant to Section 2.12, that remains unclaimed by the holders of LaSalle Holdings Shares or the holders of Minority Shares twelve months after the Scheme Effective Time shall be returned to New Holdings or an Affiliate designated by New Holdings, upon demand, and any such holder who has not exchanged his LaSalle Holdings Shares or Minority Shares for the LaSalle Consideration in accordance with this Section 2.8 prior to that time shall thereafter look only to New Holdings for his claim for New Holdings Shares and any dividends or distributions with respect to New Holdings Shares. Notwithstanding the foregoing, New Holdings shall not be liable to any holder of LaSalle Holdings Shares or any holder of Minority Shares for any amount paid to a public official pursuant to applicable abandoned property laws.

         (f) No dividends or other distributions with respect to the New Holdings Shares constituting part of the LaSalle Consideration shall be paid to the holder of any unsurrendered certificates representing LaSalle Holdings Shares or Minority Shares until such certificates are surrendered as provided in this Section 2.8. Upon such surrender, there shall be paid, without interest, to the Person in whose name the certificates representing the New Holdings Shares received in exchange for such LaSalle Holdings Shares or Minority Shares (as applicable) are registered, (i) all dividends and other distributions in respect of New Holdings Shares that are payable on a date subsequent to, and the record date for which occurs after, the Scheme Effective Time and (ii) all dividends or other distributions in respect of LaSalle Holdings Shares or Minority Shares (as applicable) that are payable on a date subsequent to, and the record date for which occurs on or before, the Scheme Effective Time.

         (g) At and after the Scheme Effective Time, each holder of a certificate or certificates that represented issued and outstanding LaSalle Holdings Shares or Minority Shares immediately prior to the Scheme Effective Time shall cease to have any rights as a shareholder of LaSalle Holdings or LaSalle Re (as applicable), except for the right to surrender its certificate or certificates in exchange for the LaSalle Consideration as provided in this
Section 2.8.

     Section 2.9  Terms  of the  Plan  of  Merger  and the  Plan  of
Reorganization: Surrender and Payment.

         (a) Promptly after the Reorganization Effective Time, New Holdings shall (i) appoint an agent (the "Trenwick Exchange Agent") for the purpose of exchanging certificates representing Trenwick Shares for New Holdings Shares pursuant to Section 2.7, (ii) deposit with the Trenwick Exchange Agent certificates representing the aggregate Trenwick Consideration to be paid in exchange for the Trenwick Shares (together with any dividends or distributions with respect thereto) and (iii) send, or cause the Trenwick Exchange Agent to send, to each holder of Trenwick Shares at the Reorganization Effective Time a letter of transmittal for use in such exchange (which shall specify that the delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery of the certificates representing Trenwick Shares to the Trenwick Exchange Agent).

         (b) Each holder of Trenwick Shares that have been converted into a right to receive the Trenwick Consideration pursuant to the Plan of Merger and the Plan of Reorganization, upon surrender to the Trenwick Exchange Agent of a certificate or certificates representing such Trenwick Shares, together with a properly completed letter of transmittal covering such Trenwick Shares, shall be entitled to receive the Trenwick Consideration payable in respect of such Trenwick Shares. Until so surrendered, each such certificate shall, after the Reorganization Effective Time, represent for all purposes only the right to receive such Trenwick Consideration.

         (c) If any portion of the Trenwick Consideration is to be paid to a Person other than the registered holder of the Trenwick Shares represented by the certificate or certificates surrendered in exchange therefor, it shall be a condition to such payment that the certificate or certificates so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the Person requesting such payment shall pay to the Trenwick Exchange Agent any transfer or other Taxes required as a result of such payment to a Person other than the registered holder of such Trenwick Shares or establish to the satisfaction of the Trenwick Exchange Agent that such Tax has been paid or is not payable.

         (d) After the Reorganization Effective Time, there shall be no further registrations of transfers of Trenwick Shares. If, after the Reorganization Effective Time, certificates representing Trenwick Shares are presented to Trenwick or, subject to the provisions of Section 2.9(e), the Trenwick Exchange Agent, they shall be cancelled and exchanged for the Trenwick Consideration in accordance with the procedures set forth in this Section 2.9.

         (e) Any portion of the Trenwick Consideration (together with any dividends or distributions with respect to the New Holdings Shares) deposited with the Trenwick Exchange Agent pursuant to Section 2.9(a), and any cash payment for a fractional New Holdings Share pursuant to Section 2.12, that remains unclaimed by the holders of Trenwick Shares twelve months after the Reorganization Effective Time shall be returned to New Holdings or an Affiliate designated by New Holdings, upon demand, and any such holder who has not exchanged his Trenwick Shares for the Trenwick Consideration in accordance with this Section 2.9 prior to that time shall thereafter look only to New Holdings for his claim for New Holdings Shares, any cash in lieu of fractional New Holdings Shares and any dividends or distributions with respect to New Holdings Shares. Notwithstanding the foregoing, New Holdings shall not be liable to any holder of Trenwick Shares for any amount paid to a public official pursuant to applicable abandoned property laws.

         (f) No dividends or other distributions with respect to the New Holdings Shares constituting part of the Trenwick Consideration shall be paid to the holder of any unsurrendered certificates representing Trenwick Shares until such certificates are surrendered as provided in this Section 2.9. Upon such surrender, there shall be paid, without interest, to the Person in whose name the certificates representing the New Holdings Shares into which such Trenwick Shares were converted are registered, (i) all dividends and other distributions in respect of New Holdings Shares that are payable on a date subsequent to, and the record date for which occurs after, the Reorganization Effective Time and
(ii) all dividends or other distributions in respect of Trenwick Shares that are payable on a date subsequent to, and the record date for which occurs on or before, the Merger Effective Time.

         (g) At and after the Merger Effective Time, each holder of a certificate or certificates that represented issued and outstanding Trenwick Shares immediately prior to the Merger Effective Time shall cease to have any rights as a stockholder of Trenwick, except for the right to surrender its certificate or certificates in exchange for the Trenwick Consideration as provided in this Section 2.9.

     Section 2.10 Voting. In determining shareholders of New Holdings entitled to notice of and to vote at meetings of shareholders of New Holdings, former shareholders of record of LaSalle Holdings, LaSalle Re and Trenwick shall not be deemed shareholders of record until the register of members of New Holdings is amended to reflect the allotment and issue of the New Holdings Shares to such former shareholders.

     Section 2.11 Lost Certificates. If any certificate representing Trenwick Shares, LaSalle Holdings Shares or Non-Voting Shares shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such certificate to be lost, stolen or destroyed and, if required by New Holdings, the posting by such Person of a bond in such reasonable amount as the New Holdings may direct as indemnity against any claim that may be made against it with respect to such certificate, the Trenwick Exchange Agent or LaSalle Exchange Agent, as the case may be, will deliver in exchange for such lost, stolen or destroyed certificate the Trenwick Consideration or LaSalle Consideration, as the case may be, with respect to the Trenwick Shares, LaSalle Holdings Shares or Non-Voting Shares formerly represented thereby, without any interest thereon.

     Section 2.12  No  Fractional   Shares.  No  certificates  or  scrip
representing fractional New Holdings Shares shall be issued upon the conversion of Trenwick Shares, LaSalle Holding Shares, or NonVoting Shares, but in lieu thereof each holder otherwise entitled to a fractional New Holdings Share (after taking into account all Trenwick Shares, LaSalle Holdings Shares or Non-Voting Shares, as applicable, owned by such holder) shall be entitled to receive, from the Trenwick Exchange Agent or the LaSalle Exchange Agent, as applicable, in accordance with the provisions of this Section 2.12, a cash payment in lieu of such fractional New Holdings Share representing the value of such fraction, which for this purpose shall be calculated by (i) multiplying such fraction by the product of the Average Closing Price and the Trenwick Exchange Ratio in the case of Trenwick Shares and (ii) multiplying such fraction by the product of the Average Closing Price and the LaSalle Exchange Ratio in the case of LaSalle Holdings Shares and Non-Voting Shares. As soon as practicable after the determination of the amount of cash, if any, to be paid to holders of Trenwick Shares, LaSalle Holdings Shares, or Non-Voting Shares, as applicable, in lieu of any fractional New Holdings Share, the Trenwick Exchange Agent or the LaSalle Exchange Agent, as applicable, shall promptly pay without interest to all holders of Trenwick Shares, LaSalle Holdings Shares, or Non-Voting Shares, as applicable, entitled thereto all such amounts. Holders of interests representing fractional New Holdings Shares shall not be entitled to vote such interests or to any other rights as a shareholder of New Holdings.

                                    ARTICLE 3

                   REPRESENTATIONS AND WARRANTIES OF TRENWICK

         Trenwick hereby represents and warrants to LaSalle Holdings that:

         Section 3.1     Corporation; Organization.

         (a) Except as set forth in Section  3.1(a) of the  Trenwick  Disclosure
Letter,   each   of   Trenwick  and   its   Subsidiaries  is  a   company  duly
incorporated, validly existing and in good standing (with respect to jurisdictions that recognize such concept) under the laws of the jurisdiction of its incorporation. Each of Trenwick and its Subsidiaries (i) is qualified, licensed or domesticated as a foreign corporation in all jurisdictions where such qualification, license or domestication is required to own and operate its properties and conduct its business in the manner and at the places presently conducted; (ii) holds all franchises, grants, licenses, certificates, permits, consents and orders, all of which are valid and in full force and effect, from all applicable regulatory authorities necessary to own and operate its properties and to conduct its business in the manner and at the places presently conducted; and (iii) has full power and authority (corporate and other) to own, lease and operate its respective properties and assets and to carry on its business as presently conducted and as proposed to be conducted, except where the failure to be so qualified, licensed or domesticated or to hold such franchises, grants, licenses, certificates, permits, consents and orders or to have such power and authority would not, when taken together with all other such failures, reasonably be expected to have a Material Adverse Effect on Trenwick. Trenwick has furnished to LaSalle Holdings complete and correct copies of its certificate of incorporation and by-laws as in effect on the date hereof. Such certificate of incorporation and by-laws are in full force and effect and no other constitutional documents are applicable to or binding upon Trenwick.

         (b) Trenwick conducts its insurance and reinsurance operations through the Subsidiaries set forth in Section 3.1(b) of the Trenwick Disclosure Letter (collectively, the "Trenwick Insurance Subsidiaries"). Each of the Trenwick Insurance Subsidiaries is (i) duly licensed or authorized as an insurance company or (as applicable) a reinsurer in its jurisdiction of incorporation or duly licensed to operate in the insurance or reinsurance business (as applicable) in its jurisdiction of incorporation, (ii) duly licensed or authorized as an insurance company and (as applicable) a reinsurer in each other jurisdiction where it is required to be so licensed or authorized or duly licensed to operate in the insurance or reinsurance business (as applicable) in each other jurisdiction where it is required to be so licensed and (iii) duly authorized in its jurisdiction of incorporation and each other applicable jurisdiction to write each line of business currently written by such Trenwick Insurance Subsidiaries, except, in any such case, where the failure to be so licensed or authorized is not reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on Trenwick. Except as set forth in
Section 3.1(b) of the Trenwick Disclosure Letter, Trenwick has made all required filings under applicable insurance holding company statutes except where the failure to file is not reasonably expected to have a Material Adverse Effect on Trenwick.

         Section 3.2    Authority; Approval and Fairness.

         (a) Trenwick has all requisite corporate power and authority to execute and deliver this Agreement and, subject to the due approval and adoption of this Agreement by its stockholders, to perform its obligations hereunder and consummate the transactions contemplated hereby. Trenwick has all requisite corporate power and authority to enter into the Stock Option Agreements and to consummate the transactions contemplated thereby. The execution and delivery of this Agreement by Trenwick, the performance by Trenwick of its obligations hereunder and the consummation by Trenwick of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Trenwick, subject only to compliance with the provisions of Sections 264 and 271 of the GCL. No other corporate proceedings on the part of Trenwick are necessary for the execution and delivery of this Agreement by Trenwick and, subject to compliance with the provisions of Sections 264 and 271 of the GCL, the performance by Trenwick of its obligations hereunder and the consummation by Trenwick of the transactions contemplated hereby. This Agreement and the Stock Option Agreements have been duly executed and delivered by Trenwick and (assuming the due authorization, execution and delivery of this Agreement and the Stock Option Agreements by LaSalle Holdings, LaSalle Re), subject to the provisions of Section 264 and 271 of the GCL, constitute legal, valid and binding obligations of Trenwick, enforceable against Trenwick in accordance its terms, subject with respect to enforceability to the effect of bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium or similar laws now or hereafter affecting the enforcement of creditors' rights generally and to the availability of equitable remedies.

         (b) The Board of Directors of Trenwick (the "Trenwick Board") (i) has unanimously (by all directors present at a meeting duly called and held) declared that it considers this Agreement, the Plan of Merger and the other transactions contemplated hereby to be advisable and in the best interests of Trenwick and its stockholders, and (ii) has authorized and approved in all respects this Agreement, the Plans and the other transactions contemplated hereby.

         Section 3.3    Capital Structure.

         (a) As of the date hereof, the authorized capital stock of Trenwick consists of 30,000,000 shares of common stock with a par value of $0.10 per share and 2,000,000 shares of preferred stock with a par value of $0.10 per share. As of December 15, 1999, (i) 17,397,809 shares of common stock were issued and outstanding, (ii) no shares of common stock were held as treasury shares or by Subsidiaries of Trenwick, (iv) 200,000 shares of Series B Junior Participating Preferred Stock were reserved for issuance upon exercise of the rights (the "Rights") distributed to the holders of shares of common stock pursuant to the Rights Agreement dated as of September 24, 1997 (the "Rights Agreement"), between Trenwick and First Chicago Trust Company of New York, as Rights Agent, and (v) no shares of preferred stock were issued or outstanding.
Section 3.3(a) of the Trenwick Disclosure Letter sets forth each plan, arrangement or agreement pursuant to which options or stock appreciation rights with respect to Trenwick Shares may be granted or under which such options or stock appreciation rights have been granted and are outstanding (the "Trenwick Option Plans") and in the aggregate the maximum number of options and stock appreciation rights outstanding as of the date hereof and the class and number of Trenwick Shares reserved for issue pursuant to the Trenwick Option Plans (such options and rights being herein collectively referred to as the "Trenwick Options"), together with a listing of the aggregate number of such Trenwick Options which shall vest at the Merger Effective Time as a result of the Plan of Merger. Each of the outstanding shares of capital stock of each Subsidiary of Trenwick, other than the 110,000 redeemable preferred capital securities (liquidation amount $1,000 per security) issued by Trenwick Capital Trust I, a Delaware statutory business trust ("Trenwick Capital"), and other than as set forth in Section 3.3(a) of the Trenwick Disclosure Letter, is directly or indirectly owned by Trenwick, free and clear of all Liens.

         (b) Except as described in Section 3.3(b) of the Trenwick Disclosure Letter, no bonds, debentures, notes or other indebtedness having the right to vote (or convertible into or exercisable for securities having the right to vote) on any matters on which stockholders may vote ("Voting Debt") of Trenwick or any of its Subsidiaries are issued or outstanding.

         (c) Except as described in Sections 3.3(a),  (b) or (c) of the Trenwick
Disclosure  Letter,  there  are  no  options,   warrants,   calls,  rights,
commitments or agreements of any character to which Trenwick or any of its Subsidiaries is a party or by which any of them is bound obligating Trenwick or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or any Voting Debt of Trenwick or any of its Subsidiaries or obligating Trenwick or any of its Subsidiaries to grant, extend or enter into any such option, warrant, call, right, commitment or agreement. Except as set forth in this Agreement or in
Section 3.3(c) of the Trenwick Disclosure Letter, there are no outstanding contractual obligations of Trenwick or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of Trenwick or any of its Subsidiaries.

         (d) Except as described in Section 3.3(d) of the Trenwick Disclosure Letter or as specifically described in this Agreement and except for quarterly dividends in an amount not in excess of $0.26 per share, since September 30, 1999, Trenwick has not (i) made or agreed to make any share split or share dividend, or issued or permitted or agreed to permit to be issued any shares, or securities exercisable for or convertible into shares, of capital stock of Trenwick other than pursuant to and as required by the terms of any Trenwick Option; (ii) repurchased, redeemed or otherwise acquired any shares of capital stock of Trenwick; or (iii) declared, set aside, made or paid to the stockholders of Trenwick dividends or other distributions on the outstanding shares of capital stock of Trenwick.

         Section 3.4   SEC Reports; Financial Statements.

         (a) Trenwick has delivered or made available to LaSalle Holdings a true and complete copy of each report, schedule, registration statement and definitive proxy statement or information statement (including exhibits) filed by Trenwick or Chartwell Re Corporation ("Chartwell") with the SEC in respect of their respective fiscal years ending December 31, 1997 and 1998 and their respective quarters ending after December 31, 1998 under the Securities Act and the Exchange Act and will deliver to LaSalle Holdings promptly upon the filing thereof with the SEC all such reports, schedules, registration statements and proxy statements (including exhibits) as may be filed after the date hereof and prior to the Effective Time (as such documents have since the time of their filing been amended, including without limitation, amendments reflected in the Joint Proxy Statement/Prospectus dated September 7, 1999 or may after their filing, if after the date hereof, be amended, the "Trenwick SEC Reports"), which are or will be all the documents that Trenwick was or will be required to file with the SEC. Except as disclosed in Section 3.4(a) of the Trenwick Disclosure Letter, as of their respective dates, the Trenwick SEC Reports complied or will comply in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to the Trenwick SEC Reports, and none of the Trenwick SEC Reports contained or will contain any untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made or will be made, not misleading.

         (b) As of their respective dates, the financial statements of Trenwick included or to be included in the Trenwick SEC Reports (the "Trenwick Financial Statements") complied or will comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, and presented or will present fairly in all material respects the consolidated financial position of Trenwick and its
Subsidiaries and the consolidated results of operations, changes in stockholders' equity and cash flows of Trenwick and its Subsidiaries as of the dates and for the periods indicated, in accordance with GAAP applied on a consistent basis, subject in the case of interim financial statements to normal year-end adjustments and except for the absence of certain footnote information in the unaudited statements.

         (c) Except as set forth in, or arising out of facts or circumstances disclosed in, filings by Trenwick with the SEC prior to the date hereof, Trenwick and its Subsidiaries have no liabilities, debts, claims or obligations of any nature on the date hereof, whether accrued, absolute, direct or indirect, contingent or otherwise, whether due or to become due, that would be required to be included on a balance sheet prepared in accordance with GAAP ("Trenwick Liabilities"), and there is no existing condition or set of circumstances which would reasonably be expected to result in a Trenwick Liability, except for (i) Trenwick Liabilities incurred in the ordinary and usual course of business and consistent with past practice since September 30, 1999, (ii) Trenwick Liabilities incurred in connection with or as a result of the transactions contemplated by this Agreement and (iii) Trenwick Liabilities that would not reasonably be expected to have a Material Adverse Effect on Trenwick.

        Section 3.5 Absence of Certain Changes or Events. Except in connection with this Agreement, the Plans, the Stock Option Agreements and the transactions contemplated hereby and thereby or except as described in Section
3.5 of the Trenwick Disclosure Letter, as disclosed in the Trenwick SEC Reports filed and publicly available prior to the date of this Agreement (the "Filed Trenwick SEC Reports") since the date of the most recent audited financial statements included in the Filed Trenwick SEC Reports, Trenwick and its
Subsidiaries have conducted their business in the ordinary course consistent with past practice, and there has not occurred (i) any event or change having individually or in the aggregate a Material Adverse Effect on Trenwick, (ii) any declaration, setting aside or payment of any dividend or other distribution
(whether in cash, stock or property) with respect to any of Trenwick's outstanding capital stock, other than regular quarterly cash dividends of not more than $0.26 per share on the Trenwick Shares and dividends paid by wholly owned subsidiaries, (iii) (A) any granting by Trenwick or any of its Subsidiaries to any current or former director or officer of Trenwick or its Subsidiaries of any increase in compensation, bonus or other benefits, except for normal increases in the ordinary course of business, (B) any granting by Trenwick or any of its Subsidiaries to any such current or former director or officer of any increase in severance or termination pay or (C) any entry by Trenwick or any of its Subsidiaries into, or any amendments of, any employment, deferred compensation, consulting, severance, termination or indemnification agreement with any such current or former director or officer, (iv) any tax election that individually or in the aggregate would have a Material Adverse Effect on Trenwick or any of its tax attributes or any settlement or compromise of any material income tax liability, or (v) any change in accounting methods, principles or practices by Trenwick or any of its Subsidiaries materially affecting their assets, liabilities or business, except insofar as may have been required or permitted by a change in applicable accounting principles (including statutory accounting practices ("SAP")).

     Section 3.6 Certain Fees. No finder, broker, agent, financial advisor or other intermediary other than DLJ has acted on behalf of Trenwick in connection with this Agreement or the transactions contemplated hereby, or is entitled to any payment in connection herewith. Trenwick has provided to LaSalle Holdings copies of Trenwick's engagement letter with DLJ in connection with this Agreement and the transactions contemplated hereby.

     Section 3.7 No Defaults. Neither Trenwick nor any of its Subsidiaries is in default or violation (and no event has occurred which with notice or lapse of time or both would constitute a default or violation) of its certificate of incorporation or by-laws or other governing document, or any material agreement, mortgage, indenture, debenture, trust, lease, license or other instrument or obligation to or by which it or any of its properties is subject or bound (the "Trenwick Instruments"), except for such defaults or violations as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Trenwick. Except as set forth in Section
3.7 of the Trenwick Disclosure Letter, the execution, delivery and performance of this Agreement and the taking of any other action contemplated by this Agreement will not (i) result in any violation of or be in conflict with or constitute a breach or default (with or without notice or lapse of time or both) under (a) the certificate of incorporation or by-laws of Trenwick or its Subsidiaries or (b) any of the other Trenwick Instruments, except for any such violation of, conflict with, breach of or default under which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Trenwick, (ii) result in or constitute an event entitling any party to a Trenwick Instrument to effect an acceleration of the maturity of any indebtedness of Trenwick or any of its Subsidiaries or an increase in the rate of interest presently in effect with respect to such indebtedness, except for any such accelerations or increases which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Trenwick or
(iii) result in the creation of any Lien upon any of the properties or assets of Trenwick, except for Permitted Liens and any Liens which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Trenwick.

         Section 3.8    Consents.

         (a) Except as set forth in Section 3.8 of the Trenwick Disclosure Letter and except for compliance with the provisions of Sections 264 and 271 of the GCL and the approval of Lloyd's, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any Governmental Authority ("Consent") is required on the part of Trenwick or any of its Subsidiaries in connection with the execution, delivery and performance by Trenwick of this Agreement and the consummation by Trenwick of the transactions contemplated hereby, except those required by (i) compliance with any applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (ii) United States federal and state securities or "Blue Sky" laws and (iii) where failure to obtain such Consent would not be reasonably expected to have a Material Adverse Effect on Trenwick.

         (b) Other than the affirmative vote of the holders of more than 50% of the issued and outstanding Trenwick Shares (with each share having one vote per share) required to approve and adopt this Agreement, the Plan of Merger and the Plan of Reorganization, there is no other vote, consent or approval of the holders of any class of shares of Trenwick necessary to approve and adopt this Agreement, the Plan of Merger, the Plan of Reorganization and the transactions contemplated hereby.

     Section 3.9  Compliance   with   Applicable  Law.  Each  of  Trenwick  and
its Subsidiaries is in compliance with all licenses, permits and other authorizations, domestic or foreign, necessary to conduct its respective business, except where failure to have or comply with such licenses, permits and authorizations would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Trenwick. Neither Trenwick nor any of its Subsidiaries is in default or violation (and no event has occurred which with notice or the lapse of time or both would constitute a default or violation) of any judgment, decree, order, law, statute, rule or regulation of any Governmental Authority, except for such defaults or violations as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Trenwick. Subject to obtaining the Consents referred to in
Section 3.8, the execution, delivery and performance of this Agreement by Trenwick and the consummation by Trenwick of the transactions contemplated hereby prior to the date or dates as of which the representations and warranties herein are made or deemed made, will not result in any default or violation of any judgment, decree, order, law, statute, rule or regulation of any Governmental Authority applicable to Trenwick or its Subsidiaries, except for such defaults or violations as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Trenwick.

     Section 3.10 Information Supplied. None of the information supplied or to be supplied by Trenwick for inclusion or incorporation by reference in the Registration Statement on Form S-4 (the "Form S-4") to be filed with the SEC by New Holdings relating to the New Holdings Shares comprising LaSalle Consideration and Trenwick Consideration will, at the time the Form S-4 is filed with the SEC, at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which such statements were made, not misleading. The letters to shareholders, notices of meetings, proxy statements and forms of proxies to be distributed to shareholders of LaSalle Holdings and stockholders of Trenwick, respectively, in connection with the Plans and the transactions contemplated hereby, except information supplied by LaSalle Holdings in writing for inclusion in the Joint Proxy Statement (as defined herein), will not, as of the date the Joint Proxy Statement is first mailed to such shareholders and on the date of the meetings of Trenwick's stockholders or LaSalle Holdings' shareholders, as the case may be, and the date of any postponement or adjournment thereof, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The information and documents referred to in the previous two sentences are herein referred to as the "Joint Proxy Statement." All documents that Trenwick is responsible for filing with any Governmental Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of any applicable law.

     Section 3.11. Material Contracts. Except as set forth in Section 3.11 of the Trenwick Disclosure Letter:

         (a) All of the contracts of Trenwick and its Subsidiaries that are required to be described in the Trenwick SEC Reports or to be filed as exhibits thereto (including, without limitation, contracts of Chartwell) are described in the Trenwick SEC Reports or filed as exhibits thereto and are in full force and effect.

         (b) Neither Trenwick nor any of its Subsidiaries is a party to any agreement containing any provision or covenant limiting in any material respect the ability of Trenwick or any of its Subsidiaries (or New Holdings or any of its Subsidiaries subsequent to the Effective Time) to (i) sell any products or services of or to any other Person, (ii) engage in any line of business in any geographical area or (iii) compete with or to obtain products or services from any Person or limiting the ability of any Person to provide products or services to Trenwick or any of its Subsidiaries.

         (c) Neither Trenwick nor any of its Subsidiaries is a party to or bound by any contract, agreement or arrangement which would cause the rights or obligations of any party thereto to change in the event of the Plans, except for any such contract, agreement or arrangement which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Trenwick.

     Section 3.12 Taxes.   Except as provided in Section 3.12 of the Trenwick
Disclosure Letter:

         (a) Trenwick and its Subsidiaries have filed or caused to be filed with the appropriate United States federal, state, local, foreign and other Governmental Authorities, all Tax returns, information returns and reports required to be filed on or prior to the date hereof (taking into account all valid extensions). All such Tax returns, information returns and reports are complete and accurate in all material respects.

         (b) Trenwick and its Subsidiaries have paid in full or made adequate provision (in accordance with GAAP) for the payment of all Taxes shown to be due on the Tax returns referred to in Section 3.12(a). All material written assessments of Taxes due and payable by or on behalf of Trenwick or any of its Subsidiaries have either been paid or provided for (in accordance with GAAP) or are being contested in good faith by appropriate proceedings.

         (c) There are no material Tax claims pending against Trenwick or any of its Subsidiaries and Trenwick does not know of any threatened claim for Tax deficiencies or any basis for such claims, no material issues have been raised in any examination by any taxing authority with respect to Trenwick or any of its Subsidiaries which, by application of similar principles, reasonably could be expected to result in a proposed deficiency for any other period not so examined, and there are not now in force any waivers or agreements by Trenwick or any of its Subsidiaries for the extension of time for the assessment of any material Tax, nor has any such waiver or agreement been requested by any taxing authority. Neither Trenwick nor any of its Subsidiaries has any liability for any material United States federal, state, local, foreign or other Taxes of any corporation or entity other than Trenwick and its Subsidiaries.

         (d) There are no Liens on any of the assets of Trenwick or any of its Subsidiaries that arose in connection with any failure (or alleged failure) to pay any Taxes (other than Taxes that are not due as of the date hereof).

         (e) Trenwick and its Subsidiaries have withheld and paid all United States federal, state, local, foreign and other Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party.

         (f) To Trenwick's knowledge, Section 3.12(f) of the Trenwick Disclosure Letter discloses, with respect to the year ended December 31, 1998 and for the period commencing January 1, 1999 and ending on the date of the Trenwick Disclosure Letter, (i) each insurance or reinsurance transaction by Trenwick or any of its Subsidiaries directly with stockholders of Trenwick and (ii) each insurance or reinsurance transaction by Trenwick or any of its Subsidiaries directly or indirectly with Persons related to stockholders of Trenwick and not disclosed in clause (i) above, which would cause Trenwick or any of its Subsidiaries to have any "related person insurance income" within the meaning of
Section 953(c)(2) of the Code.

         (g) To Trenwick's knowledge, Trenwick and its Subsidiaries did not have for the year ended December 31, 1998, and Trenwick does not expect Trenwick or any of its Subsidiaries to have for the period ending at the Merger Effective Time (treating such period as if it were a taxable year), "related person insurance income" within the meaning of Section 953(c)(2) of the Code in excess of the exceptions provided in Sections 953(c)(3)(A) and (B) of the Code.

         (h) To Trenwick's knowledge, except as disclosed in Section 3.12(h) of the Trenwick Disclosure Letter, neither Trenwick nor any of its Subsidiaries is, nor has Trenwick or any of its Subsidiaries ever been, a "controlled foreign corporation" within the meaning of Section 957(a) or 957(b) of the Code.

         (i) A  representation  with respect to Taxes  contained in this Section
3.12 shall be deemed to be accurate unless an inaccuracy contained therein would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Trenwick.

     Section 3.13 Litigation. Except as disclosed in the Trenwick SEC Reports filed prior to the date hereof or in Section 3.13 of the Trenwick Disclosure Letter, there are no actions, suits, claims, proceedings or investigations pending against or, to the knowledge of Trenwick, threatened against or affecting, Trenwick or any of its Subsidiaries or any of their respective properties or any syndicates managed by a Lloyd's or other managing agency which is a Subsidiary of Trenwick ("Trenwick Managing Agency") before any Governmental Authority or otherwise which (a) would be expected to have, individually or in the aggregate, a Material Adverse Effect on Trenwick, (b) in any manner challenges or seeks to prevent, enjoin, alter or delay the transactions contemplated hereby or (c) alleges criminal action or inaction. As of the date hereof, neither Trenwick nor its Subsidiaries or any of their respective properties is subject to any order, writ, judgment, injunction, decree, determination or award having, or which would reasonably be expected to have, a Material Adverse Effect on Trenwick or which would prevent or delay the consummation of the transactions contemplated hereby. Except as disclosed in the

Trenwick SEC reports  filed  prior  to the date  hereof,  there  are no  pending
or,  to the knowledge of Trenwick,  threatened    claims for indemnification by
Trenwick or any of its Subsidiaries in favor of directors, officers, employees and agents of Trenwick or any of its Subsidiaries.

     Section 3.14   Title to Properties;  Leases. Except as set forth in
Section 3.14(a) of the Trenwick Disclosure Letter, each of Trenwick and its Subsidiaries has good and marketable title to, and is the lawful owner of, or has the right to use pursuant to a license or otherwise, all of the tangible and intangible assets, properties and rights used in its businesses and all tangible and intangible assets, properties and rights reflected on the balance sheet of Trenwick dated September 30, 1999 or acquired since September 30, 1999, free and clear of all Liens (other than Permitted Liens) and material defects. Trenwick and its Subsidiaries own no real property. Section 3.14(b) of the Trenwick Disclosure Letter sets forth all material real property and personal property leases of Trenwick and its Subsidiaries. All such leases are valid, binding and enforceable against Trenwick or its Subsidiaries (and, to the knowledge of Trenwick and its Subsidiaries, each other party thereto) in accordance with their respective terms, and there does not exist, under any lease of real property or personal property, any material defect or any event which, with notice or lapse of time or both, would constitute a material default by the Trenwick or its Subsidiaries, as the case may be, or, to the knowledge of Trenwick and its Subsidiaries, by any other party thereto.

         Section 3.15   Employees.

         (a) Section 3.15(a) of the Trenwick Disclosure Letter lists all employment contracts and similar arrangements between Trenwick or any of its Subsidiaries and their respective executive officers and all plans and arrangements pursuant to which Trenwick or any of its Subsidiaries is obligated to make any payment or confer any material benefit upon any officer, director, employee or agent of Trenwick or any of its Subsidiaries as a result of or in connection with any of the transactions contemplated by this Agreement or any transaction or transactions resulting in a change of control of Trenwick or any of its Subsidiaries (including as a result of a termination of employment in connection with any of such events). Except as described in Section 3.15(a) of the Trenwick Disclosure Letter and except as would not reasonably be expected to have a Material Adverse Effect on Trenwick, (a) Trenwick and its Subsidiaries have complied with all laws relating to the employment of labor, including provisions thereof relating to wages, hours, equal opportunity and collective bargaining and (b) no labor dispute with employees of Trenwick or any of its Subsidiaries exists or, to the knowledge of Trenwick, is threatened. The severance costs associated with the acquisition of Chartwell and related workforce reductions have been identified and are as set forth in Section 3.15(a) of the Trenwick Disclosure Letter.

         (b) Except as set forth in Section 3.15(b) of the Trenwick Disclosure Letter, neither Trenwick nor any of its Subsidiaries is a party to any collective bargaining or other labor union contract applicable to Persons employed by Trenwick or any of its Subsidiaries, no collective bargaining agreement is being negotiated by Trenwick or any of its Subsidiaries and Trenwick has no knowledge of any activities or proceedings of any labor union to organize any of their respective employees. There is no labor dispute, strike or work stoppage against Trenwick or any of its Subsidiaries pending or, to Trenwick's knowledge, threatened which may interfere with the respective business activities of Trenwick or any of its Subsidiaries, except where such dispute, strike or work stoppage would not reasonably be expected to have a Material Adverse Effect on Trenwick.

         (c) Trenwick has made all necessary notifications to and received all necessary consents from Lloyd's and the Financial Services Authority with respect to the employment of personnel requiring such notification or consents.

         Section 3.16    Benefit Plans.

         (a) (i) Each Employee Benefit Plan maintained or contributed to, or required to be maintained or contributed to, by Trenwick or any of its Subsidiaries for the benefit of any present or former U.S. officer, employee or director of Trenwick or any of its Subsidiaries (all the foregoing collectively referred to hereinafter as "Trenwick Benefit Plans") has been administered substantially in accordance with its terms and any related trust agreement or insurance contract has been administered substantially in accordance with its terms. Trenwick, its Subsidiaries and all the Trenwick Benefit Plans, and any related trust agreements or insurance contracts, are in substantial compliance with the applicable provisions of ERISA, the Code, all other applicable laws and all applicable collective bargaining agreements.

                  (ii) None of Trenwick or any other person or entity that together with Trenwick is treated as a single employer under
                  Section 414 of the Code (each a "Trenwick Commonly Controlled Entity") has incurred any material liability under Title IV of ERISA (other than for the payment of benefits or the timely payment of Pension Benefit Guaranty Corporation insurance premiums, in either case in the ordinary course) or under
                  Section 412(f) or 412(n) of the Code, and no condition exists which could reasonably be expected to present a risk of Trenwick or any Commonly Controlled Entity incurring such a material liability.

                  (iii) Neither Trenwick nor any Trenwick Commonly Controlled Entity is obligated to contribute to any "multiemployer plan" (as defined in Section 3(37) or Section 4001(a)(3) of ERISA) or has any material liability, including current or potential withdrawal liability (within the meaning of Section 4201 of ERISA) with respect to any multiemployer plan.

                  (iv) Except as contemplated by Section 2.4 or as disclosed in the Filed Trenwick SEC Documents or in Section 3.16(a)(iv) of the Trenwick Disclosure Schedule, since the date of the most recent audited financial statements included in the Filed Trenwick SEC Documents, there has not been any adoption or amendment by Trenwick or any of its Subsidiaries of any collective bargaining agreement or any Trenwick Benefit Plan. Except as disclosed in the Filed Trenwick SEC Documents or in
                  Section 3.16(a)(iv) of the Trenwick Disclosure Schedule, there exist no employment, consulting, change in control, severance, termination or indemnification agreements, arrangements or understandings between Trenwick or any Subsidiary and any current or former employee, officer or director of Trenwick or any Subsidiary or any Trenwick Benefit Plan.

                  (v) All material contributions and other payments required to be made by Trenwick and its subsidiaries to any Trenwick Benefit Plan prior to the date hereof have been made and all accruals required to be made under any Trenwick Benefit Plan have been made. There is no claim, dispute, grievance, charge, complaint, restraining or injunctive order, litigation or proceeding pending, or, to the knowledge of Trenwick, threatened or anticipated (other than routine claims for benefits) against or relating to any Trenwick Benefit Plan or against the assets of any Trenwick Benefit Plan which could reasonably be expected to result in the imposition of any material liability of Trenwick. Neither Trenwick nor any of its Subsidiaries has communicated generally to employees or specifically to any employee regarding any future increase of benefit levels (or future creations of new benefits) with respect to any Trenwick Benefit Plans.

                  (vi) Each Trenwick Benefit Plan can be terminated or otherwise discontinued without any liability to Trenwick or any subsidiary that would reasonably be expected to have a Material Adverse Effect. With respect to each Trenwick Benefit Plan subject to Title IV of ERISA and with respect to each plan of a Trenwick Commonly Controlled Entity subject to Title IV of ERISA (each a "Trenwick Defined Benefit Plan") Trenwick Defined Benefit Plan (i) no termination of any Trenwick
                  Defined Benefit Plan has occurred pursuant to which all liabilities have not been satisfied in full, and no event has occurred and no condition exists that could reasonably be expected to result in Trenwick or any Trenwick Commonly Controlled Entity incurring liability under Title IV of ERISA or could constitute grounds for terminating any Trenwick Defined Benefit Plan; (ii) each Trenwick Defined Benefit Plan which is subject to Part 3 of Subtitle B of Title I of ERISA or Section 412 of the Code, has been maintained in compliance with the minimum funding standards of ERISA and the Code and no such Trenwick Defined Benefit Plan has incurred any "accumulated funding deficiency," as defined in Section 412 of the Code and Section 302 of ERISA, whether or not waived;
                  (iii) neither Trenwick nor any Trenwick Commonly Controlled Entity has sought or received a waiver of its funding requirements with respect to any Trenwick Defined Benefit Plan and all material contributions payable with respect to each Defined Benefit Plan have been timely made; (iv) no reportable event, within the meaning of Section 4043 of ERISA, and no event described in Section 4062 or 4063 of ERISA, has occurred with respect to any Trenwick Defined Benefit Plan; (v) the aggregate accumulated benefit obligations of each Trenwick Defined Benefit Plan subject to Title IV of ERISA (as of the date of the most recent actuarial valuation prepared for such Trenwick Defined Benefit Plan) do not exceed the fair market value of the assets of such Trenwick Defined Benefit Plan (as of the date of such valuation); and (vi) no amendment has been made to any Trenwick Defined Benefit Plan that has required or would require the provision of security under ERISA Section 307 or Code Section 401(a)(29).

                  (vii)  The  execution,   delivery  and   performance  of  this
                  Agreement and the transactions contemplated hereby will not in and of themselves result in the imposition of any federal excise tax with respect to any Trenwick Benefit Plan.

                  (viii) Neither Trenwick nor any subsidiary maintains or contributes (or has maintained or contributed to) any Trenwick Benefit Plan which provides, or has a liability to provide, life insurance, medical, severance, or other employee welfare benefits to any employee upon his retirement or termination of employment, except as may be required by Section 4980B of the Code.

                  (ix) Neither Trenwick nor any of its subsidiaries maintains or contributes to a trust, organization or association described in any of the Sections 501(c)(9), 501(c)(17) or 501(c)(2) of
                  the Code.

                  (x) Favorable determination letters have been received from the Internal Revenue Service with respect to each Trenwick Benefit Plan which is intended to comply with the provisions of Section 401(a) of the Code, and each such Trenwick Benefit Plan complies in form and in operation in all material respects with the requirements of a "qualified plan" under
                  Section 401(a) of the Code.

                  (xi) Neither Trenwick nor any of its Subsidiaries, nor any of their respective directors, officers, employees or, to the knowledge of Trenwick any other "fiduciary," as such term is defined in Section 3(21) of ERISA, has any liability for failure to comply with ERISA or the Code for any action or failure to act in connection with the administration or investment of the Trenwick Benefit Plans.

                  (xii) There has been no act or acts which would result in a disallowance of a deduction or the imposition of a tax pursuant to Section 4980B, or with regard to plan years beginning before December 31, 1988, Section 162(i) of the Code as in effect immediately prior to the enactment of the Technical and Miscellaneous Revenue Act of 1988, or any regulations promulgated thereunder, whether final, temporary or proposed. No event has occurred with respect to which Trenwick or any of its subsidiaries could be liable for a tax imposed by Chapter 43 of Subtitle A of the Code, or for a civil penalty or other liability under Section 502(c) or
                  Section 501(l) of ERISA. Each Trenwick Benefit Plan that is a "group health plan" as defined in Section 607 of ERISA complies in all material respects and has been operated in substantial compliance in all respects with Part 7 of Title I, Subtitle B of ERISA and Subtitle K of the Code.

                  (xiii) With respect to each of the Trenwick Benefit Plans, Trenwick has delivered to LaSalle Holdings true and complete copies of: (a) the plan documents, including any related trust agreements, insurance contracts or other funding arrangements, or a written summary of the terms and conditions of the plan if there is no written plan document; (b) the most recent determination letter received from the Internal Revenue Service; (c) the most recent IRS Form 5500; (d) the most recent actuarial valuation; (e) the most recent financial statement; (f) all material correspondence with the Internal Revenue Service, the Department of Labor and the Pension Benefit Guaranty Corporation with respect to the past three plan years other than IRS Form 5500 filings and PBGC premium payments; and (g) the most recent summary plan description.

                  (xiv) None of the payments contemplated by any Trenwick Employee Benefit Plans would, in the aggregate, constitute excess parachute payments (as defined in Section 280G of the Code (without regard to subsection (b)(4) thereof)).

                  (xv) Except as disclosed in the Section 3.16(a)(xv) of the Trenwick Disclosure Letter, the consummation of the Plan of Merger (or the approval thereof by the parties' respective shareholders) and the other transactions contemplated by this Agreement, will not (x) entitle any employees or directors of Trenwick or of any Trenwick Commonly Controlled Entity, directly or indirectly to severance pay; (y) accelerate the time of payment or vesting or trigger any payment of compensation or benefits under, or increase the amount payable or trigger any other material obligation pursuant to, any of the Trenwick Benefit Plans; or (z) result in any breach or violation of, or default under any of the Trenwick Benefit Plans.

         (b) Except as would not have a Material Adverse Effect on Trenwick, except as set forth in Section 3.16(b) of the Trenwick Disclosure Letter and so far as Pierre D. Croizat, Russell J. English, Andrew Okell and Joanne Merrick, who are senior management of Trenwick's international operations, are aware:

                  (i) There is no existing or threatened or pending industrial or trade dispute involving Trenwick International Limited
                  ("Trenwick International") and any of the employees of Trenwick International and there are no facts known or which would on reasonable inquiry be known to Trenwick International which might indicate that there may be any such dispute (excluding the Merger and the transactions contemplated by this Agreement). There are no agreements or arrangements (whether oral or in writing or existing by reason of custom and practice and whether or not legally binding) between Trenwick International and any trade union or other employees' representatives or organization concerning or affecting the employees of Trenwick International and there are no trade unions or other employees' representatives whom Trenwick International recognizes to any extent for collective bargaining purposes nor, so far as Trenwick International is aware, has Trenwick International done any act which might be construed as recognition.

                  (ii)  Trenwick  International  has  given  no  notice  of  any redundancies to the U.K. Secretary of State nor started consultations with any independent trade union or employees' representatives within the preceding period of one year in relation to any employees of Trenwick International. No circumstances have arisen under which Trenwick International is likely to be required to pay damages for wrongful dismissal or breach of contract, to make any contractual or statutory redundancy payment or make or pay any compensation in respect
                  of unfair  dismissal, to make  any   other  payment under any
                  employment  protection    legislation or  to  reinstate  or
                  re-engage  any  former   employee.   No  circumstances  have
                  arisen under which Trenwick International is likely to be required to pay damages or compensation, or suffer any
                  penalty  or  be  required to  take   corrective  action  or
                  be subject to any form of discipline under the Employment Rights Act 1996, the Trade Union and Labor Relations (Consolidation) Act 1992, the Transfer of Undertakings (Protection of Employment) Regulations 1981, the Sex Discrimination Act 1975, the Equal Pay Act 1970, the Treaty of Rome or any Directive or recommendation made pursuant to it, the Race Relations Act 1976 or the Disability Discrimination Act 1995. So far as Trenwick International is aware, there are no current, pending or threatened claims of any type against Trenwick International by any existing or former employees or directors of Trenwick International or by any existing or former consultants to Trenwick International.

                  (iii) There are no  existing  service or other  agreements  or contracts between Trenwick International and any of its directors or executives or employees which cannot be lawfully terminated by six calendar months' notice or less without giving rise to any claim for damages or compensation other than a statutory redundancy payment or a claim for unfair dismissal depending on the circumstances of the termination. Trenwick International has complied with all its material obligations under all legislation, regulations and other requirements having the force of law (including, without limitation, orders and awards) in connection with its employees, directors and consultants.

                  (iv) Trenwick International is not involved in negotiations (whether with employees or any trade union or other employees' representatives) to vary the terms and conditions of employment or engagement of any of its employees, directors or consultants and has not made any representations, promises, offers or proposals to any of its employees, directors or consultants or to any trade union or other employees' representatives concerning or affecting the terms and conditions of employment or engagement of any of its employees, directors or consultants.

                  (v) Trenwick International has discharged its obligations in full in relation to salary, wages, fees, commission, bonuses, overtime pay, holiday pay, sick pay and all other benefits and emoluments relating to its employees, consultants and directors in respect of all prior periods.

                  (vi) There are no pension, share option, share incentive, life assurance, disability or similar schemes, arrangements or obligations for any employees or directors of Trenwick International, and Trenwick International has no obligations (whether legally binding or established by custom) to pay any pension or make any other payment after retirement or death or otherwise to provide "relevant benefits" within the meaning of
                  Section 612 of the U.K. Income and Corporation Taxes Act 1988 or to make any payment for the purpose of providing such "relevant benefits" to or in respect of any person who is now or has been an officer or employee of Trenwick International and is not a party to any scheme or arrangement having as its purpose or one of its purposes the making of such payments or the provision of such benefits.

                  (vii) All Employee Benefit Plans comply with and have at all times complied with the provisions of the relevant legislation and the requirements of the Pension Schemes Office and the Contributions Agency affecting schemes approved under Chapter I of Part XIV of the U.K. Income and Corporation Taxes Act 1988. Trenwick International and the trustees of such schemes have duly complied with their respective obligations under the trust deeds and the rules thereof and under the aforementioned legislation and requirements. All amounts due to the trustees thereof or to any insurance company in connection therewith have been paid.

                  (viii) Neither Trenwick International nor the trustees of any pension scheme is engaged in any litigation or arbitration proceedings in respect of any Employee Benefit Plan or any benefit provided thereunder in relation to the employees or former employees of Trenwick International and there are no current submissions or referrals to the Pensions Ombudsman or to the Occupational Pensions Advisory Service in respect of Trenwick International or any pension scheme.

                  (ix) No Employee Benefit Plan in which employees or former employees of Trenwick International participate or have participated has been or is in the process of being (or is proposed to be) wound up (in whole or in part) or closed to new entrants (in whole or in part).

          Section 3.17 Intellectual Property. Trenwick and its Subsidiaries own or possess, or have all necessary rights and licenses in, all patents, patent rights, icenses, inventions (whether or not patentable or reduced to practice), copyrights (whether registered or unregistered), know-how

(including   trade  secrets  and  other  unpatented   and/or   unpatentable
proprietary or confidential information, systems or procedures), registered and unregistered trademarks, service marks and trade names and other intellectual property rights (collectively, "Intellectual Property") necessary to conduct their business as conducted and proposed to be conducted except to the extent that the failure of Trenwick or its Subsidiaries to own or have such rights and licenses in such Intellectual Property would not reasonably be expected to have a Material Adverse Effect on Trenwick. Neither Trenwick nor any of its Subsidiaries have received any unresolved notice of, or is aware of any fact or circumstance that would give any Person a right to assert, infringement or misappropriation of, or conflict with, asserted rights of others or invalidity or unenforceability of any Intellectual Property owned by Trenwick or any of its Subsidiaries with respect to any of the foregoing which, singly or in the aggregate, would reasonably be expected to have a Material Adverse Effect on Trenwick. To the knowledge of Trenwick, the use of such Intellectual Property to conduct the business and operations of Trenwick and its Subsidiaries as conducted or proposed to be conducted does not infringe on the rights of any person in any case where such infringement would reasonably be expected to have a Material Adverse Effect on Trenwick. To the knowledge of Trenwick, no person is challenging, infringing on or otherwise violating any right of Trenwick or any of its Subsidiaries with respect to any Intellectual Property owned by and/or licensed to Trenwick or any of its Subsidiaries. Except as set forth in
Section 3.17 of the Trenwick Disclosure Letter, neither the execution of this Agreement or the Stock Option Agreements nor the consummation of the transactions contemplated hereby or thereby will result in a loss or limitation in the rights and licenses of Trenwick to use or enjoy the benefit of any Intellectual Property employed by Trenwick or any of its Subsidiaries in connection with its business as conducted or proposed to be conducted where such loss or limitation, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on Trenwick. Following the Effective Date, Trenwick's Intellectual Property may be used by New Holdings or any of its Subsidiaries, except to the extent that failure to be so able to use Trenwick's Intellectual Property would not have a Material Adverse Effect on New Holdings or any of its Subsidiaries.

          Section 3.18 Takeover Statutes. No "fair price," "moratorium," "control share acquisition" or other similar anti-takeover statute or regulation enacted under any Delaware law is applicable to the Plans, the Stock Option Agreements or the other transactions contemplated hereby or thereby. Trenwick has taken all corporate action necessary to render the provisions of
Section 203 of the GCL inapplicable to the Plans, the Stock Option Agreements and the other transactions contemplated hereby and thereby.

         Section 3.19 Opinion of Financial Advisor. Trenwick has received the written opinion of Donaldson, Lufkin & Jenrette ("DLJ"), dated December 16, 1999, to the effect that, as of such date, the Trenwick Exchange Ratio is fair to Trenwick from a financial point of view, a copy of which written opinion will be delivered to LaSalle Holdings.

         Section 3.20      Rights Agreement.

         (a) Trenwick and its Board of Directors have taken all necessary actions, including the amendment to the Rights Agreement, so that the execution and delivery of this Agreement, the LaSalle Stock Option Agreement or the consummation of the transactions contemplated hereby and thereby will not (i) cause any of the Rights to become exercisable, (ii) cause LaSalle Holdings or New Holdings to be an Acquiring Person (as defined in the Rights Agreement) or
(iii) trigger other provisions of the Rights Agreement, including giving rise to a Distribution Date (as defined in the Rights Agreement), and the Expiration Date (as defined in the Rights Agreement) of the Rights shall occur immediately prior to the Effective Time. Such amendment shall be in full force and effect from and after the date hereof.

         (b) Trenwick has taken all necessary action with respect to all of the outstanding Rights so that, as of immediately prior to the Effective Time, (i) none of Trenwick, New Holdings, LaSalle Holdings, LaSalle Re and Acquisition will have any obligations under the Rights or the Rights Agreement and (ii) the holders of the Rights will have no rights under the Rights or the Rights Agreement.

         Section 3.21   Insurance Matters.

         (a) All insurance, reinsurance and coinsurance treaties or agreements, including retrocessional agreements, to which Trenwick or any Trenwick Insurance Subsidiary or any syndicate managed by any Trenwick Managing Agency is a party or under which Trenwick or any Trenwick Insurance Subsidiary or any syndicate managed by any Trenwick Managing Agency, has any existing rights, obligations or liabilities are in full force and effect, except for such treaties or agreements the failure to be in full force and effect of which are not reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on Trenwick.

         (b) Prior to the date hereof, Trenwick has delivered or made available to LaSalle Holdings a true and complete copy of the most recent actuarial reports prepared by actuaries, independent or otherwise, with respect to Trenwick or any Trenwick Insurance Subsidiary since December 31, 1998 and all attachments, addenda, supplements and modifications thereto (the "Trenwick
Actuarial Analyses"). The information and data furnished by Trenwick or any Trenwick Insurance Subsidiary to its independent actuaries in connection with the preparation of Trenwick Actuarial Analyses were accurate in all material respects.

         (c)     Except as disclosed in Section 3.21 of the Trenwick Disclosure
                 Letter:

                  (i) All in-force primary insurance policies issued by Trenwick or any of its Insurance Subsidiaries are, to the extent required under applicable insurance laws, rules or regulations, on forms and at rates approved by the insurance regulatory authority of the jurisdiction where issued or have been filed with and not objected to by such authority within the period provided for objection, except as would not individually or in the aggregate have a Material Adverse Effect on Trenwick.

                  (ii) To the knowledge of Trenwick, except as would not individually or in the aggregate have a Material Adverse Effect on Trenwick, each insurance agent or solicitor, including, without limitation, salaried employees of Trenwick or any Insurance Subsidiary appointed as an insurance agent or solicitor, at the time which agent or solicitor wrote, sold, solicited or produced business for such insurer since January 1, 1996, was duly licensed as an insurance agent (for the type of business written, sold, solicited or produced by such insurance agent or solicitor in the particular jurisdiction in which such agent or solicitor wrote, sold, solicited or produced such business).

         Section 3.22 Liabilities and Reserves. Except for instances where the failure of the following statements to be true would not reasonably be expected to have a Material Adverse Effect on Trenwick, (a) the reserves carried on the financial statements of each Trenwick Insurance Subsidiary for future insurance policy benefits, losses, claims and similar purposes were, as of the respective dates of such financial statements, in compliance with the requirements for reserves established by the insurance departments of the jurisdiction of such Trenwick Insurance Subsidiary or (as the case may be) by Lloyd's, were determined in accordance with generally accepted actuarial standards and principles consistently applied and were fairly stated in accordance with sound actuarial and statutory accounting principles (it being understood that no representation or warranty is made in this Agreement to the effect that such reserves will prove to be adequate to cover the actual amount of liabilities that are eventually paid after the date hereof); and (b) the admitted assets of each Trenwick Insurance Subsidiary as determined under applicable laws or under Lloyd's regulations are in an amount at least equal to the minimum amounts required by applicable laws or regulations.

         Section 3.23    Investment  Company.  Neither  Trenwick nor any of its
Subsidiaries   conducts   activities  of,  or  is  otherwise  deemed  under
applicable law to control,  an  "investment  adviser" as such term is defined in
Section 2(a)(20) of the Investment Company Act of 1940, as amended (the "Investment Company Act"), whether or not registered under the Investment Advisers Act of 1940, as amended (the "Investment Advisers Act"). Neither Trenwick nor any of its Subsidiaries is an "investment company" as defined under the Investment Company Act and neither Trenwick nor any of its Subsidiaries sponsors any Person that is such an investment company.

         Section 3.24   Finite Risk Reinsurance. Except as set forth in Section
3.24 of the Trenwick Disclosure Letter, none of Trenwick's Insurance Subsidiaries has ceded business pursuant to a reinsurance agreement that does not meet the conditions for reinsurance accounting as provided by the Statement of Financial Accounting Standards No. 113, "Accounting and Reporting for Reinsurance of Short-Duration and Long-Term Contracts."

         Section 3.25   Reinsurance Contracts, Coverholders and MGAs.

         (a) Section 3.25 of the Trenwick Disclosure Letter contains a true and complete list of all managing general agents ("MGAs") and coverholders with whom each Subsidiary of Trenwick does business that have been appointed within the twelve (12) months preceding the date of this Agreement and all in force contracts, treaties or arrangements regarding the credit of reinsurance, coinsurance, excess insurance (collectively, the "Reinsurance Contracts") which generate premium income in excess of $1,000,000 . Except as would not, individually or in the aggregate, have a Material Adverse Effect on Trenwick:
(i) each of the foregoing Reinsurance Contracts is valid and binding in accordance with its terms, and is in full force and effect and (ii) neither the Subsidiaries of Trenwick nor, to the knowledge of Trenwick, or other party thereto, is in default in any material respect with respect to any such Reinsurance Contract, nor to the knowledge of Trenwick does any condition exist that with notice or lapse of time or both would constitute such a material default thereunder. Except as set forth in Section 3.25 of the Trenwick Disclosure Letter, none of the contracts, treaties or arrangements which generate premium income in excess of $1,000,000 involving the MGAs or coverholders with whom each Subsidiary of Trenwick does business contain "change of control" provisions and no such Reinsurance Contract contains any provision providing that any such other party thereto may terminate, cancel or commute the same by reason of the transactions contemplated by this Agreement or any other provision which would be altered or otherwise become applicable by reason of such transactions, and no party has given notice of termination, cancellation or commutation of any such Reinsurance Contract or that it intends to terminate, cancel or commute any such Reinsurance Contract as a result of the transactions contemplated hereby.

         (b) Except as set forth in Section 3.25 of the Trenwick Disclosure Letter, Trenwick America Reinsurance Company ("TARCO") is entitled under applicable insurance laws, rules and regulations to take credit in its statutory financial statements in accordance with Chapter 22 of the NAIC Accounting Practices and Procedures Manual for Property and Casualty Insurance Companies as in effect on the date hereof, with respect to those Reinsurance Contracts to which it is a party and all such amounts are properly reflected in the statutory financial statements of TARCO. Except as set forth in Section 3.25 of the Trenwick Disclosure Letter, Trenwick International is entitled under applicable insurance laws, rules and regulations to take credit in its statutory financial statements in accordance with Lloyd's regulations as in effect on the date hereof, with respect to those Reinsurance Contracts to which it is a party and all such amounts are properly reflected in the statutory financial statements of Trenwick International. Each of Trenwick, TARCO and Trenwick International has no knowledge of any disputes as to reinsurance or retrocessional coverage under, or any terms of provisions of, any such Reinsurance Contract except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Trenwick. To the knowledge of Trenwick and TARCO and Trenwick International, the financial condition of any other party to any such Reinsurance Contract is not impaired to the extent that a default thereunder could reasonably be expected to occur.

         Section 3.26 Derivatives. As of the date hereof, other than as set forth in Section 3.26 of the Trenwick Disclosure Letter, neither Trenwick nor any of its Subsidiaries is a party to any futures or option contracts, swaps, hedges or similar instruments which, individually or in the aggregate, could have a Material Adverse Effect on Trenwick.

         Section 3.27  Related Party  Transactions.  Except as set forth in
Section 3.27 of the Trenwick Disclosure Letter, since September 30, 1999, there have been no transactions, agreements, arrangements or understandings between Trenwick and its Subsidiaries, on the one hand, and Trenwick affiliates (other than wholly-owned Subsidiaries of Trenwick) or other Person, on the other hand, in existence as of the date hereof that are or would be required to be disclosed in the Trenwick SEC Reports in accordance with Item 404 of Regulation S-K under the Securities Act.

                                    ARTICLE 4

               REPRESENTATIONS AND WARRANTIES OF LASALLE HOLDINGS

         LaSalle Holdings hereby represents and warrants to Trenwick and the Minority Shareholders that:

         Section 4.1       Corporation; Organization.

         (a) Except as set forth in Section 4.1(a) of the LaSalle Disclosure Letter, each of LaSalle Holdings and its Subsidiaries is a company duly
organized,   validly  existing  and  in  good  standing  (with  respect  to jurisdictions that recognize such concept) under the laws of the jurisdiction of its organization. Each of LaSalle Holdings and its Subsidiaries (i) is qualified, licensed or domesticated as a foreign company in all jurisdictions where such qualification, license or domestication is required to own and operate its properties and conduct its business in the manner and at the places presently conducted; (ii) holds all franchises, grants, licenses, certificates, permits, consents and orders, all of which are valid and in full force and effect, from all applicable Bermuda and foreign regulatory authorities necessary to own and operate its properties and to conduct its business in the manner and at the places presently conducted; and (iii) has full power and authority (corporate and other) to own, lease and operate its respective properties and assets and to carry on its business as presently conducted and as proposed to be conducted, except where the failure to be so qualified, licensed or domesticated or to hold such franchises, grants, licenses, certificates, permits, consents and orders or to have such power and authority would not, when taken together with all other such failures, reasonably be expected to have a Material Adverse Effect on LaSalle Holdings. LaSalle Holdings has furnished to Trenwick complete and correct copies of its memorandum of association and bye-laws as in effect on the date hereof. Such memorandum of association and bye-laws are in full force and effect and no other constitutional documents are applicable to or binding upon LaSalle Holdings.

         (b) LaSalle Holdings conducts its reinsurance operations through the Subsidiaries set forth in Section 4.1(b) of the LaSalle Disclosure Letter (collectively, the "LaSalle Reinsurance Subsidiaries"). Each of the LaSalle Reinsurance Subsidiaries is (i) duly licensed or authorized as a reinsurer in its jurisdiction of organization or duly licensed to operate in the reinsurance business (as applicable) in its jurisdiction of organization, (ii) duly licensed or authorized as a reinsurer in each other jurisdiction where it is required to be so licensed or authorized or duly licensed to operate in the reinsurance business in each other jurisdiction where it is required to be so licensed and
(iii) duly authorized in its jurisdiction of organization and each other applicable jurisdiction to write each line of business currently written by such LaSalle Reinsurance Subsidiaries, except, in any such case, where the failure to be so licensed or authorized is not reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on LaSalle Holdings. Except as set forth in Section 4.1(b) of the LaSalle Disclosure Letter, LaSalle Holdings has made all required filings under applicable insurance holding company statutes except where the failure to file is not reasonably expected to have a Material Adverse Effect on LaSalle Holdings.

         Section 4.2     Authority; Approval and Fairness.

         (a) LaSalle Holdings has all requisite corporate power and authority to execute and deliver this Agreement and, subject to the due approval and adoption of this Agreement by its shareholders, to perform its obligations hereunder and consummate the transactions contemplated hereby. LaSalle Holdings has all requisite corporate power and authority to enter into the Stock Option Agreements and to consummate the transactions contemplated thereby. The execution and delivery of this Agreement by LaSalle Holdings, the performance by LaSalle Holdings of its obligations hereunder and the consummation by LaSalle Holdings of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of LaSalle Holdings, subject only to compliance with the provisions of Section 99 of the Companies Act. No other corporate proceedings on the part of LaSalle Holdings are necessary for the execution and delivery of this Agreement by LaSalle Holdings and, subject to compliance with the provisions of Section 99 of the Companies Act, the performance by LaSalle Holdings of its obligations hereunder and the consummation by LaSalle Holdings of the transactions contemplated hereby. This Agreement and the Stock Option Agreements have been duly executed and delivered by LaSalle Holdings and, assuming the due authorization, execution and delivery hereof and thereof by Trenwick, New Holdings and Acquisition, and subject to the provisions of Section 99 of the Companies Act constitutes the legal, valid and binding obligations of LaSalle Holdings, enforceable against LaSalle Holdings in accordance its terms, subject with respect to enforceability to the effect of bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium or similar laws now or hereafter affecting the enforcement of creditors' rights generally and to the availability of equitable remedies.

         (b) The Board of Directors of LaSalle  Holdings (the  "LaSalle  Board")
(i) has unanimously (by all directors present at a meeting duly called and held) declared that it considers this Agreement, the Scheme of Arrangement and the other transactions contemplated hereby to be advisable and in the best interests of LaSalle Holdings and its shareholders and (ii) has authorized and approved in all respects this Agreement, the Plans and the other transactions contemplated hereby.

         Section 4.3      Capital Structure.

         (a) As of the date hereof, the authorized share capital of LaSalle Holdings is $100,000,000 comprised of 100,000,000 shares with a par value of $1.00 per share. As of December 15, 1999, (i) 15,603,570 LaSalle Holdings Shares were issued and outstanding, (ii) no LaSalle Holdings Shares were held as treasury shares or by Subsidiaries of LaSalle Holdings and (ii) 3,000,000 Series A Preferred Shares were issued and outstanding. In addition, there are 4,000,000 Series B Preferred Shares of LaSalle Holdings reserved for issuance pursuant to the CatEPut, which shares are convertible into LaSalle Holdings Shares. Section 4.3(a) of the LaSalle Disclosure Letter sets forth each plan, arrangement or agreement pursuant to which options or stock appreciation rights with respect to LaSalle Holdings Shares or shares of LaSalle Re may be granted or under which such options or stock appreciation rights have been granted and are outstanding (the "LaSalle Option Plans") and in the aggregate the maximum number of options and stock appreciation rights outstanding as of the date hereof and the class and number of LaSalle Holdings Shares or shares of LaSalle Re reserved for issuance pursuant to the plan, arrangement or agreement (such options and rights being herein collectively referred to as the "LaSalle Holdings Options" and the "LaSalle Re Options," as the case may be), together with a listing of the aggregate number of such LaSalle Holdings Options and LaSalle Re Options which shall vest at the Scheme Effective Time as a result of the Scheme of Arrangement. Except as set forth in Section 4.3(a) of the LaSalle Disclosure Letter, each of the outstanding shares of each Subsidiary of LaSalle Holdings, other than the Non-Voting Shares owned by the Minority Shareholders, is directly or indirectly owned by LaSalle Holdings, free and clear of all Liens.

         (b) Except as described in Section 4.3(b) of the LaSalle Disclosure Letter, as of the date hereof, no Voting Debt of LaSalle Holdings or any of its Subsidiaries is issued or outstanding.

         (c) Except as described in Section 4.3(a), (b) or (c) of the LaSalle Disclosure Letter, as of the date hereof, there are no options, warrants, calls, rights, commitments or agreements of any character to which LaSalle Holdings or any of its Subsidiaries is a party or by which any of them is bound obligating LaSalle Holdings or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares or any Voting Debt or obligating LaSalle Holdings or any of its Subsidiaries to grant, extend or enter into any such option, warrant, call, right, commitment or agreement. Except as set forth in this Agreement or in Section 4.3(c) of the LaSalle Disclosure Letter, as of the date hereof, there are no outstanding contractual obligations of LaSalle Holdings or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of LaSalle Holdings or any of its Subsidiaries.

         (d) Except as described in Section 4.3(d) of the LaSalle Disclosure Letter or as specifically described in this Agreement and except for quarterly dividends in an amount not in excess of $0.375 per LaSalle Holdings Share and $1.0938 per Series A Preferred Share, since June 30, 1999, LaSalle Holdings has not (i) made or agreed to make any share split or share dividend, or issued or permitted or agreed to permit to be issued any shares, or securities exercisable for or convertible into shares, of LaSalle Holdings other than pursuant to and as required by the terms of any LaSalle Holdings Option; (ii) repurchased, redeemed or otherwise acquired any shares of LaSalle Holdings; or (iii) declared, set aside, made or paid to the shareholders of LaSalle Holdings dividends or other distributions on the outstanding shares of LaSalle Holdings.

         (e) Except as described in Section 4.3(e) of the LaSalle Disclosure Letter or as specifically described in this Agreement and except for quarterly dividends in an amount not in excess of $0.375 per Minority Share, since June 30, 1999, LaSalle Re has not (i) made or agreed to make any share split or share dividend, or issued or permitted or agreed to permit to be issued any shares, or securities exercisable for or convertible into shares, of LaSalle Re other than pursuant to and as required by the terms of any LaSalle Re Option; (ii) repurchased, redeemed or otherwise acquired any shares of LaSalle Re; or (iii) declared, set aside, made or paid to the shareholders of LaSalle Re (other than LaSalle Holdings) dividends or other distributions on the outstanding shares of LaSalle Re.

         Section 4.4  SEC Reports; Financial Statements. Except as set forth in
Section 4.4 of the LaSalle Disclosure Letter,

         (a) LaSalle Holdings has delivered or made available to Trenwick a true and complete copy of each report, schedule, registration statement and definitive proxy statement or information statement (including exhibits) filed by LaSalle Holdings with the SEC in respect of its fiscal years ending September 30, 1997 and 1998 and its quarters ending after September 30, 1998 under the Securities Act and the Exchange Act and will deliver to Trenwick promptly upon the filing thereof with the SEC all such reports, schedules, registration statements and proxy statements (including exhibits) as may be filed after the date hereof and prior to the Effective Time (as such documents have since the time of their filing been amended or may after their filing, if after the date hereof, be amended, the "LaSalle SEC Reports"), which are or will be all the documents that LaSalle Holdings was or will be required to file with the SEC. Except as disclosed in Section 4.4(a) of the LaSalle Disclosure Letter, as of their respective dates, the LaSalle SEC Reports complied or will comply in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to the LaSalle SEC Reports, and none of the LaSalle SEC Reports contained or will contain any untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made or will be made, not misleading.

         (b) As of their respective dates, the financial statements of LaSalle Holdings included or to be included in the LaSalle SEC Reports (the "LaSalle Financial Statements") complied or will comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto and present or will present fairly in all material respects the consolidated financial position of LaSalle Holdings and its Subsidiaries and the consolidated results of operations, changes in shareholders' equity and cash flows of LaSalle Holdings and its Subsidiaries as of the dates and for the periods indicated, in accordance with GAAP applied on a consistent basis, subject in the case of interim financial statements to normal year-end adjustments and except for the absence of certain footnote information in the unaudited statements.

         (c) Except as set forth in, or arising out of facts or circumstances disclosed in, filings by LaSalle Holdings with the SEC prior to the date hereof, LaSalle Holdings and its Subsidiaries have no liabilities, debts, claims or obligations of any nature on the date hereof, whether accrued, absolute, direct or indirect, contingent or otherwise, whether due or to become due, that would be required to be included on a balance sheet prepared in accordance with GAAP ("LaSalle Liabilities"), and there is no existing condition or set of circumstances which would reasonably be expected to result in a LaSalle Liability, except for (i) LaSalle Liabilities incurred in the ordinary and usual course of business and consistent with past practice since June 30, 1998, (ii) LaSalle Liabilities incurred in connection with or as a result of the transactions contemplated by this Agreement and (iii) LaSalle Liabilities that would not reasonably be expected to have a Material Adverse Effect on LaSalle Holdings.

         Section 4.5 Absence of Certain Changes or Events. Except in connection with this Agreement, the Plans, the Stock Option Agreements and the transactions contemplated hereby and thereby, as disclosed in the LaSalle
SEC Reports filed and publicly available prior to the date of this Agreement (the "Filed LaSalle SEC Reports") since the date of the most recent audited financial statements included in the Filed LaSalle SEC Reports, LaSalle Holdings and its Subsidiaries have conducted their business in the ordinary course consistent with past practice, and there has not occurred (i) any event or change having individually or in the aggregate a Material Adverse Effect on LaSalle Holdings, (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of LaSalle Holdings's outstanding capital stock, other than regular quarterly dividends in an amount payable in cash not in excess of $1.0938 per Series A Preferred Share and quarterly dividends in an amount payable in cash not in excess of $0.375 per LaSalle Holdings Share, Voting Share and Non-Voting Share and dividends paid by wholly owned Subsidiaries, (iii) (A) any granting by LaSalle Holdings or any of its Subsidiaries to any current or former director or officer of LaSalle Holdings or its Subsidiaries of any increase in compensation, bonus or other benefits, except for normal increases in the ordinary course of business, (B) any granting by LaSalle Holdings or any of its Subsidiaries to any such current or former director or officer of any increase in severance or termination pay or (C) any entry by LaSalle Holdings or any of its Subsidiaries into, or any amendments of, any employment, deferred compensation, consulting, severance, termination or indemnification agreement with any such current or former director or officer, (iv) any tax election that individually or in the aggregate would have a Material Adverse Effect on LaSalle Holdings or any of its tax attributes or any settlement or compromise of any material income tax liability, or (v) any change in accounting methods, principles or practices by LaSalle Holdings or any of its Subsidiaries materially affecting their assets, liabilities or business, except insofar as may have been required or permitted by a change in applicable accounting principles (including SAP).

         Section 4.6. Certain Fees. No finder, broker, agent, financial advisor or other intermediary, other than Lazard Freres & Co. LLC, Salomon Smith Barney Inc. and Aon Capital Markets, Inc., have acted on behalf of LaSalle Holdings in connection with this Agreement or the transactions contemplated hereby or is entitled to any payment in connection herewith. LaSalle Holdings has provided to Trenwick copies of LaSalle Holdings' engagement letter with Lazard Freres & Co. LLC, Salomon Smith Barney Inc. and Aon Capital Markets, Inc. in connection with this Agreement and the transactions contemplated hereby.

         Section 4.7   No Defaults.   Neither LaSalle Holdings nor any of its
Subsidiaries is in default or violation (and no event has occurred which with notice or lapse of time or both would constitute a default or violation) of its memorandum of association or bye-laws or other governing document or any material agreement, mortgage, indenture, debenture, trust, lease, license or other instrument or obligation to or by which it or any of its properties is subject or bound (the "LaSalle Instruments"), except for such defaults or violations as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on LaSalle Holdings. Except as set forth in
Section 4.7 of the LaSalle Disclosure Letter, the execution, delivery and performance of this Agreement and the taking of any other action contemplated by this Agreement will not (i) result in any violation of or be in conflict with or constitute a breach or default (with or without notice or lapse of time or both) under (a) the memorandum of association or bye-laws of LaSalle Holdings or its Subsidiaries or (b) any of the other LaSalle Instruments, except for any such violation of, conflict with, breach of or default under which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on LaSalle Holdings, (ii) result in or constitute an event entitling any party to a LaSalle Holdings Instrument to effect an acceleration of the maturity of any indebtedness of LaSalle Holdings or any of its Subsidiaries or an increase in the rate of interest presently in effect with respect to such indebtedness, except for any such accelerations or increases which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on LaSalle Holdings or (iii) result in the creation of any Lien upon any of the properties or assets of LaSalle Holdings, except for Permitted Liens and any Liens which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on LaSalle Holdings.

         Section 4.8 Consents. Except as set forth in Section 4.8 of the LaSalle Disclosure Letter and except for compliance with the provisions of
Section 99 of the Companies Act, the approval of Lloyd's, the consent of the Court to the Plans and the filing of the order or orders of the Court pursuant to Section 2.2 of this Agreement, no Consent is required on the part of LaSalle Holdings or any of its Subsidiaries in connection with the execution, delivery and performance by LaSalle Holdings of this Agreement and the consummation by LaSalle Holdings of the transactions contemplated hereby, except those required by (i) compliance with any applicable requirements of the HSR Act, (ii) United States federal and state securities or "Blue Sky" laws and (iii) where failure to obtain such Consent would not reasonably be expected to have a Material Adverse Effect on LaSalle Holdings.

         Section 4.9  Compliance  with  Applicable  Law.    Each of LaSalle
Holdings and its  Subsidiaries is in compliance with all licenses,  permits and other authorizations, domestic or foreign, necessary to conduct its respective business, except where failure to have or comply with such licenses, permits and authorizations would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on LaSalle Holdings. Neither LaSalle Holdings nor any of its Subsidiaries is in default or violation (and no event has occurred which with notice or the lapse of time or both would constitute a default or violation) of any judgment, decree, order, law, statute, rule or regulation of any Governmental Authority, except for such defaults or violations as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on LaSalle Holdings. Subject to obtaining the Consents referred to in Section 4.8, the execution, delivery and performance of this Agreement by LaSalle Holdings and the consummation by LaSalle Holdings of the transactions contemplated hereby prior to the date or dates as of which the representations and warranties herein are made or deemed made, will not result in any default or violation of any judgment, decree, order, law, statute, rule or regulation of any Governmental Authority applicable to LaSalle Holdings or its Subsidiaries, except for such defaults or violations as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on LaSalle Holdings.

         Section 4.10  Information  Supplied.  None of the  information
supplied  or  to  be  supplied  by  LaSalle   Holdings  for   inclusion  or
incorporation by reference in the Form S-4 to be filed with the SEC by New Holdings relating to the New Holdings Shares comprising LaSalle Consideration and Trenwick Consideration will, at the time the Form S-4 is filed with the SEC, at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which such statements were made, not misleading. The letters to shareholders, notices of meetings, proxy statements and forms of proxies to be distributed to shareholders of LaSalle Holdings and stockholders of Trenwick, respectively, in connection with the Plans and the transactions contemplated hereby, except information supplied by Trenwick in writing for inclusion in the Joint Proxy Statement, will not, as of the date the Joint Proxy Statement is first mailed to such shareholders and on the date of the meetings of LaSalle Holdings' shareholders or Trenwick's stockholders, as the case may be, and the date of any postponement or adjournment thereof, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. All documents that LaSalle Holdings is responsible for filing with any Governmental Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of any applicable law.

         Section 4.11  Material  Contracts.  Except  as set forth in  Section
4.11 of the LaSalle Disclosure Letter:

         (a) All of the contracts of LaSalle Holdings and its Subsidiaries that are required to be described in the LaSalle SEC Reports or to be filed as exhibits thereto are described in the LaSalle SEC Reports or filed as exhibits thereto and are in full force and effect.

         (b) Neither LaSalle Holdings nor any of its Subsidiaries is, as of the date hereof, party to any agreement containing any provision or covenant limiting in any material respect the ability of LaSalle Holdings or any of its Subsidiaries (or New Holdings or any of its Subsidiaries subsequent to the Effective Time) to (i) sell any products or services of or to any other Person,
(ii) engage in any line of business in any geographical area or (iii) compete with or to obtain products or services from any Person or limiting the ability of any Person to provide products or services to LaSalle Holdings or any of its Subsidiaries.

         (c) Neither LaSalle Holdings nor any of its Subsidiaries is a party to or bound by any contract, agreement or arrangement which would cause the rights or obligations of any party thereto to change in the event of the Plans, except for any such contract, agreement or arrangement which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on LaSalle Holdings.

         Section 4.12 Taxes. Except as provided in Section 4.12 of the LaSalle Disclosure Letter:

         (a) To LaSalle Holdings' knowledge, neither LaSalle Holdings nor any of its Subsidiaries has, nor has it had, any income which is, or has been, subject to the United States federal income tax as income which is effectively connected with the conduct of a trade or business within the United States, within the meaning of Section 882(a)(1) of the Code. LaSalle Holdings and its Subsidiaries have filed or caused to be filed with the appropriate United States federal, state, local, foreign and other Governmental Authorities, all Tax returns, information returns and reports required to be filed on or prior to the date hereof (taking into account all valid extensions). All such Tax returns, information returns and reports are complete and accurate in all material respects.

         (b) LaSalle Holdings and its Subsidiaries have paid in full or made adequate provision (in accordance with GAAP) for the payment of all Taxes shown to be due on the Tax returns referred to in Section 4.12(a). All material written assessments of Taxes due and payable by or on behalf of LaSalle Holdings or any of its Subsidiaries have either been paid or provided for (in accordance with GAAP) or are being contested in good faith by appropriate proceedings.

         (c) There are no material Tax claims pending against LaSalle Holdings or any of its Subsidiaries and LaSalle Holdings does not know of any threatened claim for Tax deficiencies or any basis for such claims, no material issues have been raised in any examination by any taxing authority with respect to LaSalle Holdings or any of its Subsidiaries which, by application of similar principles, reasonably could be expected to result in a proposed deficiency for any other period not so examined, and there are not now in force any waivers or agreements by LaSalle Holdings or any of its Subsidiaries for the extension of time for the assessment of any material Tax, nor has any such waiver or agreement been requested by any taxing authority. Neither LaSalle Holdings nor any of its Subsidiaries has any liability for any material United States federal, state, local, foreign or other Taxes of any corporation or entity other than LaSalle Holdings and its Subsidiaries.

         (d) There are no Liens on any of the assets of LaSalle Holdings or any of its Subsidiaries that arose in connection with any failure (or alleged failure) to pay any Taxes (other than Taxes that are not due as of the date hereof).

         (e) LaSalle Holdings and its Subsidiaries have withheld and paid all United States federal, state, local, foreign and other Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party.

         (f) To LaSalle Holdings' knowledge, Section 4.12(f) of the LaSalle Disclosure Letter discloses, with respect to the year ended September 30, 1998 and for the period commencing October 1, 1998 and ending on the date of the LaSalle Disclosure Letter, (i) each insurance or reinsurance transaction by LaSalle Holdings or any of its Subsidiaries directly with shareholders of LaSalle Holdings and (ii) each insurance or reinsurance transaction by LaSalle Holdings or any of its Subsidiaries directly or indirectly with Persons related to shareholders of LaSalle Holdings and not disclosed in clause (i) above, which would cause LaSalle Holdings or any of its Subsidiaries to have any "related person insurance income" within the meaning of Section 953(c)(2) of the Code.

         (g) To LaSalle Holdings' knowledge, LaSalle Holdings and its Subsidiaries did not have for the year ended September 30, 1998, and LaSalle Holdings does not expect LaSalle Holdings or any of its Subsidiaries to have for the period ending at the Scheme Effective Time (treating such period as if it were a taxable year), "related person insurance income" within the meaning of
Section 953(c)(2) of the Code in excess of the exceptions provided in Sections 953(c)(3)(A) and (B) of the Code.

         (h) To LaSalle Holdings' knowledge, neither LaSalle Holdings nor any of its Subsidiaries is, nor has LaSalle Holdings or any of its Subsidiaries ever been, a "controlled foreign corporation" within the meaning of Section 957(a) or 957(b) of the Code.

         (i) A  representation  with respect to Taxes  contained in this Section
4.12 shall be deemed to be accurate unless an inaccuracy contained therein would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on LaSalle Holdings.

         Section 4.13 Litigation. Except as disclosed in the LaSalle SEC Reports filed prior to the date hereof or in Section 4.13 of the LaSalle Disclosure Letter, there are no actions, suits, claims, proceedings or investigations pending against or, to the knowledge of LaSalle Holdings, threatened against or affecting, LaSalle Holdings or any of its Subsidiaries or any of their respective properties before any Governmental Authority or otherwise which (a) would be expected to have, individually or in the aggregate, a Material Adverse Effect on LaSalle Holdings, (b) in any manner challenges or seeks to prevent, enjoin, alter or delay the transactions contemplated hereby or
(c) alleges criminal action or inaction. As of the date hereof, neither LaSalle Holdings nor its Subsidiaries or any of their respective properties is subject to any order, writ, judgment, injunction, decree, determination or award having, or which would reasonably be expected to have, a Material Adverse Effect on LaSalle Holdings or which would prevent or delay the consummation of the transactions contemplated hereby. Except as disclosed in the LaSalle SEC Reports filed prior to the date hereof, there are no pending or, to the knowledge of LaSalle Holdings, threatened claims for indemnification by LaSalle Holdings or any of its Subsidiaries in favor of directors, officers, employees and agents of LaSalle Holdings or any of its Subsidiaries.

         Section 4.14    Title to Properties:     Leases. Except as set forth in
Section 4.14(a) of the LaSalle Disclosure Letter, each of LaSalle Holdings and its Subsidiaries has good and marketable title to, and is the lawful owner of, or has the right to use pursuant to a license or otherwise, all of the tangible and intangible assets, properties and rights used in its businesses and all tangible and intangible assets, properties and rights reflected on the balance sheet of LaSalle Holdings dated June 30, 1999 or acquired since June 30, 1999, free and clear of all Liens (other than Permitted Liens) and material defects. LaSalle Holdings and its Subsidiaries own no real property. Section 4.14(c) of the LaSalle Disclosure Letter sets forth all material real property and personal property leases of LaSalle Holdings and its Subsidiaries. All such leases are valid, binding and enforceable against LaSalle Holdings or its Subsidiaries (and, to the knowledge of LaSalle Holdings and its Subsidiaries, each other party thereto) in accordance with their respective terms, and there does not exist, under any lease of real property or personal property, any material defect or any event which, with notice or lapse of time or both, would constitute a material default by the LaSalle Holdings or its Subsidiaries, as the case may be, or, to the knowledge of LaSalle Holdings and its Subsidiaries, by any other party thereto.

         Section 4.15 Approval of Scheme of Arrangement. Other than the affirmative vote of the holders of at least seventy-five percent (75%) of the issued and outstanding LaSalle Holdings Shares (with each LaSalle Holding Share having one vote per share) and at least seventy-five percent (75%) of the issued and outstanding Non-Voting Shares (with each Non-Voting Share having one vote per share) to approve and adopt this Agreement and the Scheme of Arrangement, there is no other vote, consent or approval of the holders of any class of shares of LaSalle Holdings or LaSalle Re necessary to approve and adopt this Agreement, the Scheme of Arrangement and the transactions contemplated hereby.

         Section 4.16  Employees.

         (a) Section 4.16(a) of the LaSalle Disclosure Letter lists, as of the date hereof, all employment contracts and similar arrangements between LaSalle Holdings or any of its Subsidiaries and their respective executive officers and all plans and arrangements pursuant to which LaSalle Holdings or any of its Subsidiaries is obligated to make any payment or confer any material benefit upon any officer, director, employee or agent of LaSalle Holdings or any of its Subsidiaries as a result of or in connection with any of the transactions contemplated by this Agreement or any transaction or transactions resulting in a change of control of LaSalle Holdings or any of its Subsidiaries (including as a result of a termination of employment in connection with any of such events). Except as described in Section 4.16(a) of the LaSalle Disclosure Letter and except as would not reasonably be expected to have a Material Adverse Effect on LaSalle Holdings, (i) LaSalle Holdings and its Subsidiaries have complied with all laws relating to the employment of labor, including provisions thereof relating to wages, hours, equal opportunity and collective bargaining, (ii) no labor dispute with employees of LaSalle Holdings or any of its Subsidiaries exists or, to the knowledge of LaSalle Holdings, is threatened, (iii) each Employee Benefit Plan maintained by LaSalle Holdings or any of its Subsidiaries (each a "LaSalle Employee Benefit Plan") conforms to, and its administration is in conformity with, all applicable laws, no liability has been or is expected to be incurred by LaSalle Holdings or any of its Subsidiaries with respect to any LaSalle Employee Benefit Plan, except as expressly provided by such plan, (iv) no LaSalle Employee Benefit Plan is subject to ERISA, (v) LaSalle Holdings has made available to Trenwick a true and correct copy of each of the LaSalle Employee Benefit Plans and all applicable trust agreements and all contracts relating thereto or to the funding thereof, (vi) all LaSalle Employee Benefit Plans intended to satisfy applicable Tax qualification requirements, or other requirements necessary to secure favorable Tax or other legal treatment, comply in all material respects with such requirements and (vii) adequate accruals for all obligations under the LaSalle Employee Benefit Plans are reflected in the LaSalle Financial Statements. Except as described in Section 4.16(a) of the LaSalle Disclosure Letter, no agreement, contract or arrangement to which LaSalle Holdings or any of its Subsidiaries is a party would result in a payment that would not be deductible as a result of Section 280G of the Code.

         (b) Except as set forth in Section 4.16(b) of the LaSalle Disclosure Letter, neither LaSalle Holdings nor any of its Subsidiaries is a party to any collective bargaining or other labor union contract applicable to Persons employed by LaSalle Holdings or any of its Subsidiaries, no collective bargaining agreement is being negotiated by LaSalle Holdings or any of its Subsidiaries and LaSalle Holdings has no knowledge of any activities or proceedings of any labor union to organize any of their respective employees. There is no labor dispute, strike or work stoppage against LaSalle Holdings or any of its Subsidiaries pending or, to LaSalle Holdings' knowledge, threatened which may interfere with the respective business activities of LaSalle Holdings or any of its Subsidiaries, except where such dispute, strike or work stoppage would not reasonably be expected to have a Material Adverse Effect on LaSalle Holdings.

         (c) Except as disclosed in the Section 4.16(c) of the LaSalle Disclosure Letter, the consummation of the Scheme of Arrangement (or the approval thereof by the parties' respective shareholders) and the other transactions contemplated by this Agreement, will not (x) entitle any employees or directors of LaSalle or of any LaSalle Holdings Commonly Controlled Entity, directly or indirectly to severance pay; (y) accelerate the time of payment or vesting or trigger any payment of compensation or benefits under, or increase the amount payable or trigger any other material obligation pursuant to, any of the LaSalle Benefit Plans; or (z) result in any breach or violation of, or default under any of the LaSalle Benefit Plans.

         Section 4.17 Intellectual Property. LaSalle Holdings and its Subsidiaries own or possess, or have all necessary rights and licenses in, all Intellectual Property necessary to conduct their business as conducted and proposed to be conducted except to the extent that the failure of LaSalle Holdings or its Subsidiaries to own or have such rights and licenses in such Intellectual Property would not reasonably be expected to have a Material Adverse Effect on LaSalle Holdings. Neither LaSalle Holdings nor any of its Subsidiaries have received any unresolved notice of, or is aware of any fact or circumstance that would give any Person a right to assert, infringement or misappropriation of, or conflict with, asserted rights of others or invalidity or unenforceability of any Intellectual Property owned by LaSalle Holdings or any of its Subsidiaries with respect to any of the foregoing which, singly or in the aggregate, would reasonably be expected to have a Material Adverse Effect on LaSalle Holdings. To the knowledge of LaSalle Holdings, the use of such Intellectual Property to conduct the business and operations of LaSalle Holdings and its Subsidiaries as conducted or proposed to be conducted does not infringe on the rights of any person in any case where such infringement would reasonably be expected to have a Material Adverse Effect on LaSalle Holdings. To the knowledge of LaSalle Holdings, no person is challenging, infringing on or otherwise violating any right of LaSalle Holdings or any of its Subsidiaries with respect to any Intellectual Property owned by and/or licensed to LaSalle Holdings or any of its Subsidiaries. Except as set forth in Section 4.17 of the LaSalle Disclosure Letter, neither the execution of this Agreement or the LaSalle Stock Option Agreement nor the consummation of the transactions contemplated hereby or thereby will result in a loss or limitation in the rights and licenses of LaSalle Holdings to use or enjoy the benefit of any Intellectual Property employed by LaSalle Holdings or any of its Subsidiaries in connection with its business as conducted or proposed to be conducted where such loss or limitation, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on LaSalle Holdings.

Following the Effective Date, LaSalle Holdings Intellectual Property may be used by New Holdings or any of its Subsidiaries, except to the extent that failure to be so able to use LaSalle's Intellectual Property would not have a Material Adverse Effect on New Holdings or any of its Subsidiaries.

         Section 4.18 Takeover Statutes. No "fair price," "moratorium," "control share acquisition" or other similar anti-takeover statute or regulation enacted under any Bermuda law is applicable to the Plans, the Stock Option Agreements or the other transactions contemplated hereby or thereby.

         Section 4.19 Opinions of Financial Advisors. The LaSalle Board has received the separate opinions of Lazard Freres & Co. LLC and Salomon Smith Barney Inc., dated December 16, 1999, to the effect that, as of such date, the LaSalle Exchange Ratio is fair to the holders of LaSalle Holdings Shares from a financial point of view, copies of the written opinions of which will be delivered to Trenwick.

         Section 4.20   Insurance Matters.

         (a) All insurance, reinsurance and coinsurance treaties or agreements, including retrocessional agreements, to which LaSalle Holdings or any LaSalle Holdings Reinsurance Subsidiary is a party or under which LaSalle Holdings or any LaSalle Holdings Reinsurance Subsidiary has any existing rights, obligations or liabilities are in full force and effect, except for such treaties or agreements the failure to be in full force and effect of which are not reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on LaSalle Holdings.

         (b) Prior to the date hereof, LaSalle Holdings has delivered or made available to Trenwick a true and complete copy of the most recent actuarial reports prepared by actuaries, independent or otherwise, with respect to LaSalle Holdings or any LaSalle Holdings Reinsurance Subsidiary since September 30, 1998 and all attachments, addenda, supplements and modifications thereto (the
"LaSalle Actuarial Analyses"). The information and data furnished by LaSalle Holdings or any LaSalle Holdings Reinsurance Subsidiary to its independent actuaries in connection with the preparation of the LaSalle Actuarial Analyses were accurate in all material respects.

         (c) LaSalle Re does not currently issue and has not issued any primary insurance policies in the United States.

         Section 4.21    Liabilities and Reserves.

         Except for instances where the failure of the following statements to be true would not reasonably be expected to have a Material Adverse Effect on
LaSalle Holdings, (a) the reserves carried on the financial statements of each LaSalle Holdings Reinsurance Subsidiary for future insurance policy benefits, losses, claims and similar purposes were, as of the respective dates of such financial statements, in compliance with the requirements for reserves established by the insurance departments of the jurisdiction of such LaSalle Holdings Reinsurance Subsidiary or (as the case may be) by Lloyd's, were determined in accordance with generally accepted actuarial standards and principles consistently applied, and were fairly stated in accordance with sound actuarial and statutory accounting principles (it being understood that no representation or warranty is made in this Agreement to the effect that such reserves were in fact adequate to cover the actual amount of liabilities that are eventually paid after the date hereof); and (b) the admitted assets of each LaSalle Holdings Reinsurance Subsidiary as determined under applicable laws or under Lloyd's regulations are in an amount at least equal to the minimum amounts required by applicable laws or regulations.

         Section 4.22 Investment Company. Neither LaSalle Holdings nor any of its Subsidiaries conducts activities of, or is otherwise deemed under applicable law to control, an "investment adviser" as such term is defined in
Section 2(a)(20) of the Investment Company Act, whether or not registered under the Investment Advisers Act. Neither LaSalle Holdings nor any of its Subsidiaries is an "investment company" as defined under the Investment Company Act and neither LaSalle Holdings nor any of its Subsidiaries sponsors any Person that is such an investment company.

         Section 4.23     Reinsurance Contracts, Coverholders and MGAs.

         (a) Section 4.23 of the LaSalle Disclosure Letter contains a true and complete list of all MGAs and coverholders with whom each Subsidiary of LaSalle Holdings does business that have been appointed within the twelve (12) months preceding the date of this Agreement and all in force Reinsurance Contracts which generate premium income in excess of $1,000,000 to which each subsidiary of LaSalle Holdings is a party as the cedent thereunder or by or to which each subsidiary of LaSalle Holdings is bound or subject as the cedent thereunder, as each such Reinsurance Contract may have been amended, modified or supplemented. Except as would not, individually or in the aggregate, have a Material Adverse Effect on LaSalle Holdings: (i) each of the foregoing Reinsurance Contracts is valid and binding in accordance with its terms, and is in full force and effect and (ii) neither the Subsidiaries of LaSalle Holdings nor, to the knowledge of LaSalle Holdings, or other party thereto, is in default in any material respect with respect to any such Reinsurance Contract, nor to the knowledge of LaSalle Holdings does any condition exist that with notice or lapse of time or both would constitute such a material default thereunder. Except as set forth in Section 4.23 of the LaSalle Disclosure Letter, none of the contracts, treaties or arrangements involving the MGAs or coverholders which generate premium income in excess of $1,000,000 with whom each Subsidiary of LaSalle Holdings does business contain "change of control" provisions and no such Reinsurance Contract contains any provision providing that any such other party thereto may terminate, cancel or commute the same by reason of the transactions contemplated by this Agreement or any other provision which would be altered or otherwise become applicable by reason of such transactions, and no party has given notice of termination, cancellation or commutation of any such Reinsurance Contract or that it intends to terminate, cancel or commute any such Reinsurance Contract as a result of the transactions contemplated hereby.

         (b) Except as set forth in Section 4.23 of the LaSalle Disclosure Letter, LaSalle Re is entitled under applicable insurance laws, rules and regulations to take credit in its statutory financial statements in accordance with applicable Bermuda law as in effect on the date hereof, with respect to the Reinsurance Contracts listed in Section 4.23 of the LaSalle Disclosure Letter and all such amounts are properly reflected in the statutory financial statements of LaSalle Re. Each of LaSalle Holdings and LaSalle Re has no knowledge of any disputes as to reinsurance or retrocessional coverage under, or any terms of provisions of, any such Reinsurance Contract. To the knowledge of LaSalle Holdings and LaSalle Re, the financial condition of any other party to any such Reinsurance Contract is not impaired to the extent that a default thereunder could reasonably be expected to occur.

         Section 4.24 Derivatives. As of the date hereof, other than as set forth in Section 4.24 of the LaSalle Disclosure Letter, neither LaSalle Holdings nor any of its Subsidiaries is a party to any futures or option contracts, swaps, hedges or similar instruments which, individually or in the aggregate, could have a Material Adverse Effect on LaSalle Holdings.

         Section 4.25  Related Party  Transactions.  Except as set forth in
Section 4.25 of the LaSalle Disclosure Letter, since June 30, 1999, there have been no transactions, agreements, arrangements or understandings between LaSalle Holdings and its Subsidiaries, on the one hand, and LaSalle Holdings' affiliates (other than wholly-owned Subsidiaries of LaSalle Holdings) or other Persons, on the other hand, in existence as of the date hereof that are or would be required to be disclosed in the LaSalle SEC Reports in accordance with Item 404 of Regulation S-K under the Securities Act.

         Section 4.26  Finite Risk Reinsurance.  Except as set forth in
Section 4.26 of the LaSalle Disclosure Letter, none of LaSalle's Reinsurance Subsidiaries has ceded business pursuant to a reinsurance agreement that does not meet the conditions for reinsurance accounting as provided by the Statement of Financial Accounting Standards No. 113, "Accounting and Reporting for Reinsurance of Short-Duration and Long-Term Contracts."


                                    ARTICLE 5

                                    COVENANTS

         Section 5.1 Conduct of Business of Trenwick. Except as expressly contemplated by this Agreement, the Stock Option Agreements, as set forth in
Section 5.1 of the Trenwick Disclosure Letter or as consented to in writing by LaSalle Holdings, during the period from the date of this Agreement to the Effective Time, Trenwick shall, and shall cause each of its Subsidiaries to, conduct its operations and (to the extent it is able to control them) the operations of the syndicates managed by the Trenwick Managing Agencies only in, and neither Trenwick nor any of its Subsidiaries shall take any action and shall not take any action in relation to the syndicates managed by the Trenwick Managing Agencies (to the extent they are able to control them) except in, the ordinary and usual course of business and consistent with past practice, and Trenwick and its Subsidiaries will use all commercially reasonable efforts to preserve intact their business organization, to keep available the services of their officers and employees and to maintain advantageous relationships with and the goodwill of their customers, business partners and others having business relationships with Trenwick or its Subsidiaries or the syndicates managed by the Trenwick Managing Agencies, as the case may be. Without limiting the generality of the foregoing, prior to the Effective Time, neither Trenwick nor any of its Subsidiaries will, except as expressly contemplated by this Agreement, without the prior written consent of LaSalle
Holdings:


         (a) split, combine or reclassify any shares of its capital stock, declare, pay or set aside for payment any dividend or other distribution payable in cash, stock, property or otherwise in respect of its capital stock or directly or indirectly redeem, purchase or otherwise acquire any shares of any class of capital stock or other securities, other than regular quarterly dividends (other than those payable to Trenwick) in an amount payable in cash not in excess of $0.26 per share; after the date of this Agreement, LaSalle Holdings and Trenwick will coordinate with each other regarding the declaration of dividends in respect of the Trenwick Shares and the record dates and payment dates relating thereto, it being the intention of the parties that holders of Trenwick Shares will not receive two dividends, or fail to receive one dividend, for any single calendar quarter with respect to their Trenwick Shares and the New Holdings Shares any such holder receives in exchange therefor in accordance with the Plans;

         (b) authorize for issuance, issue, sell, grant, pledge, dispose of or encumber, deliver or agree or commit to issue, sell, pledge or deliver (whether through the issue or granting of any options, warrants, commitments, subscriptions, rights to purchase or otherwise) any shares of any class of capital stock of Trenwick or any Subsidiary or any securities convertible into or exercisable or exchangeable for shares of any class of capital stock of Trenwick, except as required by agreements as in effect as of the date hereof and disclosed in Section 5.1(b) of the Trenwick Disclosure Letter, or amend any of the terms of any such securities or agreements outstanding as of the date hereof;

         (c) (i) incur or assume any debt, except for borrowings, in each case, in the ordinary course of business consistent with past practices, (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person, except in the ordinary course of business, (iii) make any loans or advances to any Person other than loans or advances of out-of-pocket expenses incurred in connection with the business of Trenwick or its Subsidiaries, (iv) pledge or otherwise encumber shares of capital stock of Trenwick or its Subsidiaries or (v) mortgage or pledge any of its material assets, tangible or intangible, or create any Lien thereupon other than Permitted Liens;

         (d) except as may be required by law or as contemplated by this Agreement, including Section 5.9, enter into, adopt or amend or terminate any bonus, profit sharing, compensation, severance, termination, change of control, stock option, stock appreciation right, restricted stock, performance unit, stock equivalent, stock purchase agreement, pension, retirement, deferred compensation, employment, consulting, fringe benefit, severance or other Employee Benefit Plan; or enter into or amend any employment or severance agreement with any director, officer, employee or agent of Trenwick or any of its Subsidiaries; or increase in any manner the salary, wages, bonus, commission or other compensation or benefits of any director, officer, employee or agent of Trenwick or any of its Subsidiaries, except, (i) in connection with the promotion of any director, officer, employee or agent of Trenwick or any of its Subsidiaries or
(ii) for increases in the ordinary course of business and consistent with past practice which in the aggregate do not exceed 10%; or hire employees at the level of Vice President or above; or pay any benefit not required by any plan and arrangement as in effect as of the date hereof (including, without limitation, the granting of stock options, stock appreciation rights or performance units);

         (e) acquire (by merger, amalgamation, consolidation or acquisition of stock or assets or otherwise) any corporation, partnership, joint venture, association or other business organization or division thereof or make any material investment either by purchase of stock or securities, contributions to capital, property transfer or acquisition (including by lease) of any material amount of properties or assets of any other Person, except for the purchase of investment stock or securities in the ordinary course of business;

         (f) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, contingent or otherwise) against Trenwick or any of its Subsidiaries, its directors, officers, employees or agents, other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of claims for contractual benefits under any insurance or reinsurance contract under which Trenwick or any of its Subsidiaries or syndicates managed by any of its Subsidiaries is the insurer or reinsurer;

         (g) amend or propose to amend the certificate of incorporation, by-laws or any similar document of Trenwick or any of its Subsidiaries;

         (h) adopt a plan or resolutions providing for the complete or partial
liquidation,   dissolution,    amalgamation,    consolidation,    restructuring,
recapitalization or other reorganization of Trenwick or any of its Subsidiaries;

         (i) except as set forth in Section 5.1(i) of the Trenwick Disclosure Letter, enter into any new lines of business (other than in or related to the insurance or reinsurance business) or otherwise make material changes to the operation of its business or its loss reserve;

         (j) except as set forth in Section 5.1(j) of the Trenwick Disclosure Letter, sell (whether by amalgamation, consolidation or otherwise), lease, transfer or dispose of any material assets (including without limitation, rights of renewal) outside the ordinary course of business consistent with past practice or enter into any material commitment or transaction outside the ordinary course of business consistent with past practices;

         (k) authorize or make or commit to make any capital expenditures, except for transactions in the ordinary course of business consistent with past practice (but in no event in excess of $1,000,000 in the aggregate) or pursuant to agreements or commitments entered into by Trenwick or any of its Subsidiaries prior to the date hereof;

         (l) make any Tax elections or settle or compromise any material United States federal, state, local or other foreign income Tax liability, or waive or extend the statute of limitations in respect of any such Taxes;

         (m) except as may be required as a result of a change in law or in GAAP, change any of the accounting principles or practices used by it;

         (n) amend the Rights or the Rights Agreement in any manner adverse to LaSalle Holdings;

         (o) enter into any agreement providing for the acceleration of payment or performance or other consequence as a result of a change in control of Trenwick or any of its Subsidiaries;

         (p) resolve, commit or agree to take any of the foregoing actions or any action which would make any representation or warranty in Article 3 materially untrue or incorrect;

         (q) make any material change in its retrocessional agreements or arrangements, including without limitation converting any of its funds withheld stop loss reinsurance agreements into another type of reinsurance agreement or entering into new funds withheld stop loss reinsurance agreements or arrangements or stop loss reinsurance agreements or arrangements that attach at an attachment point less than the expected loss ratio;

         (r) make any material change in its reinsurance agreements or arrangements;

         (s) enter into any agreement or arrangement that limits or otherwise restricts Trenwick or any of its Subsidiaries or any successor thereto or that could, after the Effective Time, limit or restrict New Holdings and its Subsidiaries or any successor thereto, from engaging or competing in any line of business or in any geographic area; or

         (t) enter into any new transaction, agreement, arrangement or understanding with any other Persons that would be required to be disclosed in the Trenwick SEC Reports in accordance with Item 404 of Schedule S-K under the Securities Act.

         Section 5.2 Conduct of Business of LaSalle Holdings. Except as expressly contemplated by this Agreement, the Stock Option Agreements or as set forth in Section 5.2 of the LaSalle Disclosure Letter or as consented to in writing by Trenwick, during the period from the date of this Agreement to the Effective Time, LaSalle Holdings shall, and shall cause each of its Subsidiaries to, conduct its operations only in, and neither LaSalle Holdings nor any of its Subsidiaries shall take any action except in, the ordinary and usual course of business and consistent with past practice, and LaSalle Holdings and its Subsidiaries will use all commercially reasonable efforts to preserve intact their business organization, to keep available the services of their officers and employees and to maintain advantageous relationships with and the goodwill of their customers, business partners and others having business relationships with LaSalle Holdings or its Subsidiaries, as the case may be. Without limiting the generality of the foregoing, prior to the Effective Time, neither LaSalle Holdings nor any of its Subsidiaries will, except as expressly contemplated by this Agreement, without the prior written consent of Trenwick:

         (a) split, combine or reclassify any shares, declare, pay or set aside for payment any dividend or other distribution payable in cash, shares, property or otherwise in respect of its shares or directly or indirectly redeem, purchase or otherwise acquire any shares of any class of capital stock or other securities, other than regular quarterly dividends (other than those payable to LaSalle Holdings) in an amount payable in cash not in excess of $1.0938 per Series A Preferred Share and quarterly dividends in an amount payable in cash not in excess of $0.375 per LaSalle Holdings Share and Non-Voting Share; after the date of this Agreement, LaSalle Holdings and Trenwick will coordinate with each other regarding the declaration of dividends (other than those payable to LaSalle Holdings) in respect of the Series A Preferred Shares, LaSalle Holdings Shares and Non-Voting Shares and the record dates and payment dates relating thereto, it being the intention of the parties that holders of LaSalle Holdings Shares and NonVoting Shares will not receive two dividends for any single calendar quarter with respect to their LaSalle Holdings Shares and Non-Voting Shares and the New Holdings Shares any such holder receives in exchange therefor in accordance with the Plans;

         (b) authorize for issuance, issue, sell, grant, pledge, dispose of or encumber, deliver or agree or commit to issue, sell, pledge or deliver (whether through the issue or granting of any options, warrants, commitments, subscriptions, rights to purchase or otherwise) any shares of any class of LaSalle Holdings or any Subsidiary or any securities convertible into or exercisable or exchangeable for shares of any class of LaSalle Holdings, except as required by agreements as in effect as of the date hereof and disclosed in
Section 5.2(b) of the LaSalle Disclosure Letter, or amend any of the terms of any such securities or agreements outstanding as of the date hereof;

         (c) (i) incur or assume any debt, except for borrowings, in each case, in the ordinary course of business consistent with past practices, (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person, except in the ordinary course of business, (iii) make any loans or advances to any Person other than loans or advances of out-of-pocket expenses incurred in connection with the business of LaSalle Holdings or its Subsidiaries, (iv) pledge or otherwise encumber shares of LaSalle Holdings or its Subsidiaries or (v) mortgage or pledge any of its material assets, tangible or intangible, or create any Lien thereupon other than Permitted Liens;

         (d) except as may be required by law or as contemplated by this Agreement, including Section 5.9, enter into, adopt or amend or terminate any bonus, profit sharing, compensation, severance, termination, change of control, stock option, stock appreciation right, restricted stock, performance unit, stock equivalent, stock purchase agreement, pension, retirement, deferred compensation, employment, consulting, fringe benefit, severance or other Employee Benefit Plan; or enter into or amend any employment or severance agreement with any director, officer, employee or agent of LaSalle Holdings or any of its Subsidiaries; or increase in any manner the salary, wages, bonus, commission or other compensation or benefits of any director, officer, employee or agent of LaSalle Holdings or any of its Subsidiaries, except, (i) in connection with the promotion of any director, officer, employee or agent of LaSalle Holdings or any of its Subsidiaries or (ii) for increases in the ordinary course of business and consistent with past practice for employees below the level of Vice President, in the aggregate case not to exceed 5%; or hire employees at the level of Vice President or above; or pay any benefit not required by any plan and arrangement as in effect as of the date hereof (including, without limitation, the granting of stock options, stock appreciation rights or performance units);

         (e) acquire (by merger, amalgamation, consolidation or acquisition of stock or assets or otherwise) any corporation, partnership, joint venture, association or other business organization or division thereof or make any material investment either by purchase of stock or securities, contributions to capital, property transfer or acquisition (including by lease) of any material amount of properties or assets of any other Person, except for the purchase of investment stock or securities in the ordinary course of business;

         (f) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, contingent or otherwise) against LaSalle Holdings or any of its Subsidiaries, its directors, officers, employees or agents, other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of claims for contractual benefits under any insurance or reinsurance contract under which LaSalle Holdings or any of its Subsidiaries or any syndicates managed by any of its Subsidiaries is the insurer or reinsurer;

         (g) amend or propose to amend the memorandum of association, bye-laws or any similar document of LaSalle Holdings or any of its Subsidiaries;

         (h) propose to adopt a plan or resolutions providing for the complete or partial liquidation, dissolution, amalgamation, consolidation, restructuring, recapitalization or other reorganization of LaSalle Holdings or any of its Subsidiaries;

         (i) except as set forth in Section 5.2(i) of the LaSalle Disclosure Letter, enter into any new lines of business (whether or not part of the insurance or reinsurance business) or change any policy forms, investment policies or guidelines or otherwise make material changes to the operation of its business or its loss reserve;

         (j) except as set forth in Section 5.2(j) of the LaSalle Disclosure Letter, sell (whether by amalgamation, consolidation or otherwise), lease, transfer or dispose of any material assets (including without limitation, rights of renewal) outside the ordinary course of business consistent with past practice or enter into any material commitment or transaction outside the ordinary course of business consistent with past practices;

         (k) authorize or make or commit to make any capital expenditures, except for transactions in the ordinary course of business consistent with past practice (but in no event in excess of $350,000 in the aggregate) or pursuant to agreements or commitments entered into by LaSalle Holdings or any of its Subsidiaries prior to the date hereof;

         (l) make any Tax elections or settle or compromise any material Bermuda, United States federal, state, local or other foreign income Tax liability, or waive or extend the statute of limitations in respect of any such Taxes;

         (m) except as may be required as a result of a change in law or in GAAP, change any of the accounting principles or practices used by it;

         (n) enter into any agreement providing for the acceleration of payment or performance or other consequence as a result of a change in control of LaSalle Holdings or any of its Subsidiaries;

         (o) resolve, commit or agree to take any of the foregoing actions or any action which would make any representation or warranty in Article 4 materially untrue or incorrect;

         (p) make any material change in its retrocessional agreements or arrangements, including without limitation converting any of its funds withheld stop loss reinsurance agreements into another type of reinsurance agreement or entering into new funds withheld stop loss reinsurance agreements or arrangements or stop loss reinsurance agreements or arrangements that attach at an attachment point less than the expected loss ratio;

         (q) make any material change in its reinsurance agreements or arrangements;

         (r) enter into any agreement or arrangement that limits or otherwise restricts LaSalle Holdings or any of its Subsidiaries or any successor thereto or that could, after the Effective Time, limit or restrict New Holdings and its Subsidiaries or any successor thereto, from engaging or competing in any line of business or in any geographic area; or

         (s) enter into any new transaction, agreement, arrangement or understanding with any other Persons that would be required to be disclosed in the LaSalle SEC Reports (excluding the amendment to the CatEPut) in accordance with Item 404 of Schedule S-K under the Securities Act.

         Nothing in this Section 5.2 shall preclude LaSalle Holdings or LaSalle Re from implementing a new pension plan or amending existing pension plans, to comply with Bermuda law.

         Section 5.3    No Solicitation.

         (a)       No Solicitation by Trenwick.

                  (i) Trenwick shall not, nor shall it permit any of its Subsidiaries to, nor shall it authorize or permit any of its directors, officers or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it or any of its Subsidiaries to, and it shall use commercially reasonable efforts to ensure that such Persons do not directly or indirectly, (x) solicit, initiate or encourage (including by way of furnishing information), or take any other action designed to facilitate, any inquiries or the making of any proposal which constitutes any Trenwick Takeover Proposal (as defined below) or (y)
                  participate in any discussions or negotiations regarding any Trenwick Takeover Proposal; provided, however, that if, at any time the Board of Directors of Trenwick determines in good faith, after consultation with outside counsel, that it is necessary to do so in order to comply with its fiduciary duties to the stockholders of Trenwick under applicable law, Trenwick may, in response to a Trenwick Superior Proposal (as defined in Section 5.3(a)(ii)) which was not solicited by it or which did not otherwise result from a breach of this
                  Section 5.3(a)(i), and subject to providing prior written notice of its decision to take such action to LaSalle Holdings and compliance with Section 5.3(a)(iii), (x) furnish information with respect to Trenwick and its Subsidiaries to any Person making a Trenwick Superior Proposal pursuant to a customary confidentiality agreement (as determined by Trenwick after consultation with its outside counsel) and (y) participate in discussions or negotiations regarding such Trenwick Superior Proposal. For purposes of this Agreement, "Trenwick Takeover Proposal" means any inquiry, proposal or offer from any Person relating to any direct or indirect acquisition or purchase of a business that constitutes 15% or more of the net revenues, net income or assets of Trenwick and its Subsidiaries, taken as a whole, or 15% or more of any class of equity securities of Trenwick or any of its
                  Subsidiaries, any tender offer or exchange offer that if consummated would result in any Person beneficially owning 15% or more of any class of equity securities of Trenwick or any of its Subsidiaries, or any merger, consolidation, amalgamation, business combination, recapitalization, liquidation, dissolution or similar transaction involving Trenwick or any of its Subsidiaries, other than the transactions contemplated by this Agreement or the Stock Option Agreements.

                  (ii) Except as expressly permitted by this Section 5.3(a), neither the Board of Directors of Trenwick nor any committee thereof shall (x) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to LaSalle Holdings, the approval or recommendation by such Board of Directors or such committee of this Agreement and the transactions contemplated hereby, (y) approve or recommend, or propose publicly to approve or recommend, any Trenwick Takeover Proposal, or (z) cause Trenwick to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement (each a "Trenwick Acquisition Agreement") related to any Trenwick Takeover Proposal. Notwithstanding the foregoing, the Board of Directors of Trenwick (x) may withdraw or modify its approval and recommendation of this Agreement and the transactions contemplated hereby if the Board of Directors of Trenwick determines in good faith that it has the fiduciary duty to do so under applicable law and (y) may terminate this Agreement and concurrently with or after such termination, if it so chooses, cause Trenwick to enter into any Trenwick Acquisition Agreement with respect to any Trenwick Superior Proposal, but only at a time that is after the fifth business day following LaSalle Holdings' receipt of written notice advising LaSalle Holdings that the Board of Directors of Trenwick is prepared to accept a Trenwick Superior Proposal, specifying the material terms and conditions of such Trenwick Superior
                  Proposal and identifying the person making such Trenwick Superior Proposal. For purposes of this Agreement, a "Trenwick Superior Proposal" means any proposal made by a third party to acquire, directly or indirectly, including pursuant to a tender offer, exchange offer, merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction, for consideration consisting of cash and/or securities, more than 50% of the combined voting power of the Trenwick Shares then outstanding or all or substantially all the assets of Trenwick and otherwise on terms which the Board of Directors of Trenwick determines in its good faith judgment (after receiving the advice of a financial advisor of nationally recognized reputation) to be more favorable to Trenwick's stockholders than this Agreement and the transactions contemplated hereby and for which financing, to the extent required, is then committed or which, in the good faith judgment of the Board of Directors of Trenwick, is reasonably capable of being obtained by such third party.

                  (iii) In addition to the obligations of Trenwick set forth in subparagraphs (a) (i) and (a) (ii) of this Section 5.3, Trenwick shall immediately advise LaSalle Holdings orally and in writing of any request for information or of any Trenwick Takeover Proposal, the material terms and conditions of such request or Trenwick Takeover Proposal and the identity of the Person making such request or Trenwick Takeover Proposal. Trenwick will keep LaSalle Holdings reasonably informed of the status and details (including amendments or proposed amendments) of any such request or Trenwick Takeover Proposal.

                  (iv) Nothing contained in this Section 5.3(a) shall prohibit Trenwick from taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or from making any disclosure to Trenwick's stockholders if, in the good faith judgment of the Board of Directors of Trenwick, after consultation with outside counsel, failure so to disclose would be inconsistent with its obligations under applicable law.

         (b)      No Solicitation by LaSalle Holdings.

                  (i) LaSalle Holdings shall not, nor shall it permit any of its Subsidiaries to, nor shall it authorize or permit any of its directors, officers or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it or any of its Subsidiaries to, and it shall use commercially reasonable efforts to ensure that such Persons do not directly or indirectly, (x) solicit, initiate or encourage (including by way of furnishing information), or take any other action designed to facilitate, any inquiries or the making of any proposal which constitutes any LaSalle
                  Holdings Takeover Proposal (as defined below) or (y) participate in any discussions or negotiations regarding any LaSalle Holdings Takeover Proposal; provided, however, that if, at any time the Board of Directors of LaSalle Holdings determines in good faith, after consultation with outside counsel, that it is necessary to do so in order to comply with its fiduciary duties to shareholders of LaSalle Holdings under applicable law, LaSalle Holdings may, in response to a LaSalle Holdings Superior Proposal (as defined in Section 5.3(b)(ii)) which was not solicited by it or which did not otherwise result from a breach of this Section 5.3(b)(i), and subject to providing prior written notice of its decision to take such action to Trenwick and compliance with Section 5.3(b)(iii),
                  (x) furnish information with respect to LaSalle Holdings and its Subsidiaries to any Person making a LaSalle Holdings Superior Proposal pursuant to a customary confidentiality agreement (as determined by LaSalle Holdings after consultation with its outside counsel) and (y) participate in discussions or negotiations regarding such LaSalle Holdings Superior Proposal. For purposes of this Agreement, "LaSalle Holdings Takeover Proposal" means any inquiry, proposal or offer from any Person relating to any direct or indirect acquisition or purchase of a business that constitutes 15% or more of the net revenues, net income or assets of LaSalle Holdings and its Subsidiaries, taken as a whole, or 15% or more of any class of equity securities of LaSalle Holdings or any of its Subsidiaries, any tender offer or exchange offer that if consummated would result in any person beneficially owning 15% or more of any class of equity securities of LaSalle Holdings or any of its Subsidiaries, or any merger, consolidation, amalgamation, business combination, recapitalization, liquidation, dissolution or similar transaction involving LaSalle Holdings or any of its Subsidiaries, other than the transactions contemplated by this Agreement or the Stock Option Agreements.

                  (ii) Except as expressly permitted by this Section 5.3(b), neither the Board of Directors of LaSalle Holdings nor any committee thereof shall (x) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to Trenwick, the approval or recommendation by such Board of Directors or such committee of this Agreement and the transactions contemplated hereby, (y) approve or recommend, or propose publicly to approve or recommend, any LaSalle Holdings Takeover Proposal, or (z) cause LaSalle Holdings to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement (each a "LaSalle Holdings Acquisition Agreement") related to any LaSalle Holdings Takeover Proposal. Notwithstanding the foregoing, the Board of Directors of LaSalle Holdings (x) may withdraw or modify its approval and recommendation of this Agreement and the transactions contemplated hereby if the Board of Directors of LaSalle Holdings determines in good faith that it has the fiduciary duty to do so under applicable law and (y) may terminate this Agreement and concurrently with or after such termination, if it so chooses, cause LaSalle Holdings to enter into any LaSalle Holdings Acquisition Agreement with respect to any LaSalle Holdings Superior Proposal, but only at a time that is after the fifth business day following Trenwick's receipt of written notice advising Trenwick that the Board of Directors of LaSalle Holdings is prepared to accept a LaSalle Holdings Superior Proposal, specifying the material terms and conditions of such LaSalle Holdings Superior Proposal and identifying the person making such LaSalle Holdings Superior Proposal. For purposes of this Agreement, a "LaSalle Holdings Superior Proposal" means any proposal made by a third party to acquire, directly or indirectly, including pursuant to a tender offer, exchange offer, merger, consolidation, amalgamation, business combination, recapitalization, liquidation, dissolution or similar transaction, for consideration consisting of cash and/or securities, more than 50% of the combined voting power of LaSalle Holdings Shares then outstanding or all or substantially all the assets of LaSalle Holdings and otherwise on terms which the Board of Directors of LaSalle Holdings determines in its good faith judgment (after receiving the advice of a financial advisor of nationally recognized reputation) to be more favorable to LaSalle Holdings' stockholders than this Agreement and the transactions contemplated hereby and for which financing, to the extent required, is then committed or which, in the good faith judgment of the Board of Directors of LaSalle Holdings, is reasonably capable of being obtained by such third party.

                  (iii) In addition to the obligations of LaSalle Holdings set forth in subparagraphs (b)(i) and (b)(ii) of this Section 5.3, LaSalle Holdings shall immediately advise Trenwick orally and in writing of any request for information or of any LaSalle Holdings Takeover Proposal, the material terms and conditions of such request or LaSalle Holdings Takeover Proposal and the identity of the person making such request or LaSalle Holdings Takeover Proposal. LaSalle Holdings will keep Trenwick reasonably informed of the status and details (including amendments or proposed amendments) of any such request or LaSalle Holdings Takeover Proposal.

                  (iv) Nothing contained in this Section 5.3(b) shall prohibit LaSalle Holdings from taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or from making any disclosure to LaSalle Holdings' shareholders if, in the good faith judgment of the Board of Directors of LaSalle Holdings, after consultation with outside counsel, failure so to disclose would be inconsistent with its obligations under applicable law.

         Section 5.4 Access to Information; Confidentiality. Between the date of this Agreement and the Effective Time, each of LaSalle Holdings and Trenwick shall, and shall cause each of its respective Subsidiaries to, afford the other party and its officer, employees and authorized representatives (including, without limitation, attorneys, auditors, financial advisors and actuaries) of the other reasonable access during normal business hours during the period prior to the Effective Time to all its personnel, offices and other facilities and to its books and records and will permit such party and its authorized representatives to make such inspections of its financial and operating data and other information with respect to its business and properties as such party and its authorized representatives may from time to time reasonably request. No information or knowledge obtained in any investigation pursuant to this Section
5.4 shall affect or be deemed to modify any representation or warranty contained in the Agreement or the conditions to the obligations of the parties to consummate the Plans. The confidentiality of all such documents and information furnished in connection with the transactions contemplated by this Agreement shall be governed by the terms of the Confidentiality Letter.

         Section 5.5 Form S-4; Regulatory Matters. As soon as is reasonably practicable following the date of this Agreement, LaSalle Holdings and Trenwick shall prepare and file with the SEC, pursuant to Rule 14a-6(a) under the Exchange Act, the Joint Proxy Statement and a registration statement of New Holdings on Form S-4 with respect to the transactions contemplated by this Agreement. LaSalle Holdings and Trenwick shall cause New Holdings to file the Form S-4 promptly after the conclusion of the SEC's review of the Joint Proxy Statement. Each of LaSalle Holdings and Trenwick shall provide reasonable opportunity for the other to review and comment upon the contents of the Joint Proxy Statement and the Form S-4 and shall not include therein or omit therefrom any information or supplement to which counsel to the other shall reasonably object or specifically request (as the case may be). After the date of the mailing of the Joint Proxy Statement, each of LaSalle Holdings and Trenwick agrees promptly to notify the other of and to correct or supplement any information which either of them shall have furnished for inclusion in the Joint Proxy Statement that shall have become false or misleading in any material respect. Trenwick and LaSalle Holdings shall use all commercially reasonable efforts to have the Joint Proxy Statement cleared by the SEC under the Exchange Act and the Form S-4 declared effective under the Securities Act as promptly as practicable after such filing. New Holdings shall also take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified or to file a general consent to service of process) required to be taken under any applicable state securities and "Blue Sky" laws in connection with the issue of New Holdings Shares in accordance with the Plans and upon the exercise of New Holdings Options (as defined herein) and each of LaSalle Holdings and Trenwick shall furnish all information concerning itself and its shareholders as may reasonably be requested in connection with any such action.

         Section 5.6 Public Announcements. LaSalle Holdings and Trenwick shall not issue any press release or otherwise make any public statements with respect to the Plans, this Agreement or the transactions contemplated hereby without first consulting with each other, and providing each other the opportunity to review, comment upon and concur as to the wording, timing and media for such press release or statement, except for any press release or statement as may be required by applicable law, court process or the obligation pursuant to any listing statement with any national securities exchange, in which case notice shall be given to the other party prior to the issuance of such press release or the dissemination of such written material. The parties agree that the initial press release to be issued with respect to the transactions contemplated by this Agreement, the Plans and the Stock Option Agreements shall be in the form hereto agreed by the parties.

         Section 5.7 Supplemental Information. Prior to the Effective Time, each party will promptly disclose in writing to the other parties any matter hereafter arising which, if existing, occurring or known at the date of this Agreement would have been required to be disclosed to such other parties. Each party shall promptly advise the other parties of such party's knowledge of any Material Adverse Effect. Except where prohibited by applicable statutes and regulations, each party shall promptly provide the other (or its counsel) with copies of all filings, material notices or material communications made by such party with any Governmental Authority (including the SEC or NYSE) in connection with this Agreement or the Stock Option Agreements, or the transactions contemplated hereby or thereby. No information provided to a party pursuant to this Section 5.7 shall be deemed to cure any breach of any representation of or warranty made in this Agreement unless the party receiving such information specifically agrees thereto in writing.

         Section 5.8 Shareholders' Meetings. LaSalle Holdings and LaSalle Re shall each request the Court to convene a special meeting of its respective shareholders (and, if necessary, classes of shareholders), with the meeting of LaSalle Holdings to occur first, and Trenwick, acting through its Board of Directors, shall in accordance with the GCL call a special meeting of its stockholders (and, if necessary, classes of stockholders), and shall give notice of, convene and hold such special meetings as soon as practicable, but in no event more than 45 days, after the Form S-4 is declared effective by the SEC for the purpose of approving this Agreement and all actions contemplated hereby. In connection with such meetings, each of LaSalle Holdings, LaSalle Re and Trenwick shall mail the Joint Proxy Statement to its respective shareholders as promptly as practicable. The respective Boards of Directors of each of LaSalle Holdings, LaSalle Re and Trenwick shall submit for approval and adoption by its respective shareholders the matters to be voted upon at such meetings and shall, subject to their fiduciary duties after having consulted with and considered the advice of outside counsel, include in the Joint Proxy Statement the recommendation of its respective Board of Directors that the shareholders vote in favor of the approval and adoption of this Agreement and the Plans and each such party shall (subject to the fiduciary duties of its Board of Directors) use all commercially reasonable efforts to secure such approval and adoption. LaSalle Holdings, LaSalle Re and Trenwick shall coordinate and cooperate with respect to the timing of such meetings and shall endeavor to hold such meetings on the same day.

        Section 5.9 Trenwick Options, LaSalle Holdings Options, LaSalle Re Options and Trenwick Warrants.

         (a)      Trenwick Options.

                  (i) At the Effective Time, each outstanding Trenwick Option shall be replaced by an option (a "New Holdings Option") to acquire New Holdings Shares, the terms of which shall be no less favorable than the terms currently applicable to such Trenwick Option, under a new stock option plan to be established by New Holdings for such purposes before the Closing Date (the "New Holdings Option Plan"), all as provided in Section 5.9(a)(ii).

                  (ii) The cancellation of Trenwick Options and replacement with New Holdings Options shall comply in all respects with, and shall be performed in accordance with, the methodology prescribed by the provisions of Section 424(a) of the Code and the regulations thereunder and each New Holdings Option shall provide the option holder with termination rights that are no less favorable to such holder than were provided under the Trenwick Option for which it was replaced as of the Effective Time. The parties contemplate that, consistent with the methodology prescribed by Section 424(a) of the Code and the applicable regulations thereunder
                  (A) the number of New Holdings Shares subject to such New Holdings Option will be determined by multiplying the number of Trenwick Shares subject to Trenwick Options by the Trenwick Exchange Ratio (rounded to the next higher whole number with respect to each holder thereof) and (B) the exercise price under such New Holdings Option will be determined by dividing the exercise price per share under the Trenwick Option in effect immediately prior to the Merger Effective Time by the Trenwick Exchange Ratio and rounding the exercise price thus determined to the nearest whole cent (a half-cent shall be rounded to the next higher whole cent).

                  (iii) As promptly as practicable after the Effective Time, New Holdings shall issue to each holder of an outstanding Trenwick Option a document evidencing the New Holdings Option having the terms provided for in Sections 5.9(a)(i) and (ii) and effective as of the Effective Time.

         (b)      LaSalle Holdings Options.

                  (i) At the Effective Time, each outstanding LaSalle Holdings Option shall be replaced by a New Holdings Option, the terms of which shall be no less favorable than the terms currently applicable to such LaSalle Holdings Option, under the New Holdings Option Plan, all as provided in Section 5.9(b)(ii).

                  (ii)  The   cancellation  of  LaSalle  Holdings  Options  and
                  replacement with New Holdings Options shall comply in all respects with, and shall be performed in accordance with, the methodology prescribed by the provisions of Section 424(a) of the Code and the regulations thereunder and each New Holdings Option shall provide the option holder with termination rights that are no less favorable to such holder than were provided under the LaSalle Holdings Option for which it was replaced as of the Effective Time. The parties contemplate that, consistent with the methodology prescribed by Section 424(a) of the Code and the applicable regulations thereunder (A) the number of New Holdings Shares subject to such New Holdings Option will be determined by multiplying the number of LaSalle Holdings Shares subject to LaSalle Holdings Options by the LaSalle Exchange Ratio (rounded to the next higher whole number with respect to each holder thereof) and (B) the exercise price under such New Holdings Option will be determined by dividing the exercise price per share under the LaSalle Holdings Option in effect immediately prior to the Scheme Effective Time by the LaSalle Exchange Ratio and rounding the exercise price thus determined to the nearest whole cent (a half-cent shall be rounded to the next higher whole cent).

                  (iii) As promptly as practicable after the Effective Time, New Holdings shall issue to each holder of an outstanding LaSalle Holdings Option a document evidencing the New Holdings Option having the terms provided for in Sections 5.9(b)(i) and (ii) and effective as of the Effective Time.

         (c)      LaSalle Re Options.

                  (i) Pursuant to Section 2(H) of that certain Amended and Restated Option Agreement dated November 27, 1995 among LaSalle Holdings, LaSalle Re and each of the optionholders listed on Schedule I thereto, from and after the Scheme
                  Effective Time, each holder of an outstanding option to acquire Non-Voting Shares shall be entitled, upon payment of the exercise price thereof, to receive, at such holder's election, either (i) the number of Non-Voting Shares covered by such option or (ii) the number of New Holdings Shares that such holder would have received pursuant to Section 2.6(a) (plus, if applicable, the amount of cash payable in lieu of a fractional share that such holder would have received pursuant to Section 2.12) if such holder had exercised such option immediately prior to the Scheme Effective Time. LaSalle Re undertakes to use commercially reasonable efforts to obtain the consent of each of the holders of such options to the cancellation of such options and replacement thereof with New Holdings Options, the terms of which shall be no less favorable than the terms currently applicable to such options.

                  (ii)  Pursuant  to  Section   2(F)  of  that   certain   Stock
                  Appreciation Rights Agreement dated as of April 1, 1994 between Victor H. Blake and LaSalle Re, if Victor H. Blake exercises any of his stock appreciation rights during the period beginning at the Scheme Effective Time and ending on November 22, 2003, he shall be entitled to receive the number of New Holdings Shares that he would have received pursuant to
                  Section 2.6(a) (plus, if applicable, the amount of cash payable in lieu of a fractional share that he would have received pursuant to Section 2.12) if he had exercised such stock appreciation rights immediately prior to the Scheme Effective Time.

         (d) Registration of Options. If the New Holdings Options issued pursuant to Sections 5.9(a), (b) and (c) are not already covered by an effective registration statement, New Holdings will file a registration statement as promptly as practicable after the Effective Time, which registration statement will cover the New Holdings Shares issuable upon exercise of the New Holdings Options granted in substitution of Trenwick Options, LaSalle Holdings Options and LaSalle Re Options, and New Holdings will use all commercially reasonable efforts to cause such registration statement to become effective under the Securities Act and to maintain such registration statement in effect until the exercise or termination of all such New Holdings Options.



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

         (e) Trenwick Warrants. At the Effective Time, each then outstanding warrant of Trenwick shall be assumed by New Holdings in accordance with its terms.

         Section 5.10 Takeover Laws. The parties shall use all commercially reasonable efforts to exempt the transactions contemplated by this Agreement from, and otherwise act to eliminate or minimize the effects of any applicable takeover or change of control law.

         Section 5.11   Affiliates.

         (a) At least five days prior to the Closing Date, Trenwick shall deliver to LaSalle Holdings a letter identifying all persons who are anticipated to be, at the time of the Trenwick stockholders meeting, "affiliates" of Trenwick for purposes of Rule 145 under the Securities Act ("Rule 145"). Trenwick shall furnish such information and documents as LaSalle Holdings may reasonably request for the purpose of reviewing such letter. Trenwick shall use all commercially reasonable efforts to cause each Person who is identified as an "affiliate" in such letter to deliver to LaSalle Holdings, prior to the Closing Date, a written agreement in connection with restrictions on affiliates under Rule 145, in a form mutually agreeable to Trenwick and LaSalle Holdings.

         (b) At least five days prior to the Closing Date, LaSalle Holdings shall deliver to Trenwick a letter identifying all Persons who are anticipated to be, at the time of the LaSalle Holdings shareholders meeting, "affiliates" of LaSalle Holdings for purposes of Rule 145. LaSalle Holdings shall furnish such information and documents as Trenwick may reasonably request for the purpose of reviewing such letter. LaSalle Holdings shall use all commercially reasonable efforts to cause each Person who is identified as an "affiliate" in such letter to deliver to Trenwick, prior to the Closing Date, a written agreement in connection with restrictions on affiliates under Rule 145, in a form mutually agreeable to Trenwick and LaSalle Holdings.

         Section 5.12 Stock Exchange Listing. Trenwick, LaSalle Holdings and New Holdings shall use all commercially reasonable efforts to cause the New Holdings Shares to be issued in accordance with the Plans and the New Holdings Shares to be reserved for issue upon exercise of New Holdings Options to be approved for listing on the NYSE, subject to official notice of issuance, prior to the Closing Date.

         Section 5.13  Indemnification and Insurance.

         (a) From and after the Effective Time, New Holdings shall indemnify, defend and hold harmless each Person who is, or has been at any time prior to the date hereof or who becomes prior to the Effective Time, an officer or director of Trenwick and LaSalle Holdings (the "Indemnified Parties") against all losses, expenses, claims, damages and liabilities arising out of the transactions contemplated by this Agreement to the fullest extent permitted or required under applicable law (including, without limitation, reasonable attorneys' fees). Subject to any limitations imposed by Bermuda law and public policy, to the extent applicable, New Holdings agrees that all rights to indemnification existing in favor of current and former directors and officers of Trenwick, LaSalle Holdings or any of their respective Subsidiaries as provided in such corporation's certificate of incorporation or by-laws (or analogous documents) or existing indemnification agreements, as in effect as of the date hereof, with respect to matters occurring through the Effective Time, shall survive the Plans and shall continue in full force and effect, and New Holdings shall guarantee the obligations of Trenwick and LaSalle Holdings in respect thereof; provided, however, that this shall not limit the ability of New Holdings to effect any corporate restructuring of its Subsidiaries.



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


         (b) New Holdings shall cause to be maintained for a period of not less than six years from the Effective Time the directors' and officers' insurance and, fiduciary liability insurance indemnification policies currently maintained by Trenwick and LaSalle Holdings to the extent that such policies provide coverage for events occurring prior to the Effective Time (the "D&O Insurance") for any of the Indemnified Parties so long as the annual premium therefor would not be in excess of two hundred percent (200%) of the last annual premium paid prior to the date of this Agreement (two hundred percent (200%) of such premium, the "Maximum Premium"); provided, however, that New Holdings may, in lieu of maintaining such existing D&O Insurance as provided above, cause no less favorable coverage to be provided under any policy maintained for the benefit of the directors and officers of Trenwick, LaSalle Holdings or any of their respective Subsidiaries, so long as (i) the insurance company providing such coverage thereof has an A.M. Best Company rating of A or better and (ii) the material terms thereof are no less advantageous to the Indemnified Parties than the existing D&O Insurance. If the existing D&O Insurance expires, is terminated or cancelled or if the premium for such D&O Insurance exceeds the Maximum Premium during such six-year period, New Holdings will cause to be obtained, to the extent commercially available, replacement D&O Insurance as can be obtained for the remainder of such six-year period for a premium not in excess of the Maximum Premium on terms and conditions no less advantageous to the Indemnified Parties than the existing D&O Insurance.

         (c) The provisions of Section 5.13 are in addition to, and not in substitution for any rights that an Indemnified Party may have under the applicable certificate of incorporation, memorandum of association, or by-laws, bye-laws or agreements with Trenwick and LaSalle Holdings or any of their respective Subsidiaries or under applicable law. New Holdings agrees to pay all costs and expenses (including fees and expenses of counsel) that may be incurred by an Indemnified Party in successfully enforcing the indemnity or other obligations under this Section 5.13. The provisions of this Section 5.13 shall survive the Closing and are intended for the benefit of, and shall be enforceable by, each of the Indemnified Parties, their heirs and their representatives.

         Section 5.14 Commercially Reasonable Efforts. Upon the terms and subject to the conditions and other agreements set forth in this Agreement, each of the parties hereto will use commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner possible, the transactions contemplated by this Agreement (including with respect to Trenwick, the reduction of any taxation of Trenwick arising from the Plan of Reorganization) and shall use all commercially




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

reasonable efforts to obtain all waivers, permits, consents and approvals and to effect all registrations, filings and notices with or to third parties or Governmental Authorities which are necessary or desirable in connection with the transactions contemplated by this Agreement. If, at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers or directors of each of the parties hereto shall take such action.

         Section 5.15   Post-Closing Matters.

         (a) LaSalle  Holdings,  Trenwick and their respective  Affiliates shall
(and, following the Effective Time, New Holdings shall) take no action with respect to the stock, assets or liabilities of LaSalle Holdings or Trenwick, including, without limitation, the filing of Tax returns or reports, that would be inconsistent with the qualification of the Plans as tax-free under Section 351 of the Code; provided, however, that Trenwick, LaSalle Holdings and their respective Affiliates may file with the appropriate Governmental Authorities and execute all documents necessary to consummate the Plans and other transactions contemplated by this Agreement.

         (b) Upon request, New Holdings shall use commercially reasonable efforts to cooperate with any LaSalle Holdings shareholder or any Trenwick stockholder in the completion and administration of a gain recognition agreement under Section 367 of the Code.

         Section 5.16  Employee Benefit Plans; Existing Agreements.

         (a) For a period of at least one year after the Effective Time, New Holdings will cause (i) the employees of Trenwick and its Subsidiaries who are employed immediately after the Effective Time ("Trenwick Employees") to be provided with employee benefits under Employee Benefit Plans maintained by New Holdings ("New Holdings Plans") which are no less favorable in the aggregate than benefits provided to Trenwick Employees immediately prior to the Effective Time; and (ii) the employees of LaSalle Holdings and its Subsidiaries who are employed immediately after the Effective Time ("LaSalle Holdings Employees") to be provided with employee benefits under the New Holdings Plans which are no less favorable in the aggregate than benefits provided to LaSalle Holdings Employees immediately prior to the Effective Time, except for the termination of the LaSalle Re Holdings Limited Employee Stock Purchase Plan.

         (b) With respect to each New Holdings Plan, for purposes of determining eligibility to participate, vesting and entitlement to benefits, including for severance benefits and vacation entitlement (but not for accrual of pension benefits except to the extent that past service credit is provided in a similar manner to both Trenwick Employees and LaSalle Holdings Employees), service with Trenwick and its Subsidiaries by Trenwick Employees employed immediately after the Merger Effective Time shall be treated as service with New Holdings and service with LaSalle Holdings and its Subsidiaries by LaSalle Holdings Employees employed immediately after the Scheme Effective Time shall be treated as service with New Holdings; provided, however, that such service shall not be recognized to the extent that such recognition would result in a duplication of benefits. Such service also shall apply for purposes of satisfying any waiting periods, evidence of insurability requirements or the application of any preexisting condition limitations. Trenwick Employees and LaSalle Holdings Employees shall be given credit for amounts paid under a corresponding benefit plan during the same period for purposes of applying deductibles, copayments and out-of-pocket maximums as though such amounts had been paid in accordance with the terms and conditions of the New Holdings Plan.

         (c) Except  with  respect  to those  plans and  arrangements  listed in
Section 5.16 of the Trenwick Disclosure Letter or the LaSalle Disclosure Letter (as applicable), following the Effective Time, New Holdings shall honor in accordance with their terms (i) all employment, severance and other compensation agreements and arrangements existing on or prior to the execution of this
Agreement which are between Trenwick and any director, officer or employee thereof and which have been disclosed in Section 3.16 of the Trenwick Disclosure Letter and previously have been delivered to LaSalle Holdings and (ii) all employment, severance and other compensation agreements and arrangements existing on or prior to the execution of this Agreement which are between LaSalle Holdings and any director, officer or employee thereof and which have been disclosed in Section 4.16(a) of the LaSalle Disclosure Letter and previously have been delivered to Trenwick.

         (d) It is understood and agreed between the parties that all provisions contained in this Agreement with respect to employee benefit plans or employee compensation are included for the sole benefit of the respective parties hereto and do not and shall not create any right in any other person, including, but not limited to, any LaSalle Holdings Employee or any Trenwick Employee, any participant in any benefit or compensation plan or any beneficiary thereof.

         Section 5.17    Letters from Accountants.

         (a) LaSalle Holdings shall use all commercially reasonable efforts to cause to be delivered to Trenwick two letters from Deloitte & Touche LLP, its independent public accountants, one dated a date within two business days before the date on which the Form S-4 shall become effective and one dated a date within two business days before the Effective Date, each addressed to Trenwick, in form and substance reasonably satisfactory to Trenwick and comparable in scope and substance to comfort letters customarily delivered by independent public accountants in connection with registration statements similar to the Form S-4 and transactions such as those contemplated by this Agreement.

         (b) Trenwick shall use its best efforts to cause to be delivered to LaSalle Holdings two letters of PricewaterhouseCoopers LLP, its independent public accountants, one dated a date within two business days before the date on which the Form S-4 shall become effective and one dated a date within two business days before the Effective Date, each addressed to LaSalle Holdings, in form and substance reasonably satisfactory to LaSalle Holdings and comparable in scope and substance to comfort letters customarily delivered by independent public accountants in connection with registration statements similar to the Form S-4 and transactions such as those contemplated by this Agreement.




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

         Section 5.18 Litigation. Each of Trenwick and LaSalle Holdings shall (to the extent their interests do not diverge) cooperate in the defense of any litigation against Trenwick or LaSalle Holdings, as applicable, and its directors and officers relating to the transactions contemplated by this Agreement, the Plans and the Stock Option Agreements.

         Section 5.19 Advice of Changes. Each of Trenwick and LaSalle Holdings agrees that it shall give the other party prompt notice of (i) any representation or warranty made by it contained in this Agreement that is qualified as to materiality becoming untrue or inaccurate in any respect or any such representation or warranty that is not so qualified becoming untrue or inaccurate in any material respect or (ii) the failure by it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

         Section 5.20 Trenwick Rights Agreement. The Board of Directors of Trenwick shall take all further action (in addition to that referred to in Section 3.20) reasonably requested in writing by LaSalle Holdings in order to render the Trenwick Rights inapplicable to transactions contemplated by this Agreement, the Plans and the Stock Option Agreements to the extent provided herein and in the Trenwick Rights Plan amendment.

         Section 5.21 New Holdings Rights Agreement. The Board of Directors of New Holdings shall take all action necessary to implement a shareholders rights plan (the "New Holdings Rights Agreement"), substantially similar to the Trenwick Rights Agreement and Trenwick Rights, except as otherwise contemplated by Section 5.21 of the Trenwick Disclosure Letter or as otherwise agreed by Trenwick and LaSalle Holdings, with such other changes as are set forth on Section 5.21 of the Trenwick Disclosure Letter and such changes therein as may be agreed by Trenwick and LaSalle Holdings, effective as of the Effective Time.

         Section 5.22 Organization of Trenwick Subsidiaries. During the period from the date of this Agreement to the Effective Time, Trenwick shall organize Trenwick LLC and Trenwick Subsidiary and shall cause each such Subsidiary to enter into the transactions described in Section 2.1(b) of this Agreement by executing a joinder hereto, subject to obtaining stockholder approval pursuant to Section 264 and Section 271 of the GCL.

         Section 5.23  Assumption of Non-Voting Share Conversion  Obligation.
In the event that the Scheme of Arrangement is not approved by the holders of at least seventy-five percent (75%) of the issued and outstanding Non-Voting
Shares, then, prior to the consummation of the Scheme of Arrangement with respect to the LaSalle Holdings Shares, New Holdings shall assume by written instrument the obligation to deliver one New Holdings Share in exchange for each Non-Voting Share surrendered for exchange pursuant to that certain Conversion Agreement dated as of November 27, 1995 among LaSalle Holdings, LaSalle Re and each of the Persons listed on Schedule I thereto.

        Section 5.24 Assumption of Series B Preferred Share Conversion Obligation. Prior to the Scheme Effective Time, New Holdings shall assume by written instrument the obligation to deliver to the holders of any Series B Preferred Shares, par value $1.00 per share, of LaSalle Holdings ("Series B Preferred Shares"), upon the basis and upon the terms and conditions specified in the Certificate of Designation, Preferences and Rights of the Series B Preferred Shares with respect to the conversion of such Series B Preferred Shares, and in lieu of the LaSalle Holdings Shares immediately theretofore receivable upon such conversion, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of LaSalle Holdings Shares equal to the number of LaSalle Holdings Shares immediately theretofore so receivable had the Scheme of Arrangement not been consummated.

          Section 5.25 Tax-Free Reorganization. Trenwick, New Holdings and LaSalle Holdings shall each use its best efforts to cause the exchange described in Section 2.1(c) to be treated as a reorganization within the meaning of
Section 368(a) of the Code and to cause the Scheme of Arrangement to be treated as tax-free under Section 351 of the Code and to cause the delivery of the certificates of officers and opinions upon which the opinions of Baker & McKenzie under Section 6.1(h), Section 6.2(g) and Section 6.3(h) will rely and upon which the opinion of Mayer, Brown & Platt under Section 6.1(g) will rely.

                                    ARTICLE 6

                             CONDITIONS TO THE PLANS

         Section 6.1 Conditions to Each Party's Obligation to Effect the Plans. The respective obligations of each party to this Agreement to consummate the Plans and to effect the actions referred to in Section 2.2(c) shall be subject to the following conditions:

         (a) Stockholder Approvals. This Agreement, the Plans and the other transactions contemplated hereby shall have been approved and adopted by any requisite vote or consent of (i) the relevant classes of Trenwick's stockholders as required by the GCL, Trenwick's certificate of incorporation and by-laws and (if applicable), the NYSE and (ii) the relevant classes of LaSalle Holdings' shareholders as required by the Companies Act and (if applicable) the NYSE and LaSalle Holdings' bye-laws, and orders of the Court sanctioning the Scheme of Arrangement shall have been obtained.

         (b)   Third Party Consents.

                  (i) Both of Trenwick and LaSalle Holdings shall have received all consents and approvals required by any lender or equity provider as further set forth in Section 6.1(b) of the Trenwick Disclosure Letter and the LaSalle Disclosure Letter, respectively.




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

                  (ii) Those regulatory and other approvals required to consummate the Plans and the other transactions contemplated hereby, including but not limited to any applicable Lloyd's approval and those approvals specified in Section 3.8 of the Trenwick Disclosure Letter and Section 4.8 of the LaSalle Disclosure Letter, shall have been obtained (without any terms or conditions to such approvals which would impose material and adverse limitations on the ability of New Holdings and its Subsidiaries to conduct their business after the Effective Time, which would require changes to the terms of the Plans which would be material and adverse to New Holdings, LaSalle Holdings or Trenwick or which would change the consideration payable to shareholders in accordance with the Plans) and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired.

         (c) No Injunctions or Restraints. No order, decree or injunction of any court or agency of competent jurisdiction shall be in effect, and no law, statute or regulation shall have been enacted or adopted, that enjoins, prohibits or makes illegal consummation of any of the transactions contemplated hereby; provided, however, that each of LaSalle Holdings and Trenwick shall have used all commercially reasonable efforts to prevent any such rule, regulation, injunction, decree or other order, and to appeal as promptly as possible any injunction, decree or other order that may be entered.

         (d) Form S-4. The Form S-4 shall have been declared effective by the SEC and shall not be subject to a stop order or threatened stop order.

         (e) HSR Act. Any waiting period (and any extension thereof) applicable to the Plan of Merger under the HSR Act shall have terminated or expired.

         (f) NYSE Listing. The New Holdings Shares to be issued to holders of Trenwick Shares, LaSalle Holdings Shares and Minority Shares upon consummation of the Plans shall have been authorized for trading on the NYSE, subject to official notice of issuance.

         (g) Mayer, Brown & Platt Opinion. New Holdings and LaSalle Holdings shall have received an opinion of Mayer, Brown & Platt, dated the Effective Date, on the basis of facts, representations and assumptions set forth in such opinion that are consistent with the facts existing on the Effective Date, substantially to the effect that (i) the Scheme of Arrangement will qualify as an exchange under Section 351(a) of the Code, (ii) no gain or loss will be recognized by United States transferors of LaSalle Holdings Shares who, actually or constructively within the meaning of Section 958 of the Code, own less than 5% of both the total voting power and the total value of the shares of New Holdings immediately after the Plans upon the receipt of solely New Holdings Shares pursuant to the Scheme of Arrangement, (iii) no gain or loss will be recognized by United States transferors of LaSalle Holdings Shares who own 5% or more of the total voting power or the total value of the New Holdings Shares immediately after the Plans upon the receipt of solely New Holdings Shares pursuant to the Scheme of Arrangement, provided that such United States transferors enter into gain recognition agreements meeting the requirements of United States Treasury Regulation ss.1.367(a)-8, (iv) no gain or loss will be recognized by United States transferors of Non-Voting Shares who, actually or constructively within the meaning of Section 958 of the Code, own less than 5% of both the total voting power and the total value of the shares of New Holdings immediately after the Plans upon the receipt of solely New Holdings Shares pursuant to the Scheme of Arrangement, and (v) no gain or loss will be recognized by United States transferors of Non-Voting Shares who own 5%, actually or constructively within the meaning of Section 958 of the Code, or more of the total voting power or the total value of the New Holdings Shares immediately after the Plans upon the receipt of solely New Holdings Shares pursuant to the Scheme of Arrangement, provided that such United States transferors enter into gain recognition agreements meeting the requirements of United States Treasury Regulation 1.367(a)-8. In rendering such opinion, counsel may require and rely upon representations contained in certificates of officers of LaSalle Holdings, LaSalle Re, Trenwick, New Holdings, foreign counsel and others.

         (h) Baker & McKenzie Opinion. New Holdings and Trenwick shall have received an opinion of Baker & McKenzie, dated the Effective Date, on the basis of facts, representations and assumptions set forth in such opinion that are consistent with the facts existing on the Effective Date substantially to the effect that (i) no gain or loss will be recognized by United States shareholders of Trenwick upon the receipt of solely New Holdings Shares pursuant to the Plan of Reorganization (except with respect to cash received in lieu of a fractional share interest in New Holdings Shares), and (ii) the Plan of Reorganization will qualify as a tax-free reorganization within the meaning of Section 368(a). In rendering such opinion, counsel may require and rely upon representations contained in certificates of officers of LaSalle Holdings, LaSalle Re, Trenwick and New Holdings.

         Section 6.2 Additional Conditions to Trenwick's Obligation to Effect the Plans. The obligation of Trenwick to consummate the Plans and to effect the actions referred to in Section 2.2(c) shall be further subject to the following conditions unless waived in accordance with Section 8.3:

         (a) Performance of Obligations of LaSalle Holdings. LaSalle Holdings shall have performed in all material respects the obligations and covenants to be performed by it at or prior to the Effective Time.

         (b) Representations and Warranties. The representations and warranties of LaSalle Holdings contained in this Agreement that are qualified as to materiality shall be true and correct and the representations and warranties of LaSalle Holdings contained in this Agreement that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made as of and on the Closing Date, except for such failure or failures to be true and correct (or true and correct in all material respects) as would not have or be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on LaSalle Holdings.

         (c) Compliance with Conditions. Trenwick shall receive customary closing documents in form and substance reasonably satisfactory to it, including a certificate of an executive officer of LaSalle Holdings certifying compliance with the conditions set forth in Sections 6.2(a) and (b).

         (d) Comfort Letters. Trenwick shall have received from Deloitte & Touche LLP the letters described in Section 5.17(a).

         (e) Consents and Approvals. Trenwick shall have received evidence, in form and substance reasonably satisfactory to it, that all consents and approvals set forth in Section 4.8 of the LaSalle Disclosure Letter have been obtained.

         (f) Fiduciary Duties. The Board of Directors of LaSalle Holdings shall not have (A) withdrawn or modified or changed in a manner adverse to Trenwick its approval or recommendation of this Agreement in order to approve and permit LaSalle Holdings to execute a definitive agreement relating to a LaSalle Holdings Superior Proposal (as defined in Section 5.3(b)(ii)), and (B) determined in good faith, after consultation with outside legal counsel to LaSalle Holdings that the failure to take such action as set forth in the preceding clause (A) is reasonably likely to result in the breach of the respective Board of Directors' fiduciary duties under applicable law.

         (g) Baker & McKenzie Opinion. New Holdings and Trenwick shall have received an opinion of Baker & McKenzie, dated the Effective Date, on the basis of facts, representations and assumptions set forth in such opinion that are consistent with the facts existing on the Effective Date substantially to the effect that Trenwick shall treat the Plan of Reorganization as a taxable disposition of assets directly held by Trenwick, but that Trenwick shall not be subject to U.S. federal income tax in excess of $60.0 million with respect to such gain. In rendering such opinion, counsel may require and rely upon representations contained in certificates of officers of LaSalle Holdings, LaSalle Re, Trenwick and New Holdings, including representations regarding the adjusted tax basis of the assets of Trenwick. In addition, in rendering such opinion, counsel may require and rely upon opinions prepared by valuation experts, including opinions regarding the fair market value of the assets of Trenwick, foreign counsel and others.

         (h) No Material Adverse Change. At any time after the date of this Agreement there shall not have occurred any Material Adverse Change relating to LaSalle Holdings; provided, that this condition shall no longer be applicable following the approval of the LaSalle Holdings' shareholders.

         Section 6.3 Additional Conditions to LaSalle Holdings' Obligation to Effect the Plans. The obligation of LaSalle Holdings to consummate the Plans and to effect the actions referred to in Section 2.2(c) shall be further subject to the following conditions unless waived in accordance with Section 8.3:

         (a) Performance  of  Obligations  of  Trenwick.   Trenwick  shall  have
performed in all material respects the obligations and covenants to be performed by it at or prior to the Effective Time.

         (b) Representations and Warranties. The representations and warranties of Trenwick contained in this Agreement that are qualified as to materiality shall be true and correct and the representations and warranties of Trenwick contained in this Agreement that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made as of and on the Closing Date, except for such failure or failures to be true and correct (or true and correct in all material respects) as would not have or be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on Trenwick.

         (c)  Compliance  with  Conditions.   LaSalle  Holdings  shall  receive
customary closing documents in form and substance reasonably satisfactory to it,
including  a  certificate  of  an  executive  officer  of  Trenwick   certifying
compliance with the conditions set forth in Sections 6.3(a) and (b).

         (d)  Comfort  Letters.   LaSalle  Holdings  shall  have  received  from
PricewaterhouseCoopers LLP the letters described in Section 5.17(b).

         (e) Consents and Approvals. LaSalle Holdings shall have received evidence, in form and substance reasonably satisfactory to it, that all consents and approvals set forth in Section 3.8 of the Trenwick Disclosure Letter have been obtained.

         (f) Rights Agreement. Trenwick shall have taken all necessary action pursuant to Section 3.20 so that, as of immediately prior to the Effective Time,
(i) none of Trenwick, New Holdings and LaSalle Holdings will have any obligations under the Rights or the Rights Agreement and (ii) the holders of the Rights will have no rights under the Rights or the Rights Agreement.

         (g) Fiduciary Duties. The Board of Directors of Trenwick shall not have (A) withdrawn or modified or changed in a manner adverse to LaSalle Holdings its approval or recommendation of this Agreement in order to approve and permit Trenwick to execute a definitive agreement relating to a Trenwick Superior Proposal (as defined in Section 5.3(a)(ii)), and (B) determined in good faith, after consultation with outside legal counsel to Trenwick that the failure to take such action as set forth in the preceding clause (A) is reasonably likely to result in the breach of the respective Board of Directors' fiduciary duties under applicable law.

         (h) Baker & McKenzie Opinion. In addition to those matters set forth in Section 6.3(h) of the Trenwick Disclosure Letter, New Holdings and Trenwick shall have received an opinion of Baker & McKenzie, dated the Effective Date, on the basis of facts, representations and assumptions set forth in such opinion that are consistent with the facts existing on the Effective Date substantially to the effect that Trenwick shall treat the Plan of Reorganization as a taxable disposition of assets directly held by Trenwick, but that Trenwick shall not be subject to U.S. federal income tax in excess of $40.0 million with respect to such gain. In rendering such opinion, counsel may require and rely upon representations contained in certificates of officers of LaSalle Holdings, LaSalle Re, Trenwick and New Holdings, including representations regarding the adjusted tax basis of the assets of Trenwick. In addition, in rendering such opinion, counsel may require and rely upon opinions prepared by valuation experts, including opinions regarding the fair market value of the assets of Trenwick, foreign counsel and others.

         (i) No Material Adverse Change. At any time after the date of this Agreement, there shall not have occurred any Material Adverse Change relating to Trenwick; provided, that this condition shall no longer be applicable following the approval of the Trenwick stockholders.


                                    ARTICLE 7

                           TERMINATION AND ABANDONMENT

         Section 7.1  Termination  by  Trenwick  or  LaSalle  Holdings.
Anything herein contained to the contrary notwithstanding, this Agreement may be terminated and the Plans contemplated hereby may be abandoned at any time prior to the earlier of the Scheme Effective Time or Merger Effective Time, whether before or after approval of the Plans by the shareholders of LaSalle Holdings and LaSalle Re or the stockholders of Trenwick, respectively:

         (a)     by the mutual written consent of LaSalle Holdings and Trenwick;

         (b) by either LaSalle Holdings or Trenwick by written notice to the other:

                  (i) if the Effective Time shall not have occurred on or before June 30, 2000; provided, however, that the right to terminate this Agreement under this Section 7.1(b)(i) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date;

                  (ii) if a Governmental Authority shall have issued a final and nonappealable order, decree or ruling or taken any other action (which order, decree, ruling or other action the parties hereto shall use their commercially reasonable efforts to lift), in each case, permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and nonappealable;

                  (iii) if the required approval of the classes of stockholders of Trenwick shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of such stockholders or at any adjournment or postponement thereof; provided, that, if the terminating party is Trenwick, Trenwick shall not be in material breach of its obligations under Section 5.8;

                  (iv) if the required approval of the shareholders of LaSalle Holdings and LaSalle Re shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of such shareholders or at any adjournment or postponement thereof; provided, that, if the terminating party is LaSalle Holdings, LaSalle Holdings shall not be in material breach of its obligations under Section 5.8; or

                  (v) if any single natural catastrophe shall have occurred which would result in Net Losses to LaSalle Holdings and its Subsidiaries or to Trenwick and its Subsidiaries of $100,000,000 or more.

         Section 7.2      Termination by Trenwick.

         (a) Trenwick may terminate this Agreement prior to the Effective Time if LaSalle Holdings (x) breaches or fails in any material respect to perform or comply with any of its covenants and agreements contained herein or (y) breaches its representations or warranties and such breach would have or would be reasonably likely to have a Material Adverse Effect on LaSalle Holdings and its Subsidiaries, in each case such that the conditions set forth in Section 6.2(a) or 6.2(b) would not be satisfied; provided, however, that if such breach is cured by the breaching party within ten (10) days following the discovery of such breach, Trenwick may not terminate this Agreement pursuant to this Section 7.2.

         (b) Trenwick may terminate this Agreement prior to the Effective Time if LaSalle Holdings has (A) withdrawn or modified or changed in a manner adverse to Trenwick its approval or recommendation of this Agreement, or (B) determined in good faith, after consultation with outside legal counsel to LaSalle Holdings that the failure to take such action as set forth in the preceding clause (A) is reasonably likely to result in the breach of the respective Board of Directors' fiduciary duties under applicable law.

         (c) Prior to the Effective Time, Trenwick may terminate this Agreement as provided in Section 5.3(a)(ii); provided, that Trenwick shall have given LaSalle Holdings forty-eight (48) hours advance notice of any termination pursuant to this Section 7.2(b) and that Trenwick shall have paid LaSalle Holdings the Trenwick Termination Fee required to be paid by Trenwick pursuant to Section 7.4(b) hereof. Trenwick agrees to notify LaSalle Holdings promptly if it is no longer prepared to accept the Trenwick Superior Proposal.

         Section 7.3 Termination by LaSalle Holdings.

         (a) LaSalle Holdings may terminate this Agreement prior to the Effective Time if Trenwick (x) breaches or fails in any material respect to perform or comply with any of its covenants and agreements contained herein or
(y) breaches its representations or warranties and such breach would have or would be reasonably likely to have a Material Adverse Effect on Trenwick and its Subsidiaries, in each case such that the conditions set forth in Section 6.3(a) or 6.3(b) would not be satisfied; provided, however, that if such breach is cured by the breaching party within ten (10) days following the discovery of such breach, LaSalle Holdings may not terminate this Agreement pursuant to this
Section 7.3(a).

         (b) LaSalle Holdings may terminate this Agreement prior to the Effective Time if Trenwick has (A) withdrawn or modified or changed in a manner adverse to LaSalle Holdings its approval or recommendation of this Agreement, or
(B) determined in good faith, after consultation with outside legal counsel to Trenwick that the failure to take such actions as set forth in the preceding clause (A) is reasonably likely to result in the breach of the respective Board of Directors' fiduciary duties under applicable law.

         (c) Prior to the Effective Time, LaSalle Holdings may terminate this Agreement as provided in Section 5.3(b)(ii); provided, that LaSalle Holdings shall have given Trenwick forty-eight (48) hours advance notice of any termination pursuant to this Section 7.3(b) and that LaSalle Holdings shall have paid Trenwick the LaSalle Termination Fee required to be paid by LaSalle Holdings pursuant to Section 7.4(c) hereof. LaSalle Holdings agrees to notify Trenwick promptly if it is no longer prepared to accept the LaSalle Holdings Superior Proposal.

         Section 7.4  Procedure and Effect of Termination.

         (a) In the event of the termination of this Agreement, except as set forth in Section 7.4(b) and Section 7.4(c), none of the parties hereto shall have any obligation to perform hereunder from and after the date of such termination, except that Sections 5.4 (the last sentence only) (Confidentiality), 5.6 (Public Announcements), 8.5 (Expenses and Obligations),
8.7 (Notices) and 8.8 (Governing Law) shall survive such termination and remain in full force and effect notwithstanding such termination. No termination hereof shall relieve any party from any liability resulting from any breach of any of its representations, warranties, covenants or agreements set forth in this Agreement.

         (b) If this  Agreement  is  terminated  by (i) any  party  pursuant  to
Section 7.1(b)(i) or 7.1(b)(iii), and in either case there shall have been made or commenced a Trenwick Takeover Proposal, which Trenwick Takeover Proposal shall not have been absolutely and unconditionally withdrawn and abandoned as of the date of such termination, (ii) Trenwick pursuant to Section 7.2(c) or (iii) LaSalle Holdings pursuant to Section 7.3(a) if there is a Trenwick Takeover Proposal outstanding at the time of the breach or 7.3(b), then Trenwick shall pay LaSalle Holdings a non-refundable termination fee of $12,000,000, plus expenses not to exceed $2,000,000 (the "Trenwick Termination Fee"), which amount shall be payable by wire transfer of same-day funds prior to, and as a condition of, the effectiveness of such termination.

         (c) If this  Agreement  is  terminated  by (i) any  party  pursuant  to
Section 7.1(b)(i) or 7.1(b)(iii), and in either case there shall have been made or commenced a LaSalle Holdings Takeover Proposal, which LaSalle Holdings Takeover Proposal shall not have been absolutely and unconditionally withdrawn and abandoned as of the date of such termination, (ii) LaSalle Holdings pursuant to Section 7.3(c) or (iii) Trenwick pursuant to Section 7.2(a) if there is a LaSalle Holdings Takeover Proposal outstanding at the time of the breach or 7.2(b), then LaSalle Holdings shall pay Trenwick a non-refundable termination fee of $12,000,000, plus expenses not to exceed $2,000,000 (the "LaSalle Termination Fee"), which amount shall be payable by wire transfer of same-day funds prior to, and as a condition of, the effectiveness of such termination.

                                    ARTICLE 8

                            MISCELLANEOUS PROVISIONS

        Section 8.1 Non-Survival of Representations, Warranties, Covenants and Agreements. None of the representations, warranties, covenants or agreements contained in this Agreement or in any Disclosure Letter, Exhibit or any document delivered pursuant to this Agreement shall survive the Closing, except for those covenants and agreements contained in this Agreement that by their terms apply or are to be performed in whole or in part after the Closing.

          Section 8.2 Amendment and Modification. Subject to applicable law, this Agreement may be amended, modified or supplemented only by written agreement signed on behalf of each party hereto at any time prior to the earlier of the Merger Effective Time or the Scheme Effective Time with respect to any of the terms contained herein except that (i) after the meetings of the stockholders of Trenwick as contemplated by Section 5.8, Trenwick Consideration to be paid pursuant to this Agreement to the holders of Trenwick Shares shall in no event be decreased and the form of consideration to be received by the holders of such Trenwick Shares in the Plan of Merger shall in no event be altered without the approval of such holders, (ii) after the meetings of the shareholders of LaSalle Holdings as contemplated by Section 5.8, LaSalle Consideration to be paid pursuant to this Agreement to the holders of LaSalle Holdings Shares shall in no event be decreased and the form of consideration to be received by the holders of such LaSalle Holdings Shares in the Scheme of Arrangement shall in no event be altered without the approval of such holders, and (iii) after the meetings of the stockholders of Trenwick, LaSalle Holdings or LaSalle Re as contemplated by Section 5.8, there shall be made no amendment that by law requires further approval by such stockholders without the further approval of such stockholders.

         Section 8.3     Waiver of Compliance; Consents.

         (a) Any failure of any party to this Agreement to comply with any obligation, covenant, agreement or condition herein may be waived by written instrument executed by each other party to this Agreement, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

         (b) Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this
Section 8.3.

         Section 8.4 Severability and Validity. The provisions set forth in this Agreement are severable. If any term, provision, covenant or restriction of this Agreement is held by record of competent jurisdiction or other authority to be invalid, void or unenforceable in any jurisdiction or against its regulatory or public policy, the remainder of this Agreement, and the application of such provision to other Persons or circumstances, shall not be affected thereby and shall remain valid and enforceable in such jurisdiction, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Upon a determination that any term, provision, covenant or restriction is invalid, void or unenforceable or against the regulatory or public policy of the governing jurisdiction, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated by this Agreement are fulfilled to the extent possible.

     Section 8.5 Expenses and Obligations. Each of the parties shall pay its own expenses incurred in connection with the negotiation and preparation of this Agreement, the performance of its covenants herein and the effectuation of the transactions contemplated hereby, including, without limitation, all fees and disbursements of its respective legal counsel, advisors and accountants; provided, however, that nothing in this Section 8.5 shall negate any obligation of either LaSalle Holdings or Trenwick to pay the termination fee specified in Sections 7.4(b) and (c). Each of the LaSalle Holdings and Trenwick shall bear and pay one-half of the filing fees, printing expenses and mailing costs incurred in connection with (1) the filing, printing and mailing of the Form S-4 and the Joint Proxy Statement (including SEC filing fees) and (2) the filings of any required premerger notification and report forms under the HSR Act (including filing fees) and one-half of the fees of the Settlement Auditor. In the event that the transactions contemplated by this Agreement are not consummated, each of the parties shall indemnify and hold harmless the other parties against any claim for fees or commissions of brokers, finders, agents or bankers retained or purportedly retained by the indemnitor party in connection with the transactions contemplated by this Agreement.

        Section 8.6 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement, except for Section 5.13 (which is intended to be for the benefit of the Persons referred to therein and may be enforced by such Persons).

         Section 8.7  Notices.  All  notices,   requests,   claims,   demands
and other  communications  hereunder shall be in writing and shall be given
(and shall be deemed to have been duly given upon receipt) by delivery in person, by facsimile (which is confirmed) or sent by overnight courier (providing proof of delivery) or by registered or certified mail (postage prepaid, return receipt requested), to the other party at the following address (or at such other address for a party as shall be specified by like notice):

         if to LaSalle Holdings before the Effective Date, to:

                  LaSalle Re Holdings Limited
                  25 Church Street
                  P.O. Box HM 1502
                  Hamilton HM FX, Bermuda
                  Fax: (441) 292-2656
                  Attention: Guy D. Hengesbaugh
         with a copy to:

                  Mayer, Brown & Platt
                  190 South LaSalle Street
                  Chicago, Illinois 60603
                  Fax: (312) 701-7711
                  Attention: Richard W. Shepro, Esq.

         if to Trenwick before the Effective Date, to:

                  Trenwick Group Inc.
                  One Canterbury Green
                  Stamford, Connecticut 06901
                  Fax: (203) 353-5550
                  Attention: John V. Del Col, Esq.

         with a copy to:

                  Baker & McKenzie
                  805 Third Avenue
                  New York, New York 10022
                  Fax: (212) 891-3835
                  Attention: James R. Cameron, Esq.

         if to LaSalle Holdings, Trenwick or New Holdings after the Effective
 Date:

                  Gowin Holdings International Limited
                  c/o Appleby Spurling & Kempe
                  Cedar House
                  41 Cedar Avenue
                  P.O. Box HM 1178
                  Hamilton HM EX, Bermuda
                  Fax: (441) 292-8666
                  Attention: Warren Cabral, Esq.

         with a copy to:

                  Baker & McKenzie
                  805 Third Avenue
                  New York, New York 10022
                  Fax: (212) 891-3835
                  Attention: James R. Cameron, Esq.

or to such other address as the person to whom notice is given may have previously furnished to the other in writing in the manner set forth above.

     Section 8.8 Governing Law. Except for Article 2, which shall be governed by and construed in accordance with the laws of Bermuda and Delaware, as applicable according to the context thereof (i.e., with matters relating to the Scheme of Arrangement being governed by Bermuda law and matters relating to the Plan of Merger being governed by Delaware law), this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of laws rules thereof. In addition, each of the parties hereto
(a) consents to submit itself to the personal jurisdiction of any Delaware Court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement and (b) agrees that it will not attempt to deny or defeat such personal jurisdiction or venue by motion or other request for leave from any such Delaware Court, and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than any Delaware Court.

         Section 8.9 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be an original, and all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.

         Section 8.10 Headings. The Article and Section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not affect in any way the meaning or interpretation of this Agreement. References to Articles or Sections, unless otherwise specified, are to Articles and Sections of this Agreement.

         Section 8.11  Entire  Agreement:    Assignment.  This  Agreement,
including the documents and instruments referred to herein and therein, and the Confidentiality Letters embodies the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no agreements, restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matters. This Agreement shall not be assigned by operation of law or otherwise, except with the prior written consent of each other party hereto; provided, that all transactions contemplated by Section 2.1(b) and (c) shall not be considered an assignment by operation of law or otherwise for purposes of this Section 8.11. Any assignment in violation of the preceding sentence shall be void. Subject to the preceding two sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

         Section 8.12 Interpretation. When a reference is made in this Agreement to an Article, Section, Exhibit, Letter or Schedule, such reference shall be to an Article or Section of, or an Exhibit, Letter or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The phrase "made available" in this



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


Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available. The words "hereof", "herein" and "hereunder" and the words or similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes. References to a person are also to its permitted successors and assigns.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be signed and sealed on its behalf by its duly authorized officers, all as of the day and year first above written.

                                       LASALLE RE HOLDINGS LIMITED


                                       By: /s/ Guy D. Hengesbaugh
                                           -------------------------------------
                                       Name:  Guy D. Hengesbaugh
                                       Title: President and Chief Executive
                                              Officer


                                       LASALLE RE LIMITED

                                       By: /s/ Guy D. Hengesbaugh
                                           -------------------------------------
                                       Name:  Guy D. Hengesbaugh
                                       Title: President and Chief Executive
                                              Officer


                                       GOWIN HOLDINGS INTERNATIONAL LIMITED

                                       By: /s/ John V. Del Col
                                           -------------------------------------
                                       Name:  John V. Del Col
                                       Title: Director


                                       TRENWICK GROUP INC.

                                       By: /s/ James F. Billett, Jr.
                                           -------------------------------------
                                       Name:  James F. Billett, Jr.
                                       Title: Chairman, President and Chief
                                              Executive Officer


                                       TRENWICK GROUP (DELAWARE) INC.

                                       By:  /s/ James F. Billett, Jr.
                                            ------------------------------------
                                       Name:  James F. Billett, Jr.
                                       Title: Chairman, President and Chief
                                              Executive Officer